UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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salesforce.com, inc.

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Notice of the 2018 Annual Meeting and 2018 Proxy Statement Tuesday, June 12, 2018 at 2:00 P.M. (Local Time) 350 Mission Street, San Francisco, California, 94105

salesforce.com, inc.

The Landmark @ One Market

Suite 300

San Francisco, California 94105

May     , 2018

Dear Fellow Stockholders:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of salesforce.com, inc. on Tuesday, June 12, 2018 at 2:00 p.m. local time at 350 Mission Street, San Francisco, California 94105.

At this year’s meeting, we will vote on the election of directors, an amendment to Salesforce’s Amended and Restated Certificate of Incorporation to allow stockholders to request special meetings of the stockholders, an amendment and restatement of our 2013 Equity Incentive Plan to, among other things, increase the number of shares authorized for issuance thereunder and the ratification of the selection of Ernst & Young LLP as Salesforce’s independent registered public accounting firm. We will also conduct a non-binding advisory vote to approve the compensation of Salesforce’s named executive officers. If properly presented at the meeting, we will also consider three stockholder proposals as described in the Notice of 2018 Annual Meeting of Stockholders and Proxy Statement. Finally, we will transact such other business as may properly come before the meeting, and stockholders will have an opportunity to ask questions.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote over the Internet, by telephone or by mailing a completed proxy card or voting instruction form (if you request printed copies of the proxy materials to be mailed to you). Your vote by proxy will ensure your representation at the Annual Meeting regardless of whether you attend the meeting. Details regarding admission to the Annual Meeting and the business to be conducted are described in the accompanying Notice of 2018 Annual Meeting of Stockholders and Proxy Statement.

Thank you for your ongoing support of Salesforce. We look forward to seeing you at the Annual Meeting.

Aloha,

Marc Benioff

Chairman of the Board of Directors and

Chief Executive Officer

salesforce.com, inc.

The Landmark @ One Market,

Suite 300

San Francisco, California 94105

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

To be held Tuesday, June 12, 2018

TO THE STOCKHOLDERS OF SALESFORCE.COM, INC.:

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of salesforce.com, inc., a Delaware corporation (“Salesforce”), will be held on Tuesday, June 12, 2018 at 2:00 p.m. local time at 350 Mission Street, San Francisco, California 94105 for the following purposes:

1.	To elect Marc Benioff, Keith Block, Craig Conway, Alan Hassenfeld, Neelie Kroes, Colin Powell, Sanford Robertson, John V. Roos, Bernard Tyson, Robin Washington, Maynard Webb and Susan Wojcicki to serve as directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified, subject to earlier resignation or removal;

2.	To amend our Amended and Restated Certificate of Incorporation to allow stockholders holding 15% of our outstanding common stock to request special meetings of the stockholders;

3.	To amend and restate our 2013 Equity Incentive Plan to, among other things, increase the number of shares authorized for issuance by 40 million shares;

4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2019;

5.	To approve, on an advisory basis, the fiscal 2018 compensation of our named executive officers;

6.	To consider, if properly presented at the meeting, a stockholder proposal requesting the elimination of supermajority voting requirements;

7.	To consider, if properly presented at the meeting, a stockholder proposal requesting the adoption of a policy to consider employee pay ranges when setting CEO compensation; and

8.	To consider, if properly presented at the meeting, a stockholder proposal requesting a report on Salesforce’s criteria for investing in, operating in and withdrawing from high-risk regions.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. We also will transact any other business that may properly come before the Annual Meeting, but are not aware of any such additional matters.

Stockholders at the close of business April 18, 2018 and their proxies are entitled to attend and vote at the Annual Meeting and any and all adjournments, continuations or postponements thereof.

All stockholders are invited to attend the Annual Meeting in person. Any stockholder attending the Annual Meeting may vote even if such stockholder returned a proxy. You will need to bring your Notice of Internet Availability of Proxy Materials, or other proof of ownership of Salesforce common stock as of the record date, as well as photo identification, to enter the Annual Meeting.

U.S. Securities and Exchange Commission rules allow companies to furnish proxy materials to their stockholders over the Internet. This expedites stockholders’ receipt of proxy materials, lowers the annual meeting costs and conserves natural resources. Thus, we are mailing stockholders a Notice of Internet Availability of Proxy Materials, rather than a paper copy of the Proxy Statement and our 2018 Annual Report. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials online, vote and (if desired) obtain a paper copy of our proxy materials.

This Notice, the Notice of Internet Availability of Proxy Materials, the Proxy Statement and the 2018 Annual Report are first being made available to stockholders on May     , 2018.

By Order of the Board of Directors,

Amy E. Weaver

President, Legal, General Counsel and Secretary

San Francisco, California

May     , 2018

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. YOU MAY VOTE ONLINE OR BY TELEPHONE OR, IF YOU REQUESTED PRINTED COPIES OF THE PROXY MATERIALS, BY USING THE PROXY CARD OR VOTING INSTRUCTION FORM PROVIDED WITH THE PRINTED PROXY MATERIALS. YOU MAY SUBSEQUENTLY CHANGE OR REVOKE YOUR VOTE AT THE ANNUAL MEETING IF YOU ATTEND THE MEETING.

PROXY STATEMENT FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

2018 Proxy Statement	i

TABLE OF CONTENTS (CONTINUED)

ii	2018 Proxy Statement

TABLE OF CONTENTS (CONTINUED)

2018 Proxy Statement	iii

ABOUT THE ANNUAL MEETING

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors of salesforce.com, inc. (the “Board”) is soliciting your vote at Salesforce’s 2018 Annual Meeting of Stockholders (the “Annual Meeting”). Unless otherwise indicated, references in this Proxy Statement to “Salesforce,” “we,” “us,” “our” and the “Company” refer to salesforce.com, inc.

When and where will the Annual Meeting take place?

The Annual Meeting will take place on Tuesday, June 12, 2018 at 2:00 p.m. local time at 350 Mission Street, San Francisco, California 94105.

Where can I access the proxy materials?

Pursuant to the rules of the Securities and Exchange Commission, or SEC, we have provided access to our proxy materials over the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) has been mailed (or, if requested, emailed) to our stockholders owning our stock as of the record date, April 18, 2018. Our proxy materials were mailed to those stockholders who have asked to receive paper copies. Instructions on how to access the proxy materials over the Internet, how to receive our proxy materials via email, or how to request a printed copy by mail may be found in the Internet Notice.

By accessing the proxy materials on the Internet or choosing to receive your future proxy materials by email, you will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Annual Meeting on the environment. If you choose to receive future proxy materials by email, and you are a Salesforce stockholder as of the record date for next year’s annual meeting, you will receive an email next year with instructions containing a link to those materials. If you choose to receive future proxy materials by mail, you will receive a paper copy of those materials, including a form of proxy or voting instruction form. Your election to receive proxy materials by mail or email will remain in effect until you notify us that you are terminating such election.

How many votes do I have?

All of our stockholders have one vote for every share of Salesforce common stock owned as of our record date of April 18, 2018.

What will I be voting on?

You will be voting on:

1.	The election of Marc Benioff, Keith Block, Craig Conway, Alan Hassenfeld, Neelie Kroes, Colin Powell, Sanford Robertson, John V. Roos, Bernard Tyson, Robin Washington, Maynard Webb and Susan Wojcicki to serve as directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified, subject to earlier resignation or removal;

2.	The amendment to our Amended and Restated Certificate of Incorporation to allow stockholders to request special meetings of the stockholders;

3.	The amendment and restatement of our 2013 Equity Incentive Plan to, among other things, increase the number of shares authorized for issuance by 40 million shares;

4.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2019;
5.	An advisory vote to approve the fiscal 2018 compensation of our named executive officers;

6.	A stockholder proposal requesting the elimination of supermajority voting requirements;

7.	A stockholder proposal requesting the adoption of a policy to consider employee pay ranges when setting CEO compensation; and

8.	A stockholder proposal requesting a report on Salesforce’s criteria for investing in, operating in and withdrawing from high-risk regions.

We will also transact any other business that may properly come before the annual meeting, which could require a vote, although we are not aware of any such business as of the date of this Proxy Statement. An agenda and rules of procedure will be distributed at the Annual Meeting.

2018 Proxy Statement	1

ABOUT THE ANNUAL MEETING (CONTINUED)

What are the Board’s voting recommendations?

The Board recommends that you vote your shares as noted below.

•	FOR each of Marc Benioff, Keith Block, Craig Conway, Alan Hassenfeld, Neelie Kroes, Colin Powell, Sanford Robertson, John V. Roos, Bernard Tyson, Robin Washington, Maynard Webb and Susan Wojcicki.

•	FOR the amendment to our Amended and Restated Certificate of Incorporation to allow stockholders to request special meetings of the stockholders.

•	FOR the amendment and restatement of our 2013 Equity Incentive Plan to, among other things, increase the number of shares authorized for issuance by 40 million shares.

•	FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2019.

•	FOR the advisory vote to approve the fiscal 2018 compensation of our named executive officers.

•	AGAINST the stockholder proposal requesting the elimination of supermajority voting requirements.

•	A simple majority requirement is already our default voting standard and applies to most matters submitted for stockholder approval.

•	The limited matters requiring supermajority approval are meant to preserve and maximize long-term stockholder value.

•	We are committed to a corporate governance structure that promotes stockholder rights and accountability.
•	We have a track record of extensive stockholder engagement, with continuing outreach to and dialogue with our investors on a broad range of issues, including corporate governance matters.

•	AGAINST the stockholder proposal requesting the adoption of a policy to consider employee pay ranges when setting CEO compensation.

•	Our Board and Compensation Committee are best positioned to determine the appropriate factors to evaluate executive compensation.

•	Our executive compensation practices are informed by stockholders.

•	Our current compensation program has earned the strong support of our stockholders.

•	Equality is a core value of Salesforce and the Company has developed robust policies to evaluate pay levels throughout the organization.

•	AGAINST the stockholder proposal requesting a report on Salesforce’s criteria for investing in, operating in and withdrawing from high-risk regions.

•	The Board believes that our success depends on our ability to manage the business ethically, transparently, and responsibly over the long term.

•	Trust and success of our stakeholders are the highest priorities for Salesforce.

•	This stockholder proposal could have a detrimental effect on our business and stockholders.

How do I vote in advance of the Annual Meeting?

If you are a stockholder of record you may cast your vote in any of the following ways.

Internet

Visit www.proxyvote.com and follow the instructions on your proxy card or notice of internet availability of proxy materials.

Phone

Call 1-800-690-6903 and follow the instructions provided in the recorded message (if you received paper copies of the proxy materials).

Mail

Return your completed and signed proxy card in the enclosed postage-prepaid envelope.

If you are a stockholder who holds shares through a brokerage firm, bank, trust or other similar organization (that is, in “street name”), please refer to the instructions from the broker or organization holding your shares.

What do I need to bring to attend and vote at the Annual Meeting?

Stockholders as of the record date, April 18, 2018, must bring the Internet Notice or other proof of ownership, as well as photo identification, for entrance to the Annual Meeting. Those stockholders whose shares are held in street name may attend and vote at the Annual Meeting by obtaining a legal proxy provided by their broker, bank or other organization and bringing that legal proxy to the Annual Meeting.

2	2018 Proxy Statement

DIRECTORS AND CORPORATE GOVERNANCE

DIRECTORS AND CORPORATE GOVERNANCE

Board and Corporate Governance Highlights

Salesforce has a Board of highly experienced directors who have led, advised and established many of the premier companies of Silicon Valley and other leading global organizations. Our Board has taken a thoughtful approach to board composition to ensure that our directors have backgrounds that collectively add significant value to the strategic decisions made by the Company and that enable them to provide oversight of management to ensure accountability to our stockholders. Our directors have extensive backgrounds as entrepreneurs, technologists, operational and financial experts, investors, advisors and government leaders. In addition, we have worked hard to strike the right balance between long-term understanding of our business and fresh external perspectives, as well as to ensure diversity within the boardroom. We discuss the qualitative elements of our Board in the “Board Members” section below, and a summary of key quantitative metrics for our current Board members is as follows:

In addition to a strong, independent Board, we are committed to a corporate governance structure that promotes long-term stockholder value creation by providing the right leadership structure and composition of the Board and providing our stockholders with both the opportunity to provide direct feedback and key substantive rights to ensure accountability. Key highlights of our Board and corporate governance profile are set forth below:

Corporate Governance Best Practices

✓    BoardComposed of 83% Independent Directors

✓     Commitment to Board Refreshment (Seven New Directors in Past Five Years)

✓     Lead Independent Director with Expansive Duties

✓     Annual Election of Directors

✓    Majority Voting for Directors

✓     Proxy Access Right

✓    Rigorous Director Selection and Evaluation Process

✓     Limit on Outside Directorships

✓    Fully Independent Committees

✓     Comprehensive Risk Oversight by Full Board and Committees

✓     In Fiscal Year 2018, We Engaged with Holders of a Majority of Our Outstanding Shares

✓     Stock Ownership Policy for Directors and Executive Officers

✓     Diverse Board in Terms of Gender, Ethnicity, Experience, Skills and Tenure

✓     Regular Executive Sessions of Independent Directors

2018 Proxy Statement	3

DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Board Members

Summary of Director Experience and Qualifications

The matrix below summarizes what our Board believes are desirable types of experience, qualifications, attributes and skills possessed by one or more of Salesforce’s directors, because of their particular relevance to the Company’s business and structure. While all of these were considered by the Board in connection with this year’s director nomination process, the following matrix does not encompass all experience, qualifications, attributes or skills of our directors.

	Significant technical or business experience in software industry.	Experience with cloud computing technology infrastructure.	Experience as CEO or senior executive at a public company or other large organization.	Experience as a director of another public company.	Leadership experience in sales and distribution.	Leadership experience in marketing and brand building.	Expertise in financial statements and accounting.	Professional experience in an industry vertical relevant to Salesforce	Experience founding or growing new businesses directly or through venture capital work.	Diversity, including diversity of gender or race.	Leadership experience in government, law or military.	Leadership experience involving international operations or relations.

Marc Benioff	✓	✓	✓	✓	✓	✓			✓			✓

Keith Block	✓		✓		✓	✓						✓

Craig Conway	✓	✓	✓	✓	✓	✓	✓	✓	✓			✓

Alan Hassenfeld			✓	✓	✓	✓			✓			✓

Neelie Kroes				✓						✓	✓	✓

Colin Powell				✓				✓	✓	✓	✓	✓

Sanford Robertson				✓	✓		✓	✓	✓

John V. Roos				✓				✓	✓		✓	✓

Bernard Tyson			✓					✓		✓

Robin Washington	✓		✓	✓			✓			✓

Maynard Webb	✓	✓	✓	✓				✓	✓			✓

Susan Wojcicki	✓	✓		✓		✓		✓		✓

4	2018 Proxy Statement

DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Biographies of Our Board Members

The names and certain information as of March 31, 2018 about our director nominees, all of whom are currently members of our Board and were elected by stockholders at the 2017 Annual Meeting (other than Bernard Tyson, who was appointed to the Board in October 2017), are set forth below. There are no family relationships among any of our directors or executive officers. Our directors serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified, subject to earlier resignation or removal. Please see Proposal 1 in this Proxy Statement for more information about the election of our directors.

Marc Benioff Chairman of the Board and Chief Executive Officer Age: 53 Director Since: 1999

Marc Benioff is chairman, CEO and co-founder of Salesforce and a pioneer of cloud computing. Under Mr. Benioff’s visionary leadership, Salesforce has become the fastest-growing top-five enterprise software company and the #1 CRM provider globally. Mr. Benioff was named Innovator of the Decade by Forbes, ranked #3 on Fortune’s 2017 “Best Businessperson of the Year” list, and recognized as one of the World’s 50 Greatest Leaders by Fortune and 20 Best-Performing CEOs by Harvard Business Review. A member of the World Economic Forum Board of Trustees, Mr. Benioff serves as the inaugural chair of WEF’s Forum Center for the Fourth Industrial Revolution in San Francisco. Mr. Benioff also serves as chair of Salesforce.org. Mr. Benioff served as a director of Cisco Systems, Inc. from 2012 to 2014. Mr. Benioff received a B.S. in Business Administration from the University of Southern California, where he is on its Board of Trustees.

Qualifications

Mr. Benioff’s vision and status as one of our founders, as well as his tenure as our Chief Executive Officer and Chairman of the Board, bring unique and invaluable experience to the Board. Further, his experience in sales, marketing and product development in the technology industry supports our conclusion that Mr. Benioff has the necessary and desired skills, experience and perspective to serve on our Board.

Keith Block Vice Chairman, President and Chief Operating Officer Age: 57 Director Since: 2013

Keith Block has served as our Vice Chairman, President and as a Director since joining Salesforce in June 2013, and has additionally served as our Chief Operating Officer since February 2016. Prior to that, Mr. Block was employed at Oracle Corporation from 1986 to June 2012 where he held a number of positions, most recently Executive Vice President, North America. Mr. Block currently serves on the World Economic Forum’s Information Technology Community as a Governor, the Board of Trustees for Carnegie-Mellon University, the President’s Advisory Council at Carnegie-Mellon University Heinz Graduate School and the Board of Trustees at the Concord Museum. Mr. Block received both a B.S. in Information Systems and an M.S. in Management & Policy Analysis from Carnegie-Mellon University.

Qualifications

Mr. Block’s extensive background in the technology sector and in global sales and business management, including his prior experience as an executive officer of another public technology company, supports our conclusion that Mr. Block has the necessary and desired skills, experience and perspective to serve on our Board.

2018 Proxy Statement	5

DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Craig Conway Age: 63 Director Since: 2005 Committees: Compensation Real Estate (Chair) Mergers & Acquisitions

Craig Conway has served as a Director since October 2005. Mr. Conway served as President and Chief Executive Officer of PeopleSoft, Inc., an enterprise application software company, from 1999 to 2004. Mr. Conway also served as President and Chief Executive Officer of One Touch Systems from 1996 to 1999 and TGV Software from 1993 to 1996. Prior to that, Mr. Conway held executive management positions at a variety of leading technology companies, including Executive Vice President at Oracle Corporation. Mr. Conway currently serves as a director of Guidewire Software, Inc. and Nutanix, Inc. During the past five years, Mr. Conway also served as a director of Advanced Micro Devices, Inc. Mr. Conway received a B.S. in computer science and mathematics from the State University of New York at Brockport.

Qualifications

Mr. Conway’s extensive and broad background in business management, including his experience as president and chief executive officer of three technology companies, as well as his service on the boards of other publicly held companies, supports our conclusion that Mr. Conway has the necessary and desired skills, experience and perspective to serve on our Board.

Alan Hassenfeld Age: 69 Director Since: 2003 Committees: Audit & Finance Nominating & Corporate Governance

Alan Hassenfeld has served as a Director since December 2003. Mr. Hassenfeld has been a Director of Hasbro, Inc., a provider of children’s and family entertainment products, since 1978. He served as its Chairman from 1989 to 2008, and also served as its Chairman and Chief Executive Officer from 1989 to 2003. Mr. Hassenfeld is a trustee of the Hasbro Charitable Trust and Hasbro Children’s Foundation. During the past five years, Mr. Hassenfeld also served as a director of Global Cornerstone Holdings Limited. He also serves as a director of Salesforce.org, a non-profit public benefit corporation. Mr. Hassenfeld received a B.A. from the University of Pennsylvania.

Qualifications

Mr. Hassenfeld has an extensive and broad background in business management, including his experience as a chief executive officer of a publicly traded company. This deep business knowledge, combined with the leadership roles he plays within many philanthropic organizations, supports our conclusion that Mr. Hassenfeld has the necessary and desired skills, experience and perspective to serve on our Board.

6	2018 Proxy Statement

DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Neelie Kroes Age: 76 Director Since: 2016 Committees: Real Estate

Neelie Kroes has served as a Director since May 2016. Ms. Kroes is the former Vice President of the European Commission, European Commissioner for Competition and European Commission for Digital Agenda. Ms. Kroes served as Commissioner for Competition from 2004 to 2010 and as Vice President and Commissioner for Digital Economy and Society from 2010 to 2014. Prior to joining the European Commission, Ms. Kroes served in the Dutch House of Representatives and as State Secretary and Cabinet Minister. She is currently a member of the Global Policy Advisory Board of Uber Technologies Inc. She is also a member of the Advisory Board of Bank of America Merrill Lynch and a member of the Finance Committee of Rijksmuseum Fonds (Amsterdam). Ms. Kroes previously served on the boards of Lucent Netherlands, AB Volvo and McDonald’s Netherlands and was chairperson of Nyenrode University. Ms. Kroes received her M.S. in Economics from Erasmus University.

Qualifications

Ms. Kroes brings valuable international and leadership expertise to our Board and possesses an extensive background in cross-border technology, competition and data security. This extensive experience, combined with her leadership positions in governmental organizations, supports our conclusion that Ms. Kroes has the necessary and desired skills, experience and perspective to serve on our Board.

General Colin Powell Age: 80 Director Since: 2014 Committees: Nominating & Corporate Governance

General Colin Powell has served as a Director since March 2014. General Powell is a retired four-star general and served for 35 years in the United States Army. He has served as U.S. National Security Advisor, Commander of the U.S. Army Forces Command, Chairman of the Joint Chiefs of Staff and was the 65th Secretary of State of the United States. General Powell is a member of the Board of Directors of the Council on Foreign Relations, the Chair of the Board of Visitors of the Colin Powell School for Civic and Global Leadership at the City College of New York and the Founder and Chairman Emeritus of the America’s Promise Alliance. Since 2005, General Powell has served as a strategic limited partner at Kleiner Perkins Caufield & Byers, a venture capital firm. General Powell received a B.S. from the City College of New York and an M.B.A. from The George Washington University.

Qualifications

General Powell has an extensive background in management and leadership, including at the highest levels of the U.S. government. This extensive experience, in addition to his leadership positions in various philanthropic organizations, supports our conclusion that General Powell has the necessary and desired skills, experience and perspective to serve on our Board.

2018 Proxy Statement	7

DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Sanford Robertson Lead Independent Director Age: 86 Director Since: 2003 Committees: Audit & Finance Nominating & Corporate Governance (Chair) Real Estate Mergers & Acquisitions

Sanford Robertson has served as a Director since October 2003. Mr. Robertson has been an active technology investor and advisor to several technology companies. He is a principal of Francisco Partners, a technology buyout fund. Prior to founding Francisco Partners in 1999, Mr. Robertson was the founder and chairman of Robertson, Stephens & Company, a technology investment bank. Mr. Robertson was also the founder of Robertson, Colman, Siebel & Weisel, later renamed Montgomery Securities, another prominent technology investment bank. Mr. Robertson currently serves as a director of Pain Therapeutics, Inc. and RPX Corporation, and in the past five years, served as a director of Dolby Laboratories, Inc. Mr. Robertson received a B.B.A. and an M.B.A. from the University of Michigan.

Qualifications

Mr. Robertson brings valuable financial expertise to our Board of Directors. His extensive experience in investment banking, private equity and capital markets transactions, as well as his service on the boards of other publicly held companies, supports our conclusion that Mr. Robertson has the necessary and desired skills, experience and perspective to serve on our Board.

John V. Roos Age: 63 Director Since: 2013 Committees: Compensation (Chair)

John V. Roos has served as a Director since September 2013. He served as the U.S. Ambassador to Japan from 2009 to 2013. Ambassador Roos currently serves as Founder and General Partner of Geodesic Capital, a mid-late stage venture capital firm. Since April 2014, Ambassador Roos has also served as Senior Advisor to Centerview Partners, an international investment banking advisory firm, and since October 2013, he has served on the global advisory board of Mitsubishi UFJ Financial Group, a Japanese banking and financial network. Since January 2016, Ambassador Roos has served as Chairman of the Toyota Research Institute Advisory Board. From 1985 to 2009, Ambassador Roos practiced corporate and securities law at Wilson Sonsini Goodrich & Rosati, P.C., where he most recently served as Chief Executive Officer. Ambassador Roos also serves on the Board of Sony Corporation and the Board of the Maureen and Mike Mansfield Foundation. Ambassador Roos received an A.B. in Political Science and a J.D. from Stanford University.

Qualifications

Ambassador Roos brings valuable international and strategic expertise to our Board of Directors, and possesses an extensive and broad background in management, leadership and law. This extensive experience supports our conclusion that Ambassador Roos has the necessary and desired skills, experience and perspective to serve on our Board.

8	2018 Proxy Statement

DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Bernard Tyson Age: 59 Director Since: 2017

Bernard J. Tyson has served as a Director since October 2017. Mr. Tyson serves as Chairman (since 2014) and Chief Executive Officer (since 2013) of Kaiser Foundation Health Plan, Inc. and Hospitals, also known as Kaiser Permanente, a leading integrated health care provider and not-for-profit health plan. In his 33 years with Kaiser Permanente, Mr. Tyson has served in roles ranging from hospital administrator to division president to President and Chief Operating Officer. Mr. Tyson also serves as Vice Chair of America’s Health Insurance Plans, Deputy Chairman of the International Federation of Health Plans and Steward of the World Economic Forum’s Global Challenge on the Future of Health. He also serves on the board of the American Heart Association and is Chair of the Bay Area Council. Mr. Tyson received a B.S. in Health Service Management and an M.B.A. in Health Service Administration from Golden Gate University.

Qualifications

Mr. Tyson brings an extensive background in management, operations and deep industry experience in the field of healthcare through his role as a Chief Executive Officer of a very large healthcare organization. Additionally, his commitment to public service and his leadership on several not-for-profit boards support our conclusion that Mr. Tyson has the necessary and desired skills, experience and perspective to serve on our Board.

Robin Washington Age: 55 Director Since: 2013 Committees: Audit & Finance

Robin Washington has served as a Director since September 2013. Ms. Washington has served as Executive Vice President and Chief Financial Officer of Gilead Sciences, Inc., a biopharmaceutical company, since February 2014. She joined Gilead as Senior Vice President and Chief Financial Officer in 2008. From 2006 to 2007, Ms. Washington served as Chief Financial Officer of Hyperion Solutions, an enterprise software company. Prior to Hyperion, Ms. Washington served in a number of executive positions with PeopleSoft, Inc., a provider of enterprise application software. Ms. Washington currently serves as a director of Honeywell International, Inc. During the past five years, Ms. Washington has served as a director of MIPS Technology, Inc. Ms. Washington is a certified public accountant and received a B.A. in Business Administration from the University of Michigan and an M.B.A. from Pepperdine University.

Qualifications

Ms. Washington brings extensive experience in management, operations and accounting in the technology sector to our Board of Directors. Her financial expertise in tax, financial reporting, accounting and controls, corporate finance, mergers and acquisitions and capital markets, along with her service on the boards of other public companies, supports our conclusion that Ms. Washington has the necessary and desired skills, experience and perspective to serve on our Board.

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DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Maynard Webb Age: 62 Director Since: 2006 Committees: Audit & Finance Compensation Merger & Acquisitions (Chair)

Maynard Webb has served as a Director since September 2006. Mr. Webb is the founder of Webb Investment Network, an early stage venture capital firm he started in 2010. From 2006 to 2011, Mr. Webb served as Chief Executive Officer of LiveOps, Inc., a provider of on-demand call center solutions. From 2002 to 2006, Mr. Webb served as Chief Operating Officer of eBay Inc., an online global marketplace. From 1999 to 2002, Mr. Webb served as President of eBay Technologies. Prior to that, Mr. Webb served as Senior Vice President and Chief Information Officer at Gateway, Inc., a computer manufacturer, and Vice President and Chief Information Officer at Bay Networks, Inc., a manufacturer of computer networking products. Mr. Webb currently serves as a director of Visa Inc. During the past five years, Mr. Webb also served as a director of Yahoo! Inc., where he previously served as Chairman of the board. Mr. Webb received a B.A.A. from Florida Atlantic University.

Qualifications

Mr. Webb brings extensive experience in management, engineering and technical operations to our Board of Directors. Additionally, his tenure in management positions at various technology companies, along with his service on the boards of other public companies, supports our conclusion that Mr. Webb has the necessary and desired skills, experience and perspective to serve on our Board.

Susan Wojcicki Age: 49 Director Since: 2014 Committees: Mergers & Acquisitions

Susan Wojcicki has served as a Director since December 2014. Ms. Wojcicki has served as Chief Executive Officer of YouTube, a digital video platform and subsidiary of Alphabet Inc. (previously Google Inc.), since February 2014. She joined Google as its marketing manager in 1999, and after serving in various positions in marketing, from April 2011 to January 2014, Ms. Wojcicki served as Google’s Senior Vice President of Advertising & Commerce. Prior to joining Google, she worked at Intel and served as a management consultant at both Bain & Company and R.B. Webber & Company. Ms. Wojcicki received an A.B. in History and Literature from Harvard University, an M.S. in Economics from the University of California, Santa Cruz and an M.B.A. from the University of California, Los Angeles.

Qualifications

Ms. Wojcicki brings extensive experience in management, operations and marketing in the technology sector to our Board of Directors. Additionally, her expertise in technology, brand building and product development supports our conclusion that Ms. Wojcicki has the necessary and desired skills, experience and perspective to serve on our Board.

Board Independence

The Board believes that it should consist of a substantial majority of independent directors. The Board has determined that, except for Mr. Benioff and Mr. Block, each of our current directors has no material relationship with Salesforce and is independent within the meaning of the standards established by the New York Stock Exchange, or NYSE, as currently in effect. Mr. Lawrence Tomlinson, who retired in June 2017, was also an independent director throughout the period he served on the Board. In making that determination, the Board considered all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, and applied the following standards under NYSE rules, which provide that a director will not be considered independent if he or she:

•	is currently an employee of Salesforce or has an immediate family member who is an executive officer of Salesforce;

•	has been an employee of Salesforce within the past three years or has an immediate family member who has been an executive officer of Salesforce within the past three years;
•	has, or has an immediate family member who has, received within the past three years more than $120,000 during any twelve-month period in direct compensation from Salesforce, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), and other than a family member’s compensation for service as a non-executive employee;

•	is a current partner or employee of a firm that is Salesforce’s internal or external auditor; has an immediate family member who is a current partner of such a firm; has an immediate family member who is a current employee of such firm and personally works on Salesforce’s audit; or was, or has an immediate family member who was within the last three years, a partner or employee of such a firm and personally worked on Salesforce’s audit within that time;

•	has, or has an immediate family member who has, been employed as an executive officer of another company where any of Salesforce’s present executives have served on the

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DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

other company’s compensation committee during the past three years; or

•	is currently employed as an executive officer or employee, or has an immediate family member who is currently employed as an executive officer, of another company that makes payments to, or receives payments from, Salesforce for property or services in an amount which, in any single fiscal year, exceeds the greater of (a) $1 million or (b) 2% of such other company’s consolidated gross revenues.

Board Leadership Structure

Currently, the Company’s Chief Executive Officer, Marc Benioff, also serves as Chairman of the Board. The Board believes that its current leadership structure, coupled with a strong emphasis on Board independence, provides effective independent oversight of management while allowing both the Board and management to benefit from Mr. Benioff’s leadership and years of experience in the Company’s business and the technology industry. Serving as both Chairman of the Board and Chief Executive Officer since 2001, Mr. Benioff has been the director most capable of effectively identifying strategic priorities, coordinating the board agenda to focus on discussions critical to the success of the Company and executing the Company’s strategy and business plans. Mr. Benioff possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its business. We believe this extensive Company-specific experience and expertise of our CEO, together with the outside experience, oversight and expertise of our independent directors, allows for differing perspectives and roles regarding strategy development that benefit our stockholders. Further, the Board believes that Mr. Benioff’s combined role enables decisive leadership, ensures clear accountability and enhances the Company’s ability to communicate its message and strategy clearly and consistently to its stockholders, employees and customers. Given our strong business, operational and financial performance, the Board believes that stockholders are best served by continuing this leadership structure.

Importantly, the Board also has a strong and empowered Lead Independent Director who provides an effective independent voice in our leadership structure. The Lead Independent Director presides over the meetings of the independent directors, serves as a liaison between the independent directors and the Chairman of the Board and Chief Executive Officer, and has the authority generally held by a lead independent director and as the independent directors may determine from time to time. Sanford Robertson has served as the Lead Independent Director since June 2007 and his current two-year term will expire in June 2019. The Board continues to review the leadership of the Board on a regular basis.

Board Meetings and Director Communications

During the fiscal year ended January 31, 2018, or fiscal 2018, the Board held six meetings. During fiscal 2018, all directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by any of the committees of the Board on which such director served during the period the director was on the Board or committee, with the exception of Mr. Tyson. Mr. Tyson joined the Board in September 2017 and was unable to attend a previously scheduled meeting that was held shortly after his appointment to the Board, and thus attended one of the two board meetings held during the remainder of fiscal 2018.

Directors are also expected to attend our annual meeting of stockholders absent an unavoidable and irreconcilable conflict. In fiscal 2018, all directors attended the annual meeting of stockholders.

The non-management members of the Board also meet in executive sessions without management present. At these sessions, the Lead Independent Director acts as Presiding Director. In the absence of the Lead Independent Director at any such executive session, the chair of the Audit and Finance Committee serves as Presiding Director.

Stockholders and other interested parties may communicate with the Lead Independent Director, or with any and all other members of the Board, by mail addressed to the intended recipient in care of our Corporate Secretary at salesforce.com, inc., The Landmark @ One Market, Suite 300, San Francisco, California 94105 (our “principal executive offices”) or by email to corporatesecretary@salesforce.com. The Corporate Secretary will periodically forward such communications or a summary thereof to the Board or the applicable director or directors.

Corporate Governance and Board Committees

The Company and the Board regularly review and evaluate the Company’s corporate governance practices. The Board has adopted corporate governance principles that address the composition of, and policies applicable to, the Board, as well as a Code of Conduct applicable to all directors, officers and employees of the Company, including our Chief Executive Officer and Chief Financial Officer.

The Company’s corporate governance principles, set forth as Corporate Governance Guidelines, and its Code of Conduct are available in the Corporate Governance section of the Company’s website at www.salesforce.com/company/investor/governance/ or in print by contacting Investor Relations at our principal executive offices. Any substantive amendments to or waivers of the Code of Conduct relating to the executive officers or directors

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DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

of the Company will be disclosed promptly on our website. The Company’s philosophy related to executive compensation is described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

The Board has also adopted a written charter for the Audit Committee, the Compensation Committee and the Nominating

and Corporate Governance Committee. Each committee charter is available in the Corporate Governance section of the Company’s website at www.salesforce.com/company/investor/governance/ or in print by contacting Investor Relations at our principal executive offices.

Primary Committees of the Board of Directors

Director	Independent	Audit	Compensation	Nominating
Marc Benioff (Chairman & CEO)
Keith Block
Craig Conway	✓		✓
Alan Hassenfeld	✓	✓		✓
Neelie Kroes	✓
Colin Powell	✓			✓
Sanford Robertson (Lead Independent Director)	✓	✓		Chair
John V. Roos	✓		Chair
Bernard Tyson	✓
Robin Washington	✓	Chair
Maynard Webb	✓	✓	✓
Susan Wojcicki	✓
Total Meetings in Fiscal 2018		8	12	5

Audit and Finance Committee.    The Audit and Finance Committee (the “Audit Committee”) oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee: evaluates independent registered public accountants’ qualifications, independence and performance; determines the engagement of the independent registered public accounting firm (“independent auditors”); approves the retention of the independent auditors to perform any proposed permissible non-audit services; considers the rotation of partners of the independent auditors on the Salesforce engagement team; reviews our consolidated financial statements; reviews our critical accounting policies and estimates; oversees our internal audit function; reviews with management and the Company’s independent auditors and internal auditors the adequacy of internal financial controls; oversees the Company’s financial and treasury policies, strategies and capital structure; annually reviews its charter and its performance; reviews and approves the scope of the annual audit and the audit fee; oversees management’s assessment and mitigation of enterprise risks, including cybersecurity risk; and discusses with management and the independent auditors the results of the annual audit and the review of our quarterly financial statements. The Audit Committee held eight meetings in fiscal 2018. The report of the Audit Committee is included in this Proxy Statement.

The current members of the Audit Committee are Ms. Washington, who is the committee chair, and Messrs. Hassenfeld, Robertson and Webb. The Board has determined that all members of our Audit Committee are independent and financially literate under applicable rules and regulations of the

NYSE and the SEC. The Board has further determined that Ms. Washington qualifies as an “audit committee financial expert” as defined by the SEC.

Compensation Committee.    The Compensation Committee reviews and approves the compensation and benefits of our executive officers, including: reviewing and approving corporate goals and objectives relevant to compensation of the Chief Executive Officer and other executive officers; evaluating the performance of these officers in light of those goals and objectives; and setting compensation of these officers taking into account such evaluations. The Compensation Committee may delegate its authority to one or more subcommittees or to one member of the Compensation Committee. The Compensation Committee also oversees our equity and incentive-based plans and administers the issuance of stock options, restricted stock units and other awards under these plans. Although the Compensation Committee does not currently do so, it may delegate its authority to members of management to determine awards under the Company’s equity-based compensation plans for non-executive officer employees of the Company. The Compensation Committee has delegated authority to management to determine cash awards under our cash incentive plans for non-executive officers. The Compensation Committee also reviews and evaluates its performance, including compliance with its charter, and prepares any report required under SEC rules. The Compensation Committee held 12 meetings in fiscal 2018. A report of the Compensation Committee is included in this Proxy Statement.

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DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

The Compensation Committee has the authority to engage independent advisors, such as compensation consultants, to assist it in carrying out its responsibilities. The Compensation Committee periodically engages an outside consultant to advise on compensation-related matters.

The current members of the Compensation Committee are Messrs. Roos, who is the committee chair, Conway and Webb. The Board has determined that all members of the Compensation Committee are independent under the applicable rules and regulations of the NYSE and the SEC.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee (the “Governance Committee”) is responsible for: identifying individuals qualified to become members of the Board; recommending to the Board director nominees for each election of directors; developing and recommending to the Board criteria for selecting qualified director candidates; considering committee member qualifications, appointment and removal; recommending corporate governance principles applicable to the Company; and providing oversight in the evaluation of the Board and each committee. The Governance Committee also periodically reviews the Company’s environmental, social and governance, or “ESG,” initiatives. The Governance Committee held five meetings in fiscal 2018.

The current members of the Governance Committee are Messrs. Robertson, who is the committee chair, Hassenfeld and General Powell. The Board has determined that all members of the Governance Committee are independent under applicable NYSE rules.

The Governance Committee uses a variety of methods for identifying and evaluating director nominees. The Governance Committee regularly assesses the appropriate size, composition and needs of the Board and its respective committees and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Governance Committee through directors or management. If the Governance Committee believes that the Board requires additional candidates for nomination, the Governance Committee may engage, as appropriate, a third-party search firm to assist in identifying qualified candidates. The evaluation of these candidates may be based solely upon information provided to the Governance Committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the Governance Committee deems appropriate, including the use of third parties to review candidates. Bernard Tyson was recommended to the Governance Committee by the Chief Executive Officer.

The Governance Committee will evaluate and recommend candidates for membership on the Board consistent with criteria established by the committee. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. They must have an inquisitive and objective perspective and mature judgment. They must also have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. The Governance Committee also focuses on diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Governance Committee believe that it is essential that the Board members represent diverse viewpoints. Director candidates also must have sufficient time available in the judgment of the Governance Committee to perform all Board and committee responsibilities. Members of the Board are expected to prepare for, attend and participate in all Board and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Governance Committee may also consider such other factors as it may deem, from time to time, are in the best interests of the Company and its stockholders. The Governance Committee will also seek appropriate input from the Chief Executive Officer from time to time in assessing the needs of the Board for relevant background, experience, diversity and skills of its members.

Stockholders may recommend director candidates for general consideration by the Governance Committee by submitting the individual’s name, qualifications and the other information set forth in our Bylaws applicable to director nominees by stockholders to the Secretary of the Company. The Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Other Committees.    Pursuant to the Company’s Bylaws, the Board may designate other standing or ad hoc committees to serve at the pleasure of the Board from time to time. For example, the Board has delegated certain authority to both a Real Estate Committee (comprised of Craig Conway (chair), Neelie Kroes and Sanford Robertson) and a Mergers and Acquisitions Committee (comprised of Maynard Webb (chair), Craig Conway, Sanford Robertson and Susan Wojcicki). The Real Estate Committee met four times in fiscal 2018 and the Mergers and Acquisitions Committee met five times in fiscal 2018.

Board’s Role in Risk Oversight.    The Board as a whole has responsibility for risk oversight. This oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The Audit Committee primarily oversees enterprise risks, including those associated with our financial statements, financial reporting, internal controls, accounting policies and cybersecurity. The Compensation Committee considers the risks associated with our compensation policies and practices, with respect to both executive compensation and employee compensation generally. All committees receive regular reports from officers responsible for oversight of particular risks within the Company. The Board periodically receives reports by each committee chair regarding the committee’s considerations and actions.

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DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Proxy Access.    The Company’s Bylaws provide procedures that allow a stockholder or a group of up to 20 stockholders that has continuously owned for at least three years 3% or more of the Company’s common stock to nominate and include in the

Company’s proxy materials for an annual meeting of stockholders up to the greater of two directors or 20% of the total number of directors serving on the Board, provided the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.

Compensation of Directors

Under our compensation arrangement for non-employee directors, each non-employee director receives a fee of $12,500 per fiscal quarter. In addition, the chair of the Audit Committee receives an additional $10,000 per quarter, and the chair of each other Board committee receives an additional $5,000 per quarter. The Lead Independent Director also receives an additional $30,000 per year.

During fiscal 2018, each non-employee director received a quarterly grant of fully-vested shares of our common stock for service during the respective preceding quarter with a dollar value intended to approximate $125,000 based on the average recent trading price over a period of time before the grant date. All equity awards were made pursuant to our 2013 Equity Incentive Plan.

We reimburse our non-employee directors for travel, lodging and other reasonable expenses incurred in connection with attending Board and committee meetings and other Company events.

The Board periodically evaluates the compensation of our non-employee directors, including the recommendations of the Governance Committee. The Board also considers input from the Compensation Committee’s compensation consultant, who reviews director pay levels at peer companies and provides feedback on where the Company is positioned relative to its peers.

The following table sets forth information concerning the compensation earned during fiscal 2018 by our Board members. The table excludes Messrs. Benioff and Block who are Named Executive Officers of the Company and did not receive separate compensation as directors for fiscal 2018.

DIRECTOR COMPENSATION FOR FISCAL 2018

Name	Fees Earned or Paid in Cash	Stock Awards (3) (4)	Total
Craig Conway	$70,000	$543,962	$613,962
Alan Hassenfeld	$50,000	$543,962	$593,962
Neelie Kroes	$50,000	$543,962	$593,962
Colin Powell	$50,000	$543,962	$593,962
Sanford Robertson	$100,000	$543,962	$643,962
John V. Roos	$70,000	$543,962	$613,962
Lawrence Tomlinson (1)	$45,000	$274,423	$319,423
Bernard Tyson (2)	$12,500	$138,665	$151,165
Robin Washington	$70,000	$543,962	$613,962
Maynard Webb	$70,000	$543,962	$613,962
Susan Wojcicki	$50,000	$543,962	$593,962
(1)	Compensation amounts reflect partial-year service for Mr. Tomlinson, who retired in June 2017.
(2)	Mr. Tyson was appointed to the Board effective October 1, 2017.
(3)	Stock awards consist solely of grants of fully-vested shares of Salesforce common stock. The amounts reported are the aggregate grant date fair value, which is calculated by multiplying the number of shares subject to the stock grant by the closing price of one share of common stock on the date of grant. No directors held unvested stock awards as of the end of fiscal 2018.
(4)	During fiscal 2018, all directors (other than Mr. Tyson and Mr. Tomlinson) received stock awards of fully-vested shares of Salesforce common stock on February 22, 2017, May 22, 2017, August 22, 2017 and November 22, 2017, with grant date fair values of $141,013, $133,410, $130,874 and $138,665, respectively. Mr. Tyson received a stock award of fully-vested shares of Salesforce common stock on November 22, 2017, with a grant date fair value of $138,665. Mr. Tomlinson received stock awards of fully vested shares of Salesforce common stock on February 22, 2017 and May 22, 2017, with grant date fair values of $141,013 and $133,410, respectively.

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DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Director Stock Ownership Requirement

The Board’s stock ownership policy provides that each non-employee director is required to attain, by the fifth anniversary of such director’s initial election to the Board, a minimum share ownership position of the lesser of (i) 7,500 shares of common stock or (ii) such number of shares of common stock having an aggregate value of $400,000. As of April 1, 2018, all non-employee directors were in compliance with this stock ownership policy.

2018 Proxy Statement	15

SUSTAINABILITY, EQUALITY, AND PHILANTHROPY AT SALESFORCE

SUSTAINABILITY, EQUALITY, AND PHILANTHROPY AT SALESFORCE

We believe the business of business is improving the state of the world for all of our stakeholders, including our stockholders, customers, employees, community, environment and society. We are committed to creating a sustainable, low-carbon future, advancing equality, and fostering employee success. We try to integrate social good into everything we do. All of these goals align with our long-term growth strategy and financial and operational priorities.

Protecting Our Planet

We are working to play a meaningful role in creating a sustainable, low-carbon future by integrating sustainability into our business operations. This includes managing our own environmental footprint as we continue to grow. In fiscal 2018, we achieved net-zero greenhouse gas emissions and began delivering a carbon-neutral cloud for all customers. We are working toward a goal of 100 percent renewable energy for our global operations, and our data center site selection, green office initiatives, and energy sourcing practices are designed to help manage our future carbon emissions. For example, in fiscal 2016, we signed two virtual power purchase agreements in West Virginia and Texas and, in fiscal 2018, we began sourcing 100 percent renewable energy for approximately 90 percent of our urban campus in San Francisco. In addition, we are committed to leveraging our people, technology and resources to help environmental causes around the world. In February 2018, we were ranked second on Barron’s list of the “100 Most Sustainable Companies.”

Fostering Employee Success

Equality is a core value at Salesforce. We have spearheaded initiatives to advance equal pay, equal advancement, equal opportunity and equal rights for our employees and the broader community. This includes our ongoing public commitment to eliminate gender-based wage disparities in our workforce. In fiscal 2017, we initiated our Equal Pay Assessment and subsequently adjusted our pay practices to eliminate statistically significant gender-associated differences in pay, committing approximately $6 million to this end to date. We continue to review our practices as part of our ongoing work to ensure that all employees at Salesforce are treated equally in pay, opportunity and advancement.

Giving Back

From our very inception, Salesforce has been committed to giving back. We pioneered and have inspired other companies to adopt our 1-1-1 integrated philanthropy model, which leverages 1 percent of a company’s equity, employee time and product to help improve communities around the world. Together with the Salesforce Foundation, a 501(c)(3) nonprofit organization, and Salesforce.org, a nonprofit social enterprise, we have given approximately $200 million to charitable organizations, logged more than 2.6 million employee volunteer hours around the world and provided more than 34,000 nonprofit and higher education organizations with the use of our service offerings for free or at a discount. In February 2018, we were ranked first on Fortune’s “Best Workplaces for Giving Back.” We believe that a company can do well, while also doing good in the world.

You can read more about these initiatives at:

https://www.salesforce.com/company/sustainability/.

16	2018 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 1, 2018 by: (i) all those known by us to be beneficial owners of more than five percent of the outstanding shares of our common stock; (ii) each of our directors and director nominees; (iii) each Named Executive Officer; and (iv) all current directors and executive officers as a group. This table is based on information provided to us or filed with the SEC by our directors and director nominees, executive officers and principal stockholders. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

Except as set forth below, the address of each stockholder listed in the following table is salesforce.com, inc., The Landmark @ One Market, Suite 300, San Francisco, California 94105. Applicable percentage ownership for our directors and executive officers in the following table is based on 731,267,787 shares of Salesforce common stock outstanding as of March 1, 2018, plus, as applicable, each holder’s options or other equity awards vesting or exercisable within 60 days thereof.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Five Percent Stockholders
FMR LLC (1)	84,301,017	11.5%
245 Summer Street, Boston, Massachusetts 02210
The Vanguard Group (2)	48,713,324	6.7%
100 Vanguard Boulevard, Malvern, PA 19355
T. Rowe Price Associates Inc. (3)	48,296,163	6.6%
100 East Pratt Street, Baltimore, Maryland 21202
BlackRock, Inc. (4)	39,895,020	5.5%
55 East 52nd Street, New York, New York 10022
Directors and Named Executive Officers
Marc Benioff (5)	37,230,012	5.1%
Keith Block (6)	792,297	*
Craig Conway	9,828	*
Alexandre Dayon (7)	407,726	*
Parker Harris (8)	2,778,747	*
Alan Hassenfeld (9)	148,323	*
Mark Hawkins (10)	54,968	*
Neelie Kroes	7,242	*
Colin Powell	53,284	*
Sanford R. Robertson	203,773	*
John V. Roos	15,126	*
Bernard Tyson	2,468	*
Robin Washington	34,173	*
Maynard Webb (11)	35,754	*
Susan Wojcicki	46,393	*
Directors and Executive Officers as a Group (20 Persons) (12)	44,056,148	6.0%
*	Less than 1%.
(1)	Based upon a Schedule 13G/A filed with the SEC on February 13, 2018 by FMR LLC, on behalf of itself, Crosby Advisors LLC, FIAM LLC, Fidelity (Canada) Asset Management ULC, Fidelity Institutional Asset Management Trust Company, Fidelity Management & Research (Hong Kong) Limited, Fidelity Management & Research Company, FMR Co., Inc. and Strategic Advisers, Inc.

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SECURITY OWNERSHIP (CONTINUED)

(2)	Based upon a Schedule 13G/A filed with the SEC on February 7, 2018 by The Vanguard Group on behalf of itself, Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd.
(3)	Based upon a Schedule 13G filed with the SEC on February 14, 2018 by T. Rowe Price Associates, Inc.
(4)	Based upon a Schedule 13G filed with the SEC on January 23, 2018 by BlackRock, Inc., on behalf of itself, BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock Capital Management, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, N.A., BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co. Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, Future Advisor Inc., BlackRock Investment Management (UK) Ltd, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited and BlackRock Fund Managers Ltd.
(5)	Includes 3,873,212 shares issuable upon the exercise of options vested and exercisable as of March 1, 2018 or, assuming continued service to the Company, vesting within 60 days of March 1, 2018. All other shares are held in the Marc R. Benioff Revocable Trust.
(6)	Includes 772,679 shares issuable upon the exercise of options that vested and exercisable as of March 1, 2018 or, assuming continued service to the Company, vesting within 60 days of March 1, 2018 and upon settlement of RSUs vesting within 60 days of March 1, 2018.
(7)	Includes 369,104 shares issuable upon the exercise of options vested and exercisable as of March 1, 2018 or, assuming continued service to the Company, vesting within 60 days of March 1, 2018.
(8)	Includes 719,443 shares issuable upon the exercise of options vested and exercisable as of March 1, 2018 or, assuming continued service to the Company, vesting within 60 days of March 1, 2018. Also includes 2,041,147 shares held in trusts.
(9)	Includes 1,350 shares held by a family member.
(10)	Includes 33,690 shares issuable upon the exercise of options vested and exercisable as of March 1, 2018 or, assuming continued service to the Company, vesting within 60 days of March 1, 2018.
(11)	All shares held in trust.
(12)	Includes 6,548,859 shares issuable upon the exercise of options vested and exercisable as of March 1, 2018 or, assuming continued service to the Company, vesting within 60 days of March 1, 2018, and upon the settlement of RSUs vesting, assuming continued service to the Company, within 60 days of March 1, 2018.

18	2018 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain three equity compensation plans that provide for the issuance of shares of our common stock to our officers and other employees, directors and consultants: the 2004 Employee Stock Purchase Plan (the “ESPP”) and the 2013 Equity Incentive Plan (the “2013 Equity Plan”), which have both been approved by stockholders, and the 2014 Inducement Equity Incentive Plan (the “2014 Inducement Plan”), which has not been approved by stockholders. We have also assumed certain plans in connection with acquisitions, which plans have not been approved by Salesforce’s stockholders.

The following table sets forth information regarding outstanding stock options and restricted stock units as well as shares reserved for future issuance under the foregoing plans as of January 31, 2018:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b) (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	36,508,228(2)	$38.20	57,169,855(3)
Equity compensation plans not approved by stockholders	4,217,054(4)	$9.27	661,564(5)

Total	40,725,282	$35.20	57,831,419
(1)	The weighted average exercise price of outstanding options, warrants and rights includes the purchase price of $0.001 per restricted stock unit.
(2)	Consists of options and restricted stock units granted under the 2013 Equity Plan. Performance-based restricted stock units are for purposes of this column assumed to be payable at 100% of target. If instead the maximum amount of shares were achieved the number of securities to be issued would be 36,888,471.
(3)	Consists of 7,518,906 shares available under the ESPP and 49,650,949 shares available under the 2013 Equity Plan. Offerings under the ESPP were authorized by the Board of Directors in September 2011.
(4)	Consists of shares issuable under the 2014 Inducement Plan and the following plans, which have been assumed by us in connection with certain of our acquisition transactions: the Radian6 Technologies Inc. Third Amended and Restated Stock Option Plan assumed by us with our acquisition of Radian6 Technologies, Inc. in May 2011; the Assistly, Inc. 2009 Stock Plan assumed by us with our acquisition of Assistly, Inc. in September 2011; the Model Metrics, Inc. 2008 Stock Plan assumed by us with our acquisition of Model Metrics, Inc. in December 2011; the 2Catalyze, Inc. Second Amended 2008 Stock Option Plan assumed by us with our acquisition of 2Catalyze, Inc. d/b/a Rypple in February 2012; the Buddy Media, Inc. 2007 Equity Incentive Plan assumed by us with our acquisition of Buddy Media, Inc. in August 2012; the EdgeSpring, Inc. 2010 Equity Incentive Plan assumed by us with our acquisition of EdgeSpring, Inc. in June 2013; the ExactTarget, Inc. 2008 Equity Incentive Plan assumed by us with our acquisition of ExactTarget, Inc. in July 2013; the RelateIQ, Inc. 2011 Stock Plan assumed by us with our acquisition of RelateIQ, Inc. in August 2014; the SteelBrick Holdings, Inc. 2013 Equity Incentive Plan assumed by us with our acquisition of SteelBrick Inc. in December 2015; the MetaMind, Inc. 2014 Stock Incentive Plan assumed by us with our acquisition of MetaMind, Inc. in April 2016 (the “MetaMind Plan”); the Demandware, Inc. 2012 Stock Incentive Plan assumed by us with our acquisition of Demandware, Inc. in July 2016; the Backchannel, Inc. 2012 Equity Incentive Plan assumed by us with our acquisition of Quip, Inc. in August 2016; the BeyondCore, Inc. 2007 Stock Incentive Plan and the BeyondCore, Inc. 2016 Equity Incentive Plan assumed by us with our acquisition of BeyondCore, Inc. in August 2016; and the Krux Digital, Inc. 2010 Stock Plan assumed by us with our acquisition of Krux Digital, Inc. in November 2016.
(5)	Consists of the 2014 Inducement Plan and the MetaMind Plan. The material features of the 2014 Inducement Plan are described below.

Material Features of the 2014 Inducement Equity Incentive Plan

The 2014 Inducement Plan was established by the Board in July 2014 with the purpose of attracting, retaining and incentivizing employees in furtherance of Salesforce’s success. In accordance with NYSE rules, this plan is used to offer equity awards as material inducements for new employees to join Salesforce, typically in connection with acquisitions. As of July 2014, 335,000 shares of common stock were reserved solely for the granting of inducement stock options, restricted stock, restricted stock units and other awards. In addition, 319,957 shares that were previously authorized for issuance under the Prior Inducement Plan as of July 9, 2014 were added to the 2014 Inducement Plan and any shares subject to outstanding awards under the Prior Inducement Plan that, after July 9, 2014, otherwise would have returned to the Prior Inducement Plan under its terms (for example, due to the expiration or forfeiture of an award under the Prior Inducement Plan) will become available for issuance under the 2014 Inducement Plan, provided that the maximum number of such shares will not exceed 2,750,000. In September 2016, an additional 2,250,000 shares were reserved and authorized for issuance under the 2014 Inducement Plan. The 2014 Inducement Plan provides for the granting of stock options with exercise prices equal to the fair market value of our common stock on the date of grant. The Company has also granted restricted stock unit awards under the 2014 Inducement Plan. As of January 31, 2018, 550,832 shares of Salesforce common stock remained available for issuance under the 2014 Inducement Plan.

2018 Proxy Statement	19

A LETTER FROM OUR COMPENSATION COMMITTEE

A LETTER FROM OUR COMPENSATION COMMITTEE

May     , 2018

Dear Fellow Stockholders,

We thank you for your continued support of Salesforce and wish to share with you how the Committee continues to evolve our executive compensation program and practices to support our long-term strategic goals and drive stockholder value.

Durable Growth

The Company’s outstanding full year financial results are a reflection of the relentless focus on customer success that has allowed the organization to scale and continue to strengthen its position as the world’s #1 CRM. No other enterprise software company has achieved such scale faster. Fiscal 2018 was another record-breaking year that saw the Company deliver significant growth and strong financial performance, including:

•	Revenue of $10.48 Billion, up 25% year-over-year

•	Operating cash flow of $2.74 Billion, up 27% year-over-year

•	Deferred Revenue of $7.09 Billion, up 28% year-over-year

Salesforce prides itself not only on award-winning technology, but also on the talent of its people. The Company is thriving under the guidance and leadership of some of the brightest minds and most experienced executives in business. These executives, led by a visionary CEO, together with Salesforce’s more than 29,000 dedicated employees have done more than just create great products and great services. Their continuous focus on making our customers successful and improving the state of the world has earned Salesforce recognition as #1 in Fortune’s “100 Best Companies to Work For,” #15 in Fortune’s “World’s Most Admired Companies,” #2 in Barron’s “100 Most Sustainable Companies” and #1 in Forbes’ “World’s Most Innovative Companies.”

Our Fiscal 2018 Compensation Program

As our business evolves and grows, we remain focused on ensuring our compensation program continues to support our strategic goals and reflects our commitment to pay and performance alignment. During fiscal 2018 we made one change that we believe serves to better align our incentive program with our business. We shifted the timing of our annual equity award cycle from November to March. This allows us to take recent full fiscal year company and individual performance into consideration when making annual equity award decisions. As a result of this shift in timing, our NEOs did not receive any equity grants in fiscal 2018. The resulting one-time reduction in total fiscal 2018 NEO compensation is not a reflection of company or individual performance. The equity awards we granted to our NEOs in March 2018, which will form a key part of their compensation for fiscal 2019, better reflect outstanding Company and individual performance during fiscal 2018. Equity incentives will remain an integral part of our incentive structure and will continue to be a significant component of our executive compensation program going forward, as we believe they support strong alignment of interests between our executives and our stockholders.

Further detail on our compensation program is included in the Compensation Discussion & Analysis that follows.

Ongoing Commitment to Stockholder Engagement

The Committee values the perspectives of our stockholders and takes stockholder feedback seriously, as evidenced by the continued evolution of our compensation program. We appreciate the strong support we received from stockholders on our 2017 advisory vote on executive compensation. We appreciate the discussions that many of you have had with us as our programs have evolved and we look forward to ongoing engagement with you. We are committed to maintaining a compensation structure that aligns pay with performance, drives long-term value creation, and reflects the perspectives of our stockholders.

Thank you for your continued support and investment in Salesforce.

Sincerely,

John V. Roos, Compensation Committee Chair

Craig Conway, Compensation Committee Member

Maynard Webb, Compensation Committee Member

20	2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the material elements of our executive compensation program, providing an overview of our executive compensation philosophy, policies, practices and the corresponding pay decisions for our “Named Executive Officers” (“NEOs”). Specifically, it describes how and why the Compensation Committee of the Board (the “Compensation Committee” or “Committee”) arrived at the specific executive compensation decisions for and during fiscal 2018 (February 1, 2017 – January 31, 2018) and the key factors the Committee considered in making those decisions.

Named Executive Officers

For fiscal 2018, our NEOs included our principal executive officer, our principal financial officer and the three next most highly-compensated executive officers, who were:

•	Marc Benioff, our Chairman of the Board and Chief Executive Officer (“CEO”);

•	Mark Hawkins, our President and Chief Financial Officer (“CFO”);

•	Keith Block, our Vice Chairman, President and Chief Operating Officer;

•	Parker Harris, our Co-Founder and Chief Technology Officer; and

•	Alexandre Dayon, our President and Chief Strategy Officer.

Executive Summary

Business Overview and Fiscal 2018 Performance Highlights

Salesforce is a leading provider of enterprise software, delivered through the cloud, with a focus on customer relationship management, or CRM. We introduced our first CRM solution in 2000, and we have since expanded our service offerings into new areas and industries with new editions, features and platform capabilities. Our core mission is to empower our customers to connect with their customers in entirely new ways through cloud, mobile, social, Internet of Things (“IoT”) and artificial intelligence technologies.

Salesforce is the fastest growing top-five enterprise software company in the world. In fiscal 2018, Salesforce surpassed $10 billion in annual revenue, reaching that milestone faster than any other enterprise software company. Salesforce has earned recognition as #1 in Fortune’s “100 Best Companies to Work For,” #15 in Fortune’s “World’s Most Admired Companies,” #2 in Barron’s “100 Most Sustainable Companies” and #1 in Forbes’ “World’s Most Innovative Companies.”

In fiscal 2018, the Company delivered significant growth and strong financial performance, including:

•	Revenue. Fiscal 2018 revenue grew by 25% year-over-year.

•	Operating Cash Flow. Fiscal 2018 operating cash flow grew by 27% year-over-year.

•	Deferred and Unbilled Deferred Revenue. Fiscal 2018 deferred revenue grew by 28% year-over-year, and unbilled deferred revenue (representing business that is contracted but unbilled and off the balance sheet) grew by 48% year-over year.

Revenue Operating Cash Flow

2018 Proxy Statement	21

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Return to Stockholders

We have delivered significant long-term TSR as evidenced by the chart below, which shows how a $100 investment in Salesforce on January 31, 2013 would have grown to $265 on January 31, 2018. The chart also compares the TSR on an investment in our common stock to the same investment in the S&P 500 Index, the Nasdaq Computer & Data Processing Index and the Nasdaq 100 Index over the last five fiscal years.

	1/31/2013	1/31/2014	1/31/2015	1/31/2016	1/31/2017	1/31/2018
salesforce.com	$100	$141	$131	$158	$184	$265
S&P 500 Index	$100	$119	$133	$130	$152	$188
Nasdaq Computer & Data Processing Index	$100	$128	$152	$158	$196	$277
Nasdaq 100 Index	$100	$129	$152	$157	$187	$254

Data for the Standard & Poor’s 500 Index, the Nasdaq Computer & Data Processing Index and the Nasdaq 100 Index assume reinvestment of dividends. The comparisons in the graph above are based upon historical data and are not indicative of, nor intended to forecast, future performance of our common stock.

As shown above, the Company has shown consistently strong performance with a stock price that has appreciated substantially over the past five years. For example, our stock price on February 1, 2013 was $43.76 (as adjusted for our April 2013 stock split), and our stock price on February 1, 2018 was $112.74, approximately 2.576x the February 2013 stock price.

Fiscal 2018 Compensation Program—Highlights

Highlights of our fiscal 2018 executive compensation program were:

•	Kept Named Executive Officers’ Base Salary and Target Cash Bonus at Prior Levels. In fiscal 2018, we kept the CEO’s base salary and target bonus the same as in fiscal 2016 and fiscal 2017. We kept fiscal 2018 base salary and target bonus for our other NEOs at the same levels as for fiscal 2017.

•	Changed Annual Equity Award Grant Cycle Timing to Align with Fiscal Year Results. The fiscal 2018 executive compensation program reflects one significant change, which relates to the timing of our annual equity award grant cycle. Historically, we granted equity awards annually in November. The Committee determined to move our annual grants from November to March. This change allows the Compensation Committee to consider Company and individual performance for the full, recently completed fiscal year when making annual equity award decisions. The transition to this new grant cycle resulted in a one-time delay to our annual equity award program, with no annual grants occurring for a 16-month period, including all of fiscal 2018. This significantly impacted the total fiscal 2018 compensation reported for all of our NEOs in our Summary Compensation Table. The reduction is not a reflection on individual or Company performance. The fiscal 2019 equity awards, summarized on page 30, reflect outstanding Company and individual performance during fiscal 2018. The delay in the equity grant cycle was also taken into account by the Compensation Committee when setting equity award amounts for fiscal 2019.

Comparison of Cumulative Total Return of salesforce.com, inc.

22	2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Stockholder Outreach, Board Responsiveness, Program Evolution

Evolution of our Executive Compensation Program

Our Compensation Committee has put considerable thought and care into evolving our executive compensation program over the last few years. We conduct extensive ongoing outreach with our stockholders. The stockholder perspectives that we receive, through direct engagement as well as through voting decisions, are very valuable to our Compensation Committee and Board and have helped inform the evolution of our program. For example, over the past three fiscal years we have:

•	Implemented performance-based RSUs (“PRSUs”) for the CEO in fiscal 2016

•	Extended the grant of PRSUs to all NEOs in fiscal 2017

•	Required above-median relative total shareholder return (“TSR”) performance to achieve target payouts for all PRSUs

•	Continued to maintain rigorous performance goals each year for our cash incentive plan, including performance targets that exceed our external financial guidance

•	Changed the timing of our annual equity award cycle to better align with the Company’s fiscal year, so the Compensation Committee can evaluate recent full fiscal year Company and individual performance when making annual equity grant decisions

•	Increased share ownership requirements for the Board and executives in fiscal 2016

Compensation Philosophy and Practices

Compensation Philosophy, Objectives and Challenges

Philosophy and Objectives.    Our compensation philosophy is driven by our objective to attract and retain the premier talent needed to lead our Company in a dynamic, innovative and extremely competitive environment and to strongly align the interests of our executives with those of our stockholders for the long term. To accomplish this, we use compensation structures directly tied to the performance of our common stock, as well as key drivers of Company performance, including revenue, operating cash flow and non-GAAP income from operations. Our executive compensation is aligned with our overall business strategy, with a focus on driving growth and long-term value for our stockholders.

Our executive compensation program is structured to use a mix of base salary, annual performance-based cash incentive awards and long-term equity awards to incentivize and reward those individuals who make the greatest contributions to our performance and creation of stockholder value over time. Within this mix, by far the largest portion has historically been in the form of long-term equity awards (other than in fiscal 2018 as a result of the change in equity award grant timing noted above). The majority of our executive compensation is variable, utilizing an appropriate balance of short- and long-term incentives.

Challenges.    We operate in a highly competitive market and industry, and the competition for executive talent continues to intensify. The challenges we face in hiring and retaining executives are due to a number of factors, including:

•	Highly Competitive Cloud Computing Industry — We are a pioneer in the innovative and highly competitive enterprise cloud computing market. We are, however, an established, large public company, and some prospective executives may believe there is less opportunity to realize significant appreciation through equity compensation at an established public company of our size as compared with a privately-held start-up or early stage public company. Further, some of our competitors are much larger than we are and may be able to offer higher compensation.
•	Fiercely Competitive Employee Retention Environment — In the technology industry, there is substantial and continuous competition for executives with the experience and aptitude to motivate and lead engineers in designing, developing and managing software and Internet-related services, as well as qualified sales and operations personnel familiar with the technology industry. Our headquarters are located in the San Francisco Bay Area, where competition for executive talent is particularly fierce. Further, our success has made our employees and executives more attractive as candidates for employment with other companies, and they are subject to significant ongoing recruiting efforts by other companies in the technology industry.

•	High Growth — We are a high-growth company that continues to experience rapid changes to our technology, personnel and business tactics. We have experienced rapid growth in the geographic breadth and technical scope of our operations, along with the number of personnel we employ. Not all executives desire or are suited to manage in such an environment, making the services of our current executives more valuable and in some cases hindering our efforts to recruit new executives.

•	Executive Background — We seek to recruit and retain experienced executives with specific skills in key functional areas who have worked in a high-growth environment comparable to ours. The number of executives with the most desirable experience is relatively low and proven executives are difficult to find. We have expanded our recruiting efforts both geographically and into other industries and sectors, which leads to increased complexity in recruiting efforts and has required us to be more flexible with our executive compensation packages.

Given this hiring environment, our compensation program is designed to be competitive with those companies with whom we compete for talent and to strengthen our ability to attract and retain the caliber of employees we need to sustain our industry-leading success.

2018 Proxy Statement	23

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Compensation and Governance Practices and Policies

We endeavor to maintain strong governance standards in our policies and practices related to executive compensation. Below is a summary of our key executive compensation and corporate governance practices.

What We Do	What We Don’t Do

✓ Actively engage in year-round dialogue with our stockholders and incorporate feedback into our compensation programs	× No pension plans or Supplemental Executive Retirement Plans

✓ Significant portion of compensation for Named Executive Officers is at risk, based on both the Company’s absolute performance and performance relative to peers	× No stock option repricing

✓ Provide compensation mix that more heavily weights variable pay	× No hedging or pledging of our securities

✓ Utilize performance-based RSUs for all NEOs	× No excise tax gross-ups upon a change of control

✓ Maintain stringent stock ownership requirements for executives and directors

✓ Annual advisory vote on executive compensation

✓ Rigorous goal-setting, including performance-based RSUs that require above-median relative performance to earn target payout

✓ Regular reviews of executive compensation and peer group data

✓ Maintain a compensation clawback policy

✓ Use an independent compensation consultant

✓ Double-trigger cash, option and RSU change of control benefits

Compensation Elements and Compensation for Named Executive Officers

We award cash compensation to our NEOs in the form of base salaries and annual cash incentives under our Kokua Bonus Plan, and we award equity compensation in the form of stock options, restricted stock units (“RSUs”) and PRSUs. Our CEO’s equity compensation consists solely of stock options and PRSUs. To a lesser extent we also provide certain other benefits, generally consistent with what we provide to other employees, as described further below. We believe that each of these compensation elements is necessary to attract and retain individuals in a very competitive market for executive talent.

24	2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

A description of our key pay elements, the applicable performance measures and the rationale for each element are set forth in the following table:

Base Salaries

We believe we must offer competitive base salaries to attract, motivate and retain all employees, including our executives. The Compensation Committee has generally set the base salaries for our executives, including the NEOs other than our CEO, based on three primary factors:

•	a comparison to the base salaries paid by the companies in our compensation peer group;

•	the overall compensation that each executive may potentially receive during his or her employment with us; and

•	internal parity considerations with respect to the base salaries of other executives who are comparably situated in terms of reporting structure and level of responsibility.

In the second half of fiscal 2017, the Compensation Committee conducted a review of our executive compensation program for purposes of determining the base salaries and bonus opportunity for our executives for fiscal 2018, taking into account the above factors as well as overall Company and individual performance and the roles and responsibilities of each of our executives. For fiscal 2018, the Compensation Committee set base salaries for the NEOs at the levels shown below, maintaining each at the fiscal 2017 level.

Named Executive Officer	Fiscal 2018 Base Salary	Change from Fiscal 2017

Mr. Benioff	$1,550,000	No change

Mr. Hawkins	$ 750,000	No change

Mr. Block	$1,150,000	No change

Mr. Harris	$ 900,000	No change

Mr. Dayon	$ 900,000	No change

Performance-Based Cash Bonuses

We provide annual performance-based cash incentive awards linked to achievement against certain corporate performance goals under our broad-based Kokua Bonus Plan. The Compensation Committee believes that the annual performance metrics used in the bonus plan contribute to driving long-term stockholder value, play an important role in influencing executive performance and are an important component of our compensation program to help attract, motivate and retain our executives and other employees.

Under the Kokua Bonus Plan, the Compensation Committee establishes three bonus pool targets: one for our executive officers, including the NEOs, a second for non-executive officers at the Vice President level and above, and a third for employees at the level of Senior Director and below. Each pool may be funded based on achievement of certain Company performance goals pre-established by the Committee for each of the three groups. The performance goals applicable to executive officers in fiscal 2018 are discussed in more detail below.

Typically, after the first half of the fiscal year, we pay 25% of the full target bonus amount, and after the end of the fiscal year, we pay the remaining amount. The remaining amount is determined based on the level of achievement against the applicable Company performance goals, and may also take into account individual performance.

The Compensation Committee administers the Kokua Bonus Plan with respect to our executive officers and determines the amounts of any awards under this plan to our executive officers. The Committee may increase or decrease awards under this plan in its discretion based on factors the Committee deems appropriate,

Pay Component FY 2018 Metric Rationale Long-Term Equity Incentives Annual Cash Incentive Base Salary Performance-Based Restricted Stock Units Restricted Stock Units Stock Options Annual Performance-Based Cash Bonus Relative TSR Stock Price Stock Price Revenue Operating Cash Flow Non-GAAP Income from Operations Base Salary Establishes direct alignment with Company and stock price performance and the interests of stockholders—CEO LTI mix (PRSUs and stock options) establishes even greater emphasis on Company performance Drives achievement of key annual corporate performance goals that align with our strategy and that are used by investors to evaluate our financial performance Provides compensation for day-to-day responsibilities for all employees

2018 Proxy Statement	25

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

including an assessment of individual performance and input from our CEO.

Fiscal 2018 Target Cash Bonus Opportunity

To establish our executive officers’ individual target cash bonus opportunities, which are expressed as a percentage of base salary, the Compensation Committee considers competitive pay data, input from its compensation consultant, and the level, position, objectives and scope of responsibilities of each executive, as well as considerations of internal parity among similarly situated Company executives.

In late fiscal 2017, based on its review of our executive compensation program, peer company data, and the other factors described above, the Compensation Committee approved the following NEO target annual cash bonus opportunities for fiscal 2018, which remained unchanged from fiscal 2017 levels.

Named Executive Officer	Fiscal 2018 Target Cash Bonus Opportunity (as a Percentage of Base Salary)	Fiscal 2018 Target Cash Bonus Opportunity	Change from Fiscal 2017
Mr. Benioff	200%	$3,100,000	No change
Mr. Hawkins	100%	$ 750,000	No change
Mr. Block	100%	$1,150,000	No change
Mr. Harris	100%	$ 900,000	No change
Mr. Dayon	100%	$ 900,000	No change

The Compensation Committee maintained Mr. Benioff’s target bonus opportunity at 200% of base salary for fiscal 2018 in light of our continuing growth and success, the increasing size and complexity of our business and our overall ongoing Company performance, including significant revenue growth.

Fiscal 2018 Cash Bonus Pool Payout Metrics, Performance and Fiscal 2018 Payouts

For fiscal 2018, the amount of the bonus pool for executive officers was based on our performance during the fiscal year compared to pre-established target levels for three equally weighted measures. The Compensation Committee believes that these measures and this weighting are appropriate to incentivize achievement of certain annual corporate performance goals that further our strategy and that are used by investors to evaluate our financial performance.

The Compensation Committee believes that targets for the cash pool should be rigorous and challenging and therefore it has typically set the targets at levels exceeding the financial guidance the Company publishes at the beginning of the fiscal year. Additionally, as shown below, the fiscal 2018 targets were significantly higher than the fiscal 2017 targets.

Annual Bonus Performance Metric Targets

(all amounts in millions)

	Fiscal 2017			Fiscal 2018
	Guidance*	Target	Actual	Guidance**	Target	Actual	Achievement
Revenue	$8,080 - $8,120	$8,268	$8,272	$10,150 - $10,200	$10,298	$10,480	Exceeded
Operating Cash Flow	$1,984 - $2,000	$2,118	$2,162	$2,594 - $2,616	$2,625	$2,738	Exceeded
Non-GAAP Income from Operations	N/A	$1,170	$1,186	N/A	$1,516	$1,520	Exceeded

*	Guidance as published at the beginning of fiscal 2017 on February 26, 2016.
**	Guidance as published at the beginning of fiscal 2018 on February 28, 2017.

For purposes of the Kokua Bonus Plan, “Revenue” is defined as our GAAP revenues, as may be adjusted to exclude certain acquisitions. “Operating Cash Flow” is defined as our GAAP operating cash flow. “Non-GAAP Income from Operations” is defined as our non-GAAP income from operations (revenues less cost of revenues and operating expenses, excluding the impact of stock-based compensation expense and amortization of acquisition-related intangible assets), as adjusted to exclude certain acquisitions and not including the impact of amounts payable under the Kokua Bonus Plan.

The Compensation Committee believes that basing the executive officer bonus pool under the Kokua Bonus Plan on these measures aligns executive incentives with stockholder interests in accordance with our compensation philosophy.

The Compensation Committee has the discretion to increase or decrease the bonus amounts actually paid to individual executives but did not exercise such discretion for fiscal 2018 awards, although the Company’s performance for fiscal 2018 exceeded the target for all three measures. Instead, the Compensation

26	2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Committee capped funding of the executive officer bonus pool and set the amounts payable to each individual NEO with respect to fiscal 2018 at 100% of the target opportunity.

Accordingly, the cash bonuses paid to the NEOs for fiscal 2018 under the Kokua Bonus Plan were:

Named Executive Officer	Fiscal 2018 Bonus Payment
Mr. Benioff	$3,100,000
Mr. Hawkins	$ 750,000
Mr. Block	$1,150,000
Mr. Harris	$ 900,000
Mr. Dayon	$ 900,000

Equity Compensation

The Compensation Committee periodically reviews our equity compensation program from a market perspective as well as in the context of our overall compensation philosophy. The Compensation Committee also considers the appropriateness of various equity vehicles, such as stock options, PRSUs and RSUs, as well as overall program costs (which include both stockholder dilution and compensation expense), when evaluating the long-term incentive mix. Further, the Compensation Committee considers peer company data and competitive positioning analysis, each executive’s individual performance, as described below, as well as stockholder input.

Stock Options

We grant stock options to our executives to align their interests with those of our stockholders and as an incentive to remain with us. The Compensation Committee believes that options to purchase shares of our common stock, with an exercise price equal to the market price of our common stock on the date of grant, are inherently performance-based and are a very effective tool to motivate our executives to build stockholder value and reinforce our position as a growth company. With stock options, our executives can realize value only to the extent that the market price of our common stock increases during the period that the option is outstanding, which provides a strong incentive to our executives to increase stockholder value. Further, because these options typically vest over a four-year period, they incentivize our executives to build value that can be sustained over time.

Restricted Stock Units (RSUs)

We also grant restricted stock units, or RSUs, to our executives and other employees. RSUs align the interests of our executives and other employees with those of our stockholders and help manage the dilutive effect of our equity compensation program. Our RSUs are subject to time-based vesting. Because RSUs have value to the recipient even in the absence of stock price appreciation, RSUs help us retain and incentivize employees during periods of market volatility, and also result in our granting fewer shares of common stock than through stock options of equivalent grant date fair value. Our RSUs typically vest over a four-year period, and we believe that, like stock options, they help incentivize our executives to build value that can be sustained over time.

Performance-Based Restricted Stock Units (PRSUs)

We also grant equity awards subject to pre-established performance-based vesting conditions. We initially granted PRSUs to our CEO in fiscal 2016 and, in fiscal 2017, the Compensation Committee granted PRSUs to all of the NEOs, including our CEO. As discussed above, no PRSUs or other equity awards were granted to the NEOS during fiscal 2018 due to the change in timing of our annual equity award cycle.

The PRSUs that we have granted to date contain the following key terms:

•	A single, three-year performance period

•	The performance metric is three-year relative TSR, as compared to the NASDAQ 100 Index group of companies as of the grant date

•	Target payout requires 60th percentile TSR performance percentile

•	No payout if performance is below the 30th TSR percentile

•	No payout above target if TSR is negative on an absolute basis

•	A maximum payout capped at 2x target

•	Each percentile of TSR performance below target reduces payout by 3.3333%, whereas performance above target increases payout by only 2.5641%

In developing the performance conditions, performance period, comparison group, payout scale and other terms of the PRSUs, the Compensation Committee undertook significant deliberation, considering input received from stockholders, market data and the advice of its compensation consultant. The Compensation Committee also considered that the annual cash incentive plan already incentivizes performance on three key Company-specific financial measures, and the importance of emphasizing holistic Company performance, as opposed to an isolated metric; the importance of setting a sufficiently difficult target for maximum payout; the benefit of a large and objectively determined performance comparator group; and the overarching goal of an incentive clearly and directly aligned with stockholder interests. The chart and table below illustrate the potential PRSU payouts based on relative TSR percentile performance.

2018 Proxy Statement	27

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Percentile Rank	Payout if TSR ≥ 0	Payout if TSR < 0
99th	200%	100%
90th	177%	100%
80th	151%	100%
70th	126%	100%
60th	100%	100%
50th	67%	67%
40th	33%	33%
30th	0%	0%

Additional vesting rules apply in the event of a change of control of the Company, as described under “Employment Contracts and Certain Transactions—Performance-Based Restricted Stock Units” beginning on page 41.

Fiscal 2018 Equity Award Decisions; Annual Grant Cycle — Change of Timing

We did not grant equity awards in fiscal 2018 to our NEOs due to a change in the timing of our annual equity award program. Historically, the Company’s annual equity award grants for executives and other stock-eligible employees have occurred in November. The Compensation Committee determined to move the timing for these grants to March. This change resulted in a period of one year and four months during which no equity awards were granted to our NEOs. Fiscal 2017 annual equity awards were granted in November 2016 and the next annual awards were not granted until March 2018, in fiscal 2019.

Changing the annual equity grant cycle from November to March is intended to afford the Compensation Committee the ability to evaluate Company and individual performance for the full, recently completed fiscal year when making annual equity award decisions, given that the Company’s fiscal year ends on January 31 and our full fiscal year financial results are typically finalized by the end of February.

As a result of this change, our Summary Compensation Table reports significantly lower total compensation for all NEOs for fiscal 2018 because no equity awards were granted to our NEOs during the year. Fiscal 2018 was a transitional year in this regard, and our fiscal 2018 reported compensation amounts should be considered anomalous for this reason. The reduction in total compensation for each of our NEOs for fiscal 2018 resulting from this change in our program timing is not a reflection of individual or Company performance.

Additionally, the Compensation Committee took into account this one-time delay in program timing when making decisions regarding fiscal 2019 equity awards for our NEOs. Summary information about the NEOs’ fiscal 2019 equity awards and other 2019 compensation decisions is provided on page 30 below.

CEO Security Program

We have historically sponsored a comprehensive personal security program for our CEO. The Compensation Committee continues to believe that amounts paid by the Company for this security program have been reasonable, necessary and for the Company’s benefit. However, in the context of our ongoing evaluation of our overall executive compensation practices in recent years and in order to allow for continued stockholder engagement on this topic, for fiscal 2018, the Compensation Committee decided to limit the Company-paid portion of the CEO security program to cover only security services provided at business facilities and during business-related travel. As a result, no amounts are reported as compensation for personal security for our CEO for fiscal 2018 in the Summary Compensation Table.

We sought specific feedback from our major institutional investors on this topic during fiscal 2018. Our stockholders agreed that, in certain circumstances, personal security services can be a necessary component of an overall executive compensation program, and that any such program should align with the executive’s security profile. Factors contributing to an executive’s security profile can include the size, location and prominence of the company, overall public visibility and accessibility of the executive, and whether the company or the executive is associated with controversial topics. Taking these factors into consideration, as well as trends in the overall security climate, the Compensation Committee concluded that for fiscal 2019, sponsoring a comprehensive personal security program for our CEO is the right approach for his safety and for the Company and its stockholders. The Compensation Committee will periodically review the nature and cost of this program in relation to our CEO’s security profile.

Benefits

Like other employees, our executive officers, including the NEOs, participate in our employee benefit and welfare plans, including medical and dental care plans, a fitness reimbursement plan and a 401(k) plan. We generally do not provide our executives, including the NEOs, with additional retirement benefits, pensions, perquisites or other personal benefits, except the CEO security program as described above. We also occasionally provide certain benefits on an ad hoc basis, as noted for our NEOs in our Summary Compensation Table, if we believe that doing so is appropriate, reasonable and serves the interests of the Company, typically on the same terms we would provide such benefits for other employees. For example, we covered employee and guest costs associated with attending certain motivational and leadership Company events in fiscal 2018, as well as the associated taxes, for NEOs consistent with how we treated this benefit for all other employees who attended these events.

28	2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Compensation-Setting Process

Role of the Compensation Committee, Tally Sheets and Competitive Data

The Compensation Committee oversees and administers our executive compensation program in accordance with its Charter, which can be viewed in the Corporate Governance section of our Investor Relations website at http://investor.salesforce.com/about-us/investor/corporate-governance/. The Committee’s role includes oversight of our equity and incentive-based plans.

The Compensation Committee meets regularly throughout the year, including 12 times in fiscal 2018. At least annually, it reviews the executive compensation program overall, and establishes base salaries, target annual cash bonus opportunities and equity grants (if any) for the fiscal year.

In setting these elements of compensation, the Compensation Committee reviews the total target compensation for our executives and also considers developments in compensation practices outside of the Company. Specifically, the Compensation Committee is provided with competitive positioning data for similarly situated executives at companies in our peer group, as well as summary consolidated information about our executives’ total compensation and pay history (commonly called “tally sheets”) to use in setting individual compensation elements and making decisions on total executive compensation levels.

Peer data is a helpful reference for the Compensation Committee to assess the competitiveness and appropriateness of our executive compensation program within our industry sector and the broader business community. Ultimately, the Compensation Committee applies its own business judgment and experience to determine the individual compensation elements, the amount of each compensation element and total target compensation. The Compensation Committee does not set or target the compensation of our executives at specific levels or within specified percentile ranges relative to peer company pay levels. Depending upon Company and individual performance, as well as the various other factors discussed in this Compensation Discussion and Analysis, target and actual total direct compensation of our executives, as well as individual compensation elements, may be within, below or above the market range for their positions.

Role of Committee Advisors

The Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities. As in the past, the Compensation Committee continued to engage the services of Compensia, Inc., an independent, national compensation consulting firm (the “compensation consultant”), in fiscal 2018. The compensation consultant provides the Compensation Committee and the Board with guidance regarding the amount and types of compensation that we provide to our executives, how these compare to peer company compensation practices and advice regarding other compensation-related matters. The compensation consultant also provides the Compensation Committee with advice related to our equity plans and provides the Board with data that helps the Board develop the Board’s compensation program.

Representatives of the compensation consultant attend meetings of the Compensation Committee as requested and also communicate with the Compensation Committee outside of meetings. The compensation consultant reports to the Compensation Committee rather than to management, although representatives of the firm may meet with members of management, including our CEO and executives in our Employee Success (human resources) department, for purposes of gathering information on proposals that management may make to the Compensation Committee. During fiscal 2017 and fiscal 2018, the compensation consultant met with various executives to collect data and obtain management’s perspective on the fiscal 2018 compensation for our executives. The Compensation Committee may replace its compensation consultant or hire additional advisors at any time.

Role of Peer Companies

The Compensation Committee regularly reviews the appropriateness of the compensation peer group used by the compensation consultant to generate competitive pay data for the Committee’s review in connection with executive compensation decisions.

In the second half of fiscal 2017, when the Committee evaluated our executive compensation program and set fiscal 2018 base salaries and target bonus opportunities, the compensation consultant provided a comparative analysis of our executive compensation program based on pay practices of the group of peer companies listed below (the “2018 Peer Group”). Selected based on similarity to us on various financial and other measures, such as industry, revenue, market capitalization, number of employees and growth history and potential as well as competition for executives, the 2018 Peer Group was:

Activision Blizzard, Inc.	LinkedIn Corporation
Adobe Systems, Inc.	Microsoft Corporation
Amazon.com, Inc.	Netflix, Inc.
CA Technologies, Inc.	Oracle Corporation
Cerner Corporation	SAP
Citrix Systems, Inc.	Symantec Corporation
eBay Inc.	The Priceline Group Inc. (now Booking Holdings Inc.)
Expedia, Inc.
Facebook, Inc.	Twitter, Inc.
IBM	VMware, Inc.
Intuit, Inc.	Workday, Inc.

In addition, the Compensation Committee reviewed aggregated survey data, which provided additional context regarding executive compensation practices in the marketplace, drawn from a Radford Custom Compensation Survey. The Compensation Committee also from time to time reviews compensation data from certain other companies in the market for the executive talent for whom we compete.

2018 Proxy Statement	29

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Role of Executive Officers

Our CEO provides general input to the Compensation Committee with respect to the compensation of executive officers who report directly to him, including the other NEOs, and reviews their performance at least annually. Our CEO considers all relevant factors in his review, including each executive officer’s performance and accomplishments during the year, areas of strength and areas for development. Our CEO may also meet with the compensation consultant if he chooses to do so as he prepares his recommendation. The Compensation Committee takes our CEO’s general input into consideration when determining and approving executive officer compensation, including for the NEOs other than the CEO.

The executives who lead our Legal and Global Employee Success organizations provide general administrative support to the Compensation Committee throughout the year, including providing legal advice and overseeing the documentation of equity plans and awards as approved by the Compensation Committee, and attending Compensation Committee meetings as requested.

Role of Stockholder Input

In setting the form and amount of compensation for our NEOs, the Compensation Committee also considers the voting results from our most recent annual stockholder advisory vote on executive compensation (approximately 96% support at our 2017 Annual Meeting) as well as specific input provided by stockholders through our year-round engagement activities.

Summary Information Regarding Fiscal 2019 Compensation Decisions

Below is summary information regarding Compensation Committee decisions about fiscal 2019 executive compensation. Our Proxy Statement for the 2019 Annual Meeting will provide additional detail on fiscal 2019 compensation matters.

In February 2018, the Compensation Committee set fiscal 2019 base salaries and target bonus opportunities, expressed as a percentage of base salary, for the NEOs as follows:

Named Executive Officer	Fiscal 2019 Base Salary	Fiscal 2019 Target Bonus
Mr. Benioff	$1,550,000	200%
Mr. Hawkins	$900,000	100%
Mr. Block	$1,250,000	100%
Mr. Harris	$1,000,000	100%
Mr. Dayon	$900,000	100%

In February 2018, the Compensation Committee also determined to sponsor a Company-paid comprehensive personal security program for our CEO in fiscal 2019. Additional background is provided above under “CEO Security Program” on page 28.

In March 2018, the Compensation Committee granted equity awards in the form of stock options, RSUs, and PRSUs to the NEOs as shown below with vesting and other terms as described under “Equity Compensation” on page 27 above. In determining the amounts of these fiscal 2019 equity awards, the Compensation Committee took into account the outstanding performance of the Company and the NEOs during fiscal 2018.

The Compensation Committee also took into account the one-time delay in the annual equity grant cycle described on page 28 and the fact that, as a result of this delay, the time that had elapsed since the most recent NEO equity grants was a period of 1.33 years versus the typical period of one year.

Named Executive Officer	Stock Options	RSUs	PRSUs
Mr. Benioff	317,105	—	104,127
Mr. Hawkins	140,936	16,944	15,427
Mr. Block	229,021	27,534	25,068
Mr. Harris	176,170	21,180	19,283
Mr. Dayon	88,085	10,590	9,642

In addition, for fiscal 2019, the Compensation Committee expanded the use of PRSUs in our annual equity award program more broadly to all Executive Vice Presidents and above. The Compensation Committee reduced the portion of the equity awards that would previously have been granted in the form of RSUs, such that by value, the EVP equity award percentage mix of stock options, RSUs and PRSUs was consistent with the mix for our NEOs other than the CEO. The fiscal 2019 PRSUs for our EVPs were granted on the same terms and conditions applicable to the NEOs. The Compensation Committee’s extension of the use of PRSUs is intended to more broadly tie our executives’ incentives to overall Company performance and the promotion of long-term stockholder value.

Other Compensation Policies

Stock Ownership Guidelines

We maintain a stock ownership policy for our non-employee directors, as described earlier in “Directors and Corporate Governance—Compensation of Directors” and as set forth in our Corporate Governance Guidelines (the “Guidelines”). The Guidelines also include stock ownership guidelines for our executive officers, including our NEOs. The Guidelines provide that our CEO must attain ownership of, by no later than March 14, 2018 or the fifth anniversary of his or her appointment as CEO, and maintain ownership throughout his or her tenure of a number of shares of our common stock equal to the lesser of 112,000 shares or the number of shares equivalent in value to four times his or her annual salary. With ownership of over 33 million shares, Mr. Benioff significantly exceeds his ownership requirement under these guidelines.

30	2018 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

The Guidelines also provide that each other executive officer must attain ownership, by no later than the later of March 14, 2018 or the fifth anniversary from the date he or she becomes an executive officer, and maintain ownership throughout his or her tenure of a number of shares equivalent in value to 1.5 times his or her annual salary. Each of the NEOs, including our CEO, is in compliance with the stock ownership policy.

Performance-Based Compensation Recoupment “Clawback” Policy

The Guidelines include a clawback provision, which provides that if we restate our reported financial results, the Board will review the performance-based awards made to our executive officers. If and to the extent required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, other clawback provisions of applicable law, or NYSE Listing Standards, we will seek to recover or cancel any such awards that were granted, vested or earned as a result of achieving performance targets that would not have been met under the restated financial results. We will also continue to monitor rule-making actions of the SEC and the NYSE related to clawback policies. In addition, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our CEO and CFO may be legally required to reimburse us for any bonus or other incentive- based or equity-based compensation they receive pursuant to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002.

Prohibition on Hedging and Pledging Transactions

Our insider trading policy prohibits any employee or director from, among other things, engaging in short sales, hedging of stock ownership positions and transactions involving derivative securities relating to our common stock. Executive officers and directors are also not permitted to pledge our securities.

Equity Award Grant Practices

The majority of our equity awards are granted on an annual basis in March (starting in fiscal 2019), as described in more detail above on page 28.    New hire and ad hoc awards are generally granted monthly throughout the fiscal year, typically on the 22nd day of the month.

Post-Employment Compensation

We recognize that it is possible that we may be involved in a transaction involving a change of control of the Company, and that this possibility could result in the departure or distraction of our executives to the detriment of our business. The Compensation Committee and the Board believe that the prospect of such a change of control transaction would likely result in our executives facing uncertainties about their future employment and distractions resulting from concern over how the potential transaction might affect them.

To allow our executives to focus solely on making decisions that are in the best interests of our stockholders in the event of a possible, threatened, or pending change of control transaction, and to encourage them to remain with us despite the possibility that a change of control might affect them adversely, we have entered into Change of Control and Retention Agreements with each of the NEOs that provide them with certain payments and benefits in the event of the termination of their employment within the three-month period prior to, or the 18 month period following, a change of control of the Company (referred to as the “change of control period”). Severance payments and benefits under these agreements are conditioned on the executive’s signing a release of claims in favor of the Company. The Compensation Committee and the Board believe that these “double-trigger” agreements serve as an important retention tool to ensure that personal uncertainties do not dilute our executives’ complete focus on building stockholder value.

These agreements provide each of the NEOs (other than, as described below, our CEO) who has a qualifying termination of employment during the change of control period with a payment equal to 150% of his annual base salary and target cash bonus, Company-paid premiums for health care (medical, dental and vision) continuation coverage for a period of up to 18 months following termination of employment, and the full and immediate vesting of all outstanding and unvested equity awards. See “Performance-Based Restricted Stock Units” on page 27 for specific information regarding how such a qualifying termination of employment would impact the non-CEO NEOs’ PRSUs.

If our CEO has a qualifying termination of employment during the change of control period, his Change of Control and Retention Agreement provides him with a lump-sum payment equal to 200% of his annual base salary and target cash bonus, Company-paid premiums for health care (medical, dental and vision) continuation coverage for a period of up to 24 months following termination of employment, and the full and immediate vesting of all outstanding and unvested equity awards. See “Performance-Based Restricted Stock Units” on page 27 for specific information regarding how such a qualifying termination would impact Mr. Benioff’s PRSUs.

In establishing the terms and conditions of these agreements, the Compensation Committee and the independent members of the Board considered competitive market data and governance best practices information provided by the compensation consultant. The Compensation Committee and the independent members of the Board also evaluated the cost to us of these arrangements and the potential payout levels to each affected executive under various scenarios. In approving these agreements, they determined that their cost to us and our stockholders was reasonable and not excessive, given the benefit conferred to us.

The Compensation Committee and the Board believe that these agreements will help to maintain the continued focus and dedication of our executives to their assigned duties without the distraction that could result from the possibility of a change of control of the Company.

2018 Proxy Statement	31

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

In addition, in connection with the negotiation of Mr. Block’s employment terms when he joined us in 2013, and Mr. Hawkins’ employment terms when he joined us in 2014, each of these NEOs received an offer letter that provided for eligibility for ongoing severance payments and benefits in connection with involuntary terminations of employment not in connection with a change of control. Under Mr. Block’s offer letter, if his employment is terminated without cause or he resigns for good reason, he will be entitled to payments equal to one year of his base salary and 100% of his annual target cash bonus, as well as any bonus earned as of his termination but not yet paid, and unpaid reimbursement of expenses. Receipt of these severance payments and benefits is conditioned on Mr. Block’s signing a release of claims in favor of the Company. In addition, Mr. Block’s offer letter provides him (or his estate) with certain severance payments and benefits in the event his termination of employment is due to death or disability. Under Mr. Hawkins’ offer letter, if his employment is terminated without cause or he resigns for good reason, he will be entitled to payments equal to one year of his base salary and 100% of his annual target cash bonus, and unpaid reimbursement of expenses. Receipt of these severance payments and benefits is conditioned on Mr. Hawkins’ signing a release of claims in favor of the Company.

For a summary of the material terms and conditions of agreements in effect during fiscal 2018, see “Employment Contracts and Certain Transactions—Change of Control,” elsewhere in this Proxy Statement.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code imposes limitations on the deductibility for corporate federal income tax purposes of remuneration in excess of $1 million paid to the chief executive officer, chief financial officer and each of the three next most highly compensated executive officers of a public company. Prior to the Tax Cuts and Jobs Act that was signed into law on December 22, 2017, compensation that satisfied conditions set forth under Section 162(m) to qualify as “performance-based compensation” was not subject to the limitation, and the limitation did not apply to compensation paid to the Chief Financial Officer. The Tax Cuts and Jobs Act eliminated the performance-based compensation exception beginning January 1, 2018, but provided a transition rule with respect to remuneration provided pursuant to a written binding contract that was in effect on November 2, 2017 and not materially modified after that date.

We monitor the application of Section 162(m) and the associated Treasury regulations on an ongoing basis and the advisability of qualifying executive compensation for deductibility. Notwithstanding the repeal of the exemption for “performance-based compensation,” the Compensation Committee intends to maintain its commitment to structuring the Company’s executive compensation programs in a manner designed to align pay with performance.

Taxation of “Parachute” Payments and Deferred Compensation

Sections 280G and 4999 of the Internal Revenue Code provide that executive officers, directors who hold significant equity interests, and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change of control of the Company that exceed certain prescribed limits, and that we (or our successor) may forfeit a deduction on the amounts subject to this additional tax. We did not provide any executive, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that the executive might owe as a result of the application of Sections 280G or 4999 during fiscal 2018 and we have not agreed and are not otherwise obligated to provide any NEO with such a “gross-up” or other reimbursement.

Section 409A of the Internal Revenue Code imposes significant additional taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the restrictive conditions of the provision. Although we do not maintain a traditional nonqualified deferred compensation plan, Section 409A applies to certain equity awards and severance arrangements. We generally have structured our equity awards in a manner intended to comply with the applicable Section 409A conditions. In addition, the Change of Control and Retention Agreements that we have entered into with the NEOs generally have been drafted or modified in a manner intended to comply with Section 409A.

Accounting for Stock-Based Compensation

We follow the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC Topic 718”) in connection with the financial reporting of our stock options and other stock-based awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock option grants using a variety of assumptions, as well as the grant date “fair value” of their other stock-based awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executives may never realize any value from their options or other stock-based awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock option grants and other stock-based awards in their income statements over the period in which an executive is required to render service in exchange for vesting of the option or other award. When determining the types and amounts of equity compensation granted to the NEOs, the Compensation Committee considers the advantages and disadvantages of various equity vehicles, such as stock options, RSUs and PRSUs. As part of this consideration, the Compensation Committee takes into account the overall program cost, which includes the associated compensation expense for financial reporting purposes.

32	2018 Proxy Statement

COMPENSATION RISK ASSESSMENT

COMPENSATION RISK ASSESSMENT

As part of its review of the compensation to be paid to our executives, as well as the compensation programs generally available to our employees, the Compensation Committee considers potential risks arising from our compensation programs and the management of these risks, in light of our overall business, strategy and objectives.

As is the case with our employees generally, our NEOs’ base salaries are fixed in amount and thus do not encourage risk-taking. Bonus amounts under our bonus plan are tied to overall corporate and individual performance, and the bonus pool for executive officers is based on our performance during the fiscal year compared to pre-established target levels for three equally-weighted measures: revenue, operating cash flow and non-GAAP income from operations. These three financial measures counterbalance each other, decreasing the likelihood that our NEOs will pursue any one measure to the detriment of overall financial performance. Combined, these measures limit the ability of an executive to be rewarded for taking excessive risk on our behalf by, for example, seeking revenue enhancing opportunities at the expense of profitability. Moreover, a significant portion of compensation provided to our NEOs is in the form of long-term equity awards, including PRSUs, that help further align their interests with those of our stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking because the ultimate value of the awards is tied to our stock price and because the awards are staggered and subject to long-term vesting schedules. Our executive stock ownership guidelines also help ensure that executives have significant value tied to long-term stock price performance. Additional controls such as our clawback policy, our Code of Conduct and related training, and periodic sub-certification requirements for our executives, help mitigate the risks of unethical behavior and inappropriate risk-taking.

2018 Proxy Statement	33

CEO PAY RATIO

CEO PAY RATIO

The fiscal 2018 total compensation of the median employee, based on compensation of all employees who were employed as of November 1, 2017, other than our CEO Marc Benioff, was $155,284. Mr. Benioff’s fiscal 2018 annual total compensation was $4,653,362. The ratio of these amounts (our “Pay Ratio”) in fiscal 2018 was 1-to-30.

The fiscal 2018 Pay Ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described herein. First,

we collected employee compensation data using salary, cash bonuses, equity compensation and commissions as our “consistently applied compensation measures” for purposes of the Pay Ratio. Second, we identified our employee population as of November 1, 2017 based on our payroll records. Finally, we identified the median compensated employee (“Median Employee”) and calculated his or her total compensation consistent with the compensation for our CEO in accordance with SEC rules and as reflected in the Summary Compensation Table on page 35, the details of which are set forth in the table below:

Employee	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compens- ation ($)	All Other Compens- ation ($)	Total ($)

CEO	2018	1,550,000	0	0	0	3,100,000	3,362	4,653,362

Median Employee	2018	131,758	6,503	0	0	17,023	0	155,284

The SEC’s rules for identifying the Median Employee and calculating the Pay Ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the Pay Ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. In calculating our Pay Ratio, we did not annualize the compensation of any employees nor did we make use of any of the exclusions allowed under SEC rules.

Important Note on Fiscal 2018 Pay Ratio.    As more fully discussed on page 28, our fiscal 2018 total compensation for all

NEOs, including our CEO, was significantly impacted by (that is, was atypically low due to) the change in timing of our annual equity award cycle. This timing change resulted in no annual equity awards being granted in fiscal 2018. Neither our Median Employee nor our CEO received equity awards in fiscal 2018 for this reason.

As a result, given the atypically low compensation amounts for our NEOs in fiscal 2018, we note, as supplemental disclosure, that if the compensation amounts used to determine our fiscal 2018 Pay Ratio included the grant date fair value of the fiscal 2019 equity awards granted to our CEO and to our Median Employee, our fiscal 2018 Pay Ratio would have been 1-to-130. Fiscal 2019 equity awards will be taken into account in determining the fiscal 2019 pay ratio (which will be reported in the 2019 Proxy Statement).

34	2018 Proxy Statement

SUMMARY COMPENSATION TABLE

SUMMARY COMPENSATION TABLE

The following table sets forth, for fiscal 2018 and the two prior years, the compensation reportable for our NEOs, as determined under SEC rules.

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compens- ation	All Other Compens- ation		Total
Marc Benioff	2018	$1,550,000	—	—	—	$3,100,000	$3,362	(3)	$4,653,362
Chairman of the Board and Chief Executive Officer	2017	$1,550,000	—	$4,373,238	$2,848,014	$3,100,000	$1,298,795		$13,170,047
	2016	$1,550,000	—	$17,455,952	$9,807,069	$3,100,000	$1,449,882		$33,362,903
Mark Hawkins	2018	$750,000	—	—	—	$750,000	$10,909	(4)	$1,510,909
President and Chief	2017	$750,000	—	$3,035,661	$3,000,014	$750,000	$1,151		$7,536,826
Financial Officer	2016	$700,000	$250,000	$1,200,029	$4,800,004	$700,000	$29,362		$7,679,395
Keith Block	2018	$1,150,000	—	—	—	$1,150,000	$49,889	(5)	$2,349,889
Vice Chairman, President	2017	$1,150,000	—	$5,059,230	$5,000,017	$1,150,000	$91,438		$12,450,685
and Chief Operating Officer	2016	$1,077,000	$40,564	—	$10,000,003	$1,077,000	$58,663		$12,253,230
Parker Harris	2018	$900,000	—	—	—	$900,000	$604	(6)	$1,800,604
Co-Founder and Chief Technology Officer	2017	$900,000	$271,438	$4,047,445	$4,000,006	$900,000	$256,138		$10,375,027
	2016	$700,000	—	$1,200,029	$4,800,004	$700,000	—		$7,400,033
Alexandre Dayon	2018	$900,000	—	—	—	$900,000	—		$1,800,000
President and Chief Strategy Officer	2017	$900,000	—	$4,047,445	$4,000,006	$900,000	$17,346		$9,864,797
	2016	$700,000	$250,000	$1,600,038	$6,400,005	$700,000	$54,791		$9,704,834

(1)	Amounts reported under the Stock Awards column do not reflect compensation actually received by the NEO. Instead, the amounts reported reflect the aggregate grant date fair value of RSUs and PRSUs granted to the executives, which for RSUs is calculated by multiplying the number of shares subject to the award by the closing price of one share of our common stock on the date of grant and for PRSUs is calculated in the manner described in footnote (2) below, using a Monte Carlo valuation method.
(2)	Amounts reported under the Option Awards column do not reflect compensation actually received by the NEO. Instead, the amounts reported are the grant date fair value of stock options granted to the executives as determined pursuant to FASB ASC Topic 718, excluding estimated forfeitures. The assumptions used to calculate the value of option awards are set forth under Note 1 of the Notes to Consolidated Financial Statements included in our annual report on Form 10-K for fiscal 2018 filed with the SEC on March 9, 2018.
(3)	This amount consists of a tax gross-up provided with respect to the Company-paid costs of attending a Company leadership event, which was provided on the same terms to all other employees who attended the event.
(4)	This amount includes $5,613 for Company-paid costs of attending motivational Company sales team and leadership events and $5,296 for tax gross-ups provided with respect to such costs, consistent with how we treated these benefits for all other employees who attended such events.
(5)	This amount includes $15,990 for Company-paid costs of attending motivational Company sales team and leadership events and $15,088 for tax gross-ups provided with respect to such costs, consistent with how we treated these benefits for all other employees who attended such events. On occasion, family members of Mr. Block also may accompany him, at no incremental cost to the Company, on corporate aircraft used for business purposes.
(6)	This amount consists of a tax gross-up provided with respect to the Company-paid costs of attending a Company leadership event, which was provided on the same terms to all other employees who attended the event.

2018 Proxy Statement	35

GRANTS OF PLAN-BASED AWARDS TABLE

GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth certain information with respect to all plan-based awards granted to the NEOs during fiscal 2018. As discussed in the Compensation Discussion and Analysis, we did not grant any equity awards to our NEOs during fiscal 2018 due to the Compensation Committee’s decision to move the annual award cycle from November to March.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold	Target (1)	Maximum (1)	Threshold (#)	Target (#)	Maximum (#)
Marc Benioff	N/A	—	$3,100,000	$3,875,000	—	—	—	—	—	—	—
Mark Hawkins	N/A	—	$750,000	$937,500	—	—	—	—	—	—	—
Keith Block	N/A	—	$1,150,000	$1,437,500	—	—	—	—	—	—	—
Parker Harris	N/A	—	$900,000	$1,125,000	—	—	—	—	—	—	—
Alexandre Dayon	N/A	—	$900,000	$1,125,000	—	—	—	—	—	—	—

(1)	The Company’s non-equity incentive plan awards, and how they were determined, are based upon a formula that may include some discretion as to amounts paid, as discussed under “Compensation Discussion and Analysis—Compensation Elements—Cash Bonuses.” Maximum amounts shown reflect a 125% individual multiplier limit on payouts to executive officers.

36	2018 Proxy Statement

OPTION EXERCISES AND STOCK VESTED TABLE

OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth certain information concerning option exercises and the vesting of stock awards and the value realized upon exercise or vesting by the NEOs during fiscal 2018.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2)
Marc Benioff	1,300,000	$111,615,352	—	—
Mark Hawkins	277,453	$26,881,238	16,169	$1,574,722
Keith Block	660,000	$59,407,692	8,270	$883,484
Parker Harris	240,800	$22,444,862	20,709	$2,021,835
Alexandre Dayon	316,382	$33,170,708	28,454	$2,744,785

(1)	The value realized on exercise is pre-tax and represents the difference between the market price of the shares of our common stock underlying the options when exercised and the applicable exercise price.
(2)	The value realized on vesting is pre-tax and is determined by multiplying the number of vested restricted stock units by the closing price of the Company’s common stock on the vesting date.

2018 Proxy Statement	37

OUTSTANDING EQUITY AWARDS AT FISCAL 2018 YEAR-END TABLE

OUTSTANDING EQUITY AWARDS AT FISCAL 2018 YEAR-END TABLE

The following table sets forth information with respect to the value of all outstanding equity awards held by our NEOs as of January 31, 2018.

	OPTION AWARDS				STOCK AWARDS
Name and Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (4)
Marc Benioff
11/26/2013	1,849,441	—	$52.30	11/26/2020	—	—	—	—
11/25/2014	1,556,700	409,658	$59.34	11/25/2021	—	—	—	—
11/22/2015	260,604	220,512	$80.99	11/22/2022	—	—	—	—
11/22/2016	44,059	106,998	$75.57	11/22/2023	—	—	—	—
11/22/2015	—	—	—	—	—	—	191,382	$21,800,324
11/22/2016	—	—	—	—	—	—	113,062	$12,878,892
Mark Hawkins
8/26/2014	—	60,372	$59.64	08/26/2021	—	—	—	—
11/22/2015	—	107,928	$80.99	11/22/2022	—	—	—	—
11/22/2016	—	112,710	$75.57	11/22/2023	—	—	—	—
8/26/2014	—	—	—	—	5,628	$641,085	—	—
11/22/2015	—	—	—	—	7,409	$843,959	—	—
11/22/2016	—	—	—	—	14,888	$1,695,892	—	—
11/22/2016	—	—	—	—	—	—	39,700	$4,522,227
Keith Block
11/25/2014	345,121	124,139	$59.34	11/25/2021	—	—	—	—
11/22/2015	265,731	224,850	$80.99	11/22/2022	—	—	—	—
11/22/2016	77,349	187,849	$75.57	11/22/2023	—	—	—	—
11/22/2016	—	—	—	—	24,812	$2,826,335	—	—
11/22/2016	—	—	—	—	—	—	66,164	$7,536,741
Parker Harris
11/26/2013	217,014	—	$52.30	11/26/2020	—	—	—	—
11/25/2014	264,167	69,518	$59.34	11/25/2021	—	—	—	—
11/22/2015	127,551	107,928	$80.99	11/22/2022	—	—	—	—
11/22/2016	61,879	150,279	$75.57	11/22/2023	—	—	—	—
11/25/2014	—	—	—	—	6,049	$689,042	—	—
11/22/2015	—	—	—	—	7,409	$843,959	—	—
11/22/2016	—	—	—	—	19,850	$2,261,114	—	—
11/22/2016	—	—	—	—	—	—	52,932	$6,029,484
Alexandre Dayon
11/25/2014	83,419	69,518	$59.34	11/25/2021	—	—	—	—
11/22/2015	170,068	143,904	$80.99	11/22/2022	—	—	—	—
11/22/2016	61,879	150,279	$75.57	11/22/2023	—	—	—	—
11/25/2014	—	—	—	—	6,049	$689,042	—	—
11/22/2015	—	—	—	—	9,878	$1,125,203	—	—
11/22/2016	—	—	—	—	19,850	$2,261,114	—	—
11/22/2016	—	—	—	—	—	—	52,932	$6,029,484

38	2018 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL 2018 YEAR-END TABLE (CONTINUED)

(1)	Options shown in this table were granted under the 2013 Equity Plan and vest over four years, with 25% of the total shares granted vesting on the first anniversary of the date of grant and the balance vesting in equal monthly installments over the remaining 36 months.
(2)	Restricted stock unit awards shown in this table were granted under the 2013 Equity Plan and vest over four years, with 25% of the units vesting on the first anniversary of the date of grant and the balance vesting in equal quarterly installments over the remaining 36 months.
(3)	The PRSUs shown in this table will vest depending on the Company’s TSR over the Performance Period, relative to companies in the Index Group. If the Company’s TSR over the Performance Period is at the 60th percentile when ranked against the Index Group TSRs, 100% of the target number of shares will vest. For every percentile by which the Company’s TSR ranking within the Index Group exceeds the 60th percentile, shares vesting will increase by 2.5641%, up to a maximum payout of 200% of target if the Company’s TSR ranking is at the 99th percentile. For every percentile by which the Company’s TSR ranking within the Index Group is below the 60th percentile, shares vesting will decrease by 3.3333%, with no payout if the Company’s TSR ranking is below the 30th percentile. If the Company’s absolute TSR over the Performance Period is negative, the number of shares vesting will not exceed 100% of target. In accordance with SEC rules, based on the actual performance during the respective performance periods through the end of the last fiscal year, the PRSUs granted on November 22, 2015 are reported assuming achievement of target performance goals and the PRSUs granted on November 22, 2016 are reported assuming achievement of maximum performance goals.
(4)	The market value of unvested RSUs and unearned PRSUs is based on the closing market price of the Company’s common stock on January 31, 2018 of $113.91 per share.

2018 Proxy Statement	39

EMPLOYMENT CONTRACTS AND CERTAIN TRANSACTIONS

EMPLOYMENT CONTRACTS AND CERTAIN TRANSACTIONS

Executive Officer Offer Letters, Agreements and Bonuses.    Each NEO is an “at-will” employee. Offer letters with our NEOs provide for one or more of the following: annual base salary, an annual bonus based on Company and individual performance, initial grants of stock options and other equity-based awards and participation in our Company-wide employee benefit plans. In addition, the offer letters we have entered into with Messrs. Block and Hawkins provide for severance payments and benefits as described below.

Keith Block.    Under Mr. Block’s offer letter with the Company, dated June 6, 2013, in the event we terminate Mr. Block’s employment without cause (as defined in his offer letter) or if he voluntarily terminates his employment for good reason (as defined in his offer letter), he will be entitled to receive the following payments and benefits (less applicable tax withholdings), subject to his execution of a release of claims in favor of the Company:

•	An amount equal to 100% of his annual base salary and target bonus to be payable in monthly installments for 12 months following the termination date, but ending early if he accepts employment with another party during the 12 months following his termination (for fiscal 2018, Mr. Block’s annual base salary and target bonus amount were each $1,150,000);

•	Payment equal to any performance or special incentive bonus earned as of the termination date but not yet paid; and

•	Any compensation and benefits to which he may be entitled under applicable plans, programs and agreements of the Company (but ending immediately if he accepts employment with another party during the 12 months following his termination), and reimbursement of any expenses incurred but not yet reimbursed.

In the event Mr. Block’s employment terminates due to his death or disability (as defined in his offer letter), he or his estate will be entitled to receive the following payments and benefits (less applicable tax withholdings), in addition to any other compensation and benefits to which he (or his estate) may be entitled under applicable plans, programs and agreements of the Company:

•	In the case of death, an amount equal to 100% of his annual base salary payable in monthly installments for 12 months following his death (for fiscal 2018, Mr. Block’s annual base salary was $1,150,000);

•	In the case of disability, the disability benefit available under our normal procedures and policies for the Company’s most senior executives;

•	Payment equal to his pro rata bonus(es) for the remainder of the year in which death or disability occurs (if Mr. Block’s termination due to death or disability had occurred on January 31, 2018, his bonus payment would have been $1,150,000, less applicable withholding taxes); and
•	Payment equal to any base salary and any performance or special incentive bonus earned but not yet paid as of the termination due to death or disability, reimbursement of any expenses incurred but not yet reimbursed, and any compensation and benefits to which he (or his legal representatives) may be entitled under applicable plans, programs and agreements of the Company.

Mark Hawkins.    Under Mr. Hawkins’ offer letter with the Company, dated June 11, 2014, in the event we terminate Mr. Hawkins’ employment without cause (as defined in his offer letter) or if he voluntarily terminates his employment for good reason (as defined in his offer letter), he will be entitled to receive the following payments and benefits (less applicable tax withholdings), subject to his execution of a release of claims in favor of the Company:

•	An amount equal to 100% of his annual base salary and target bonus to be payable in monthly installments for 12 months following the termination date, but ending early if he accepts employment with another party during the 12 months following his termination (for fiscal 2018, Mr. Hawkins’ annual base salary and target bonus amount were each $750,000); and

•	Any compensation and benefits to which he may be entitled under applicable plans, programs and agreements of the Company (but ending immediately if he accepts employment with another party during the 12 months following his termination), and reimbursement of any expenses incurred but not yet reimbursed.

Change of Control.    In December 2008, we entered into a Change of Control and Retention Agreement with Mr. Benioff. Pursuant to this agreement, in the event that the employment of Mr. Benioff is terminated without cause (as defined in the agreement) or he resigns for good reason (as defined in the agreement) within three months prior to, or 18 months after, a change of control (as defined in the agreement) of the Company, he will be entitled to receive the following payments and benefits:

•	A lump sum payment (less applicable tax withholdings) equal to 200% of his annual base salary and target bonus;

•	Company-paid premiums for health care (medical, dental and vision) continuation coverage for him and his eligible dependents for a period of up to 24 months following termination; and

•	Full vesting acceleration of the unvested portion of all equity incentive awards held by him at the time of termination.

We have also entered into Change of Control and Retention Agreements with the other NEOs. Pursuant to these agreements, in the event that the employment of any of these executives is terminated without cause or he resigns for good reason within three months prior to, or 18 months after, a change of control of

40	2018 Proxy Statement

EMPLOYMENT CONTRACTS AND CERTAIN TRANSACTIONS (CONTINUED)

the Company, he will be entitled to receive the following payments and benefits:

•	A lump sum payment (payable with respect to Mr. Hawkins, in equal monthly installments over 12 months) (less applicable tax withholdings) equal to 150% of the executive’s annual base salary and target bonus;

•	Company-paid premiums for health care (medical, dental and vision) continuation coverage for the executive and his eligible dependents for a period of up to 18 months following termination; and

•	Full vesting acceleration of the unvested portion of all equity awards held by the executive at the time of termination.

Each Change of Control and Retention Agreement contains a “best of” provision that termination payments and benefits will be either delivered in full or to such lesser extent as would result in no portion of such termination benefits being subject to the excise tax imposed by the “golden parachute” rules of Section 4999 of the Internal Revenue Code of 1986, as amended, whichever of the foregoing amounts, after taking into account all applicable taxes, results in the greatest amount of termination benefits to the executive on an after-tax basis. Receipt of payments and benefits under each agreement is conditioned upon execution by the executive of a release of claims in favor of the Company, which release also requires continued compliance by the executive with confidentiality obligations.

Performance-Based Restricted Stock Units.    The PRSUs granted to our NEOs, including our CEO, provide that, if the applicable officer remains employed through a specified date (slightly longer than three years after each respective grant date), each respective award will vest in a percentage of the target number of shares subject to the award, between zero and 200%, depending on how our total stockholder return (“TSR”) ranks over the three-year period from the grant date (the “performance period”), relative to the companies in the NASDAQ-100 Index as of the grant date (the “Index Group”). If our TSR over the Performance Period is at the 60th percentile when ranked against the TSRs of the companies in the Index Group, 100% of the target number of shares will be eligible to vest. For every percentile by which our TSR ranking within the Index Group exceeds the 60th percentile, the number of shares eligible to vest will increase by 2.5641% of target, up to a maximum payout of 200% of target if our TSR ranking is at the 99th percentile. For every percentile by which our TSR ranking within the Index Group is below the 60th percentile, the number of shares eligible to vest will decrease by 3.3333% of target, with no payout if our TSR ranking is below the 30th percentile. Additionally, if our absolute TSR over the performance period is negative, in no event will the number of shares eligible to vest exceed 100% of the target amount, even if our TSR ranks above the 60th percentile within the Index Group.

Special vesting rules apply to the PRSUs in the event of a change of control of the Company. The awards provide that if a change of control of the Company occurs during the NEO’s employment and before the end of the performance period, shares will become eligible to vest based on how our TSR performance ranks relative to the Index Group from the grant date through the date of the change of control (instead of through the three-year performance period), using the same zero to 200% scale described above. A portion of the award will be considered satisfied as of the date of a change of control, and a pro-rated portion of the eligible shares (if any) will vest to reflect service through that date, with the remaining eligible shares vesting in equal calendar quarterly installments thereafter over the balance of the original performance period, subject to the NEO’s continued employment through each vesting date. Any shares eligible to vest based on the TSR performance are also subject to accelerated vesting if each applicable officer’s employment terminates within three months before, or 18 months after, a change of control in a qualifying termination of employment, determined in accordance with the terms of his existing change of control and retention agreement.

If a change of control of the Company occurs within the three-month period after a NEO ceases to be an employee, and such officer qualified for severance payments and benefits under his Change of Control and Retention Agreement, the rules described in the preceding paragraph apply as if such officer had remained an employee through the date of the change of control. Therefore, assuming the NEO qualifies for severance payments and benefits under his Change of Control and Retention Agreement, he will be entitled to full vesting of any and all shares eligible to vest based on the TSR performance (determined as described above) as of the date the performance is certified.

2018 Proxy Statement	41

EMPLOYMENT CONTRACTS AND CERTAIN TRANSACTIONS (CONTINUED)

Payments Upon Qualifying Termination of Employment. Assuming the employment of the NEOs had been terminated on January 31, 2018 pursuant to a qualifying termination of employment in connection with a change of control of the Company, they would have been entitled to payments and benefits in the amounts set forth below. For this hypothetical calculation, we have used each NEO’s compensation level as of

January 31, 2018 (and, where applicable, the Company’s closing stock price on this date). Since several factors (e.g., the time of year when the event occurs and the Company’s stock price) could affect the nature and amount of benefits a NEO could potentially receive, any amounts paid or distributed upon a future termination may be different from those shown in the table below:

Name	Salary and Bonus (1)	Value of Continuation of Benefits	Value of Accelerated Stock Options, RSUs and PRSUs (2)	Total (3)

Marc Benioff	$9,300,000	$49,959	$61,956,365(4)	$71,306,324

Mark Hawkins	$2,250,000	$27,925	$16,592,730(5)	$18,870,655

Keith Block	$3,450,000	$12,703	$27,973,163(6)	$31,435,866

Parker Harris	$2,700,000	$38,055	$19,917,140(7)	$22,655,195

Alexandre Dayon	$2,700,000	$38,055	$21,382,714(8)	$24,120,769

(1)	Based on salary and bonus targets as of January 31, 2018.
(2)	Represents acceleration of unvested options and acceleration of PRSUs at 100% of target as if the Company’s TSR through the change of control ranked at the 60th percentile against the NASDAQ 100 Index Group (with amounts shown in the footnotes below assuming acceleration of PRSUs at the maximum amount as if the Company’s TSR through the change of control was positive and ranked at the 99th percentile relative to TSR against the NASDAQ 100 Index Group). Based on a common stock price of $113.91, the closing market price of the Company’s common stock on January 31, 2018, less the applicable exercise price for each option for which vesting would have been accelerated.
(3)	The amounts presented reflect the maximum severance benefits that could have been paid out without giving effect to any potential reduction as a result of the “best of” provision of the Change of Control and Retention Agreements described above.
(4)	If the maximum PRSU amount possible were accelerated in connection with a change of control and qualifying termination, the resulting total value of accelerated equity awards would be $90,196,135.
(5)	If the maximum PRSU amount possible were accelerated in connection with a change of control and qualifying termination, the resulting total value of accelerated equity awards would be $18,853,843.
(6)	If the maximum PRSU amount possible were accelerated in connection with a change of control and qualifying termination, the resulting total value of accelerated equity awards would be $31,741,534.
(7)	If the maximum PRSU amount possible were accelerated in connection with a change of control and qualifying termination, the resulting total value of accelerated equity awards would be $22,931,882.
(8)	If the maximum PRSU amount possible were accelerated in connection with a change of control and qualifying termination, the resulting total value of accelerated equity awards would be $24,397,456.

Indemnification Agreements.    The Company has entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

Policies and Procedures with Respect to Related Party Transactions.    Our Board is committed to the highest legal and ethical standards of conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Our Audit Committee Charter requires that the Audit Committee review and approve any related party transactions, after reviewing each such transaction for potential conflicts of interests and other improprieties.

The Company has in place Related Party Transaction Policies and Procedures, under which the Audit Committee reviews and approves or ratifies any related party transactions. In approving or rejecting the proposed transaction, our Audit Committee will consider the relevant facts and circumstances, including the costs and benefits to the Company, the nature of the related party’s interest in the transaction, the availability and terms of other sources for comparable services or products, and, if applicable, the impact on a director’s independence.

Related Party and Other Transactions.    Except for the compensation of directors and executive officers described earlier and as set forth below, there were no transactions during fiscal 2018 in which the Company was a party, the amount involved in the transaction exceeds $120,000 and in which any director, director nominee, executive officer, holder of more than 5% of our capital stock, or immediate family member of any of the foregoing individuals had or will have a direct or indirect material interest.

Andrea Conway, a non-executive employee of Salesforce, is the daughter of Craig Conway, a director. With respect to fiscal 2018, Ms. Conway earned $157,726 in base salary and $36,998 in annual cash incentive and other performance-based bonuses. Ms. Conway is a Senior Product Designer and her total compensation is consistent with the total compensation provided to other employees of the same level with similar responsibilities. Our Audit Committee reviewed and approved the employment of Ms. Conway pursuant to our Related Party Transaction Policies and Procedures. The terms of Ms. Conway’s employment and

42	2018 Proxy Statement

EMPLOYMENT CONTRACTS AND CERTAIN TRANSACTIONS (CONTINUED)

compensation do not violate these policies or procedures nor do we believe they present a conflict of interest, particularly in light of the number of personnel employed by the Company overall (more than 29,000 employees as of January 31, 2018), and the fact that neither the Board nor executive management directly oversee Ms. Conway or other personnel at her level, and the fact that her compensation is consistent with that of other employees at the same level with similar responsibilities.

In January 1999, the Salesforce.com Foundation, also referred to as the Foundation, was chartered on an idea of leveraging the Company’s people, technology and resources to help improve communities around the world. The Company calls this integrated philanthropic approach the 1-1-1 model. Beginning in 2008, Salesforce.org, which is a non-profit public benefit corporation, was established to resell the Company’s services to non-profit organizations and certain higher education organizations.

The Company’s Chairman is the chairman of both the Foundation and Salesforce.org. The Company’s Chairman holds one of the three Foundation board seats. The Company’s Chairman, one of the Company’s employees and one of the Company’s board members hold three of nine Salesforce.org board seats. The Company does not control the Foundation’s or Salesforce.org’s activities, and accordingly, the Company does not consolidate either of the related entities’ statement of activities with its financial results.

Since the Foundation’s and Salesforce.org’s inception, the Company has provided at no charge certain resources to those entities’ employees, such as office space, furniture, equipment, facilities, services and other resources. The value of these items was approximately $11.2 million for fiscal 2018.

Additionally, the Company has donated subscriptions of the Company’s services to other qualified non-profit organizations. The Company also allows Salesforce.org to resell the Company’s service to non-profit organizations and certain higher education entities. The Company does not charge Salesforce.org for these subscriptions and a portion of the revenue from subscriptions provided to non-profit organizations is donated back to the community through charitable grants made by the Foundation and Salesforce.org. The value of the subscriptions pursuant to reseller agreements, as amended, was approximately $182.6 million for fiscal 2018.

2018 Proxy Statement	43

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2018, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s officers and directors and persons who beneficially own more than 10% of the Company’s common stock (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain

Reporting Persons relating to fiscal 2018, the Company believes that the reports that were not filed on a timely basis, under Section 16(a), are: (i) one Form 4 filed on behalf of Cynthia Robbins on May 31, 2017 with respect to the vesting of RSUs and sale of shares to cover the associated tax obligation, and (ii) one Form 4 filed on behalf of Amy Weaver on May 31, 2017 with respect to the vesting of RSUs and sale of shares to cover the associated tax obligation, in each case as a result of unintentional administrative error.

COMMITTEE REPORTS

The following reports by our Compensation Committee and Audit Committee shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Exchange Act, or (iv) subject to the liabilities of Section 18 of the Exchange Act. The reports shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent the Company specifically incorporates the report by reference into such filing.

Report of the Compensation Committee of the Board of Directors

We, the Compensation Committee of the Board of Directors of Salesforce, have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussion, we have recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in Salesforce’s Annual Report on Form 10-K for the fiscal year ended January 31, 2018.

THE COMPENSATION COMMITTEE

John V. Roos (Chair)

Craig Conway

Maynard Webb

44	2018 Proxy Statement

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Report of the Audit Committee of the Board of Directors

Role of the Audit Committee

The Audit Committee operates under a written charter and its functions are discussed above in “Corporate Governance and Board Committees—Audit and Finance Committee.”

The Audit Committee, which is comprised entirely of non-management directors, oversees the Company’s financial reporting process on behalf of the Board. Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. Ernst & Young LLP (“Ernst & Young”), the independent auditor, is responsible for performing an independent audit of the Company’s consolidated financial statements and an independent audit of the Company’s internal controls over financial reporting, both in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). Part of the Audit Committee’s responsibility is to monitor and oversee this process.

The Audit Committee generally meets twice per quarter, once in connection with quarterly Board meetings and once to review quarterly and year-end financial results. The Audit Committee also meets as needed to address developing accounting, compliance, or other matters. Specifically, in discharging its duties in fiscal 2018, the Audit Committee:

•	reviewed and discussed with management and Ernst & Young our quarterly earnings press releases, related periodic reports filed with the SEC, and our audited financial statements for the fiscal year ended January 31, 2018, as well as the overall quality of our financial reporting process;

•	reviewed and discussed with Ernst & Young the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB, which involves communications to the Audit Committee regarding responsibilities of the auditor and overall strategy and timing of the audit;

•	received and discussed the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence;

•	inquired about significant business and financial reporting risks (including cyber security risks), reviewed the Company’s policies for risk assessment and risk management, and assessed the steps management is taking to control these risks;

•	reviewed actual and potential related party transactions and the Company’s policy regarding related party transactions;

•	received reports about the receipt and resolution of employee or other concerns raised regarding financial reporting and other compliance matters;

•	reviewed and assessed the Company’s compliance and global ethics and integrity programs;
•	met periodically with management, the internal auditor and Ernst & Young regarding the evaluation and effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002;

•	considered the fees paid to Ernst & Young for the provision of non-audit related services and concluded that these fees did not compromise Ernst & Young’s independence in performing the audit; and

•	monitored the Company’s internal and disclosure control structure, including the scope and adequacy of the Company’s internal audit program.

Recommendation Regarding Audited Financial Statements for Fiscal Year Ended January 31, 2018

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended January 31, 2018 for filing with the SEC.

Review of Independent Auditor

The Audit Committee conducts an annual evaluation of the independent auditor in connection with the committee’s determination of whether to continue to retain Ernst & Young or engage another firm as the Company’s independent auditor. In the course of these reviews, the committee has considered, among other things:

•	data relating to audit quality and performance, including recent PCAOB reports on Ernst & Young;

•	the value of Ernst & Young’s services in light of the fees charged to the Company;

•	Ernst & Young’s tenure as our independent auditor and its familiarity with our global operations and businesses, accounting policies and practices and internal control over financial reporting;

•	Ernst & Young’s capability and expertise in handling the breadth and complexity of our worldwide operations;

•	The periodic rotation of the lead audit partner, as required by Section 203 of the Sarbanes-Oxley Act, which most recently occurred effective as of fiscal 2017;

•	Ernst & Young’s integrity and objectivity; and

•	Ernst & Young’s independence.

Based on this evaluation, the Audit Committee has concluded that Ernst & Young is independent and believes it is in the best interests of the Company and its stockholders to retain Ernst & Young to serve as the Company’s independent registered public accounting firm for fiscal 2019. Accordingly, the Audit Committee has reappointed Ernst & Young as the Company’s independent auditor for fiscal 2019.

2018 Proxy Statement	45

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (CONTINUED)

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditor. Accordingly, Audit Committee oversight does not provide an independent basis to determine that management has operated according to appropriate accounting and financial reporting principles or maintained appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the PCAOB, that the consolidated financial statements are presented in accordance with U.S. generally accepted accounting principles or that Ernst & Young is in fact “independent.”

THE AUDIT AND FINANCE COMMITTEE

Robin Washington (Chair)

Alan Hassenfeld

Sanford Robertson

Maynard Webb

46	2018 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

PROPOSAL 1 — ELECTION OF DIRECTORS

As recommended by the Nominating and Corporate Governance Committee, the Board’s nominees for election to the Board by the stockholders are the following current members of the Board: Marc Benioff, Keith Block, Craig Conway, Alan Hassenfeld, Neelie Kroes, Colin Powell, Sanford Robertson, John V. Roos, Bernard Tyson, Robin Washington, Maynard Webb and Susan Wojcicki.

It is intended that the proxy in the form enclosed will be voted, unless otherwise indicated, for the election of the nominees as directors to the Board. If any of the nominees should for any reason be unable or unwilling to serve as of the Annual Meeting, the Board may designate a substitute nominee or reduce the size of the Board. If the Board designates a substitute nominee, the proxies will be voted for the election of such other person.

Vote Required and Board of Directors’ Recommendation

The Company’s Bylaws provide that each director nominee be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. The Board, after taking into consideration the recommendation of the Nominating and Corporate Governance Committee, will determine whether or not to accept the pre-tendered resignation of any nominee for director, in an uncontested election, who receives a greater number of votes against his or her election than votes for such election.

The Board of Directors Recommends a Vote FOR Each of the Nominees Listed Above.

2018 Proxy Statement	47

PROPOSAL 2 — AMENDMENT AND RESTATEMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION

PROPOSAL 2 — AMENDMENT AND RESTATEMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION

We are seeking stockholder approval to amend and restate the Company’s Amended and Restated Certificate of Incorporation to allow one or more stockholders who own at least 15% of the Company’s common stock and who satisfy certain procedures to require that the Company call a special meeting of the Stockholders (the “Proposed Certificate Amendment”). Stockholders do not presently have the ability to require that the Company call a special meeting of stockholders. If the Proposed Certificate Amendment is approved by the stockholders, the Company’s Amended and Restated Certificate of Incorporation will provide that the Company be required to call a special meeting of the stockholders upon the written request of one or more stockholders who:

•	own shares representing 15% or more of the voting power of the outstanding common stock of the Company;

•	continue to satisfy that level of stock ownership for such period as set forth in the Bylaws, as amended from time to time;

•	provide specified information regarding the stockholder(s) requesting the special meeting as well as the proposed special meeting; and

•	satisfy such additional terms, conditions and limitations as may be set forth in the Bylaws, as amended from time to time.

As discussed further below, under the Proposed Certificate Amendment, for purposes of determining whether stockholders requesting a special meeting satisfy the 15% ownership threshold, a person will be deemed to “own” only those shares of outstanding common stock as to which the person possesses both (i) full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares (commonly referred to as a “net long” definition), which terms may be further defined in the Bylaws from time to time.

Purpose and Effect of the Proposed Amendment

The Proposed Certificate Amendment is a result of the Board’s ongoing review of our corporate governance principles. In developing the Proposed Certificate Amendment, the Board (including all members of the Nominating and Corporate Governance Committee) carefully considered the implications of amending our Amended and Restated Certificate of Incorporation to allow stockholders to request that the Company call a special meeting.

The Board recognizes that providing stockholders the ability to require that the Company call special meetings is viewed by some stockholders as an important corporate governance practice. However, special meetings of the stockholders can cause the Company to incur substantial expenses and can be potentially disruptive to its business operations and to long-term stockholder interests. Accordingly, the Board believes that special meetings of the stockholders should be extraordinary events that should not be held in close proximity to an annual meeting or when the matters to be addressed have been recently considered or are planned to be considered at another meeting. The Board would continue to have the ability to call special meetings of the stockholders in other instances when, in the exercise of their fiduciary obligations, they determine appropriate.

In light of these considerations, the Board believes that it strikes an appropriate balance between enhancing stockholder rights and adequately protecting stockholder interests to provide that stockholders who satisfy a 15% “net long” ownership threshold and comply with certain additional procedures and limitations have the ability to request that the Company call a special meeting.

In determining to utilize a 15% ownership threshold, the Board considered, among other things, investor feedback, peer practices and the Company’s market capitalization. The Board determined to adopt a “net long” definition of ownership because it believes that only stockholders with full and continuing economic interest and voting rights in our common stock should be entitled to request that the Company call a special meeting.

Related Changes to the Bylaws

The Proposed Certificate Amendment authorizes the Bylaws (1) to specify the information required to be provided in connection with a stockholder’s request to call a special meeting, (2) to define ownership for purposes of the “net long” ownership standard under the Proposed Certificate Amendment, and (3) to set forth any additional procedures and conditions applicable to stockholders’ ability to request that the Company call a special meeting. Accordingly, the Board has amended Article I of our Bylaws, contingent upon stockholder approval and implementation of the Proposed Certificate Amendment, to address these provisions.

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PROPOSAL 2 — AMENDMENT AND RESTATEMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION (CONTINUED)

Information Provisions

The Bylaw amendment requires any special meeting request to set forth the same information regarding the business to be conducted at the meeting and regarding any director candidate to be nominated at the meeting that is required to be provided by a stockholder who proposes to introduce such business or to make director nominations at an annual meeting of stockholders. Any stockholder or beneficial owner who is seeking to call the special meeting or who solicits other stockholders to support calling the special meeting also must provide the same information as to its ownership of the Company’s stock and its interest in the matters proposed to be voted on at the special meeting that is required of a stockholder who proposes to introduce such business or to make director nominations at an annual meeting of stockholders. Each stockholder supporting the special meeting request must provide information as to the number of shares of the Company’s stock that it owns.

Ownership Provisions

The Bylaw amendment elaborates on the definition of “own” or “ownership” included in the Proposed Certificate Amendment by providing that borrowed or hedged shares do not count toward the 15% ownership threshold. However, holding shares through a nominee and the practice of share lending generally will not be deemed to interrupt ownership of shares that otherwise are deemed to be “owned” under this standard, provided certain conditions specified in the Bylaws are met. Stockholders requesting a special meeting must hold the requisite number of shares through the date of the special meeting and provide updated ownership information at the record date and shortly before the date of the special meeting of stockholders.

Additional Provisions

The Bylaw amendment sets forth certain procedural requirements that the Board believes are appropriate to avoid duplicative or unnecessary special meetings. Under these provisions, a special meeting request is not valid if:

•	the proposed meeting relates to an item of business that is not a matter on which stockholders are authorized to act under, or that involves a violation of, applicable law;

•	the proposed meeting relates to an item of business that is the same or substantially similar to any item of business that was voted on at a meeting of stockholders occurring within 90 days preceding the earliest dated request for a special meeting; or

•	an otherwise valid special meeting request is submitted within the 90 days preceding the anniversary of the prior year’s annual meeting.

Under the Bylaw amendment, if stockholders who request a special meeting revoke the request or cease to own 15% of the outstanding common stock of the Company, the Company is not required to hold the special meeting of the stockholders.

Additional Information

The general description of the Proposed Certificate Amendment set forth above is qualified in its entirety by reference to the text of the Proposed Certificate Amendment, which is attached as Appendix A to these proxy materials. In addition, the text of the Bylaw amendment, which can be amended from time to time, is attached as Appendix B to these proxy materials.

The Proposed Certificate Amendment is binding. If the Proposed Certificate Amendment is approved, the Company intends to file the Certificate of Amendment to Salesforce’s Certificate with the

Secretary of State of the State of Delaware, and the Proposed Certificate Amendment will become effective at the time of that filing. If the Proposed Certificate Amendment is not approved by the requisite vote, then the Proposed Certificate Amendment will not be filed with the Secretary of State of the State of Delaware, the Bylaw amendment will not become effective and our stockholders will not have the ability to request that the Company call a special meeting of stockholders.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the outstanding shares of the Company’s capital stock entitled to vote at the Annual Meeting is required to approve the amendment and restatement of the Amended and Restated Certificate of Incorporation. Abstentions and broker non-votes, if any, are treated the same as votes against this proposal.

The Board of Directors Recommends a Vote FOR the Amendment and Restatement of the Company’s Amended and Restated Certificate of Incorporation.

2018 Proxy Statement	49

PROPOSAL 3 — APPROVAL OF AN AMENDMENT OF THE EQUITY INCENTIVE PLAN TO INCREASE PLAN SHARES RESERVED FOR ISSUANCE

PROPOSAL 3 — APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE EQUITY INCENTIVE PLAN TO, AMONG OTHER THINGS, INCREASE PLAN SHARES RESERVED FOR ISSUANCE

We are seeking stockholder approval to amend and restate our 2013 Equity Incentive Plan (the “2013 Plan”) to, among other things, increase the number of shares of Common Stock of the Company (the “Shares”) reserved for issuance under the 2013 Plan by an additional 40 million Shares. Our continuing ability to offer equity incentive awards under the 2013 Plan is critical to our ability to attract, motivate and retain qualified personnel, particularly as we grow and in light of the highly competitive market for employee talent in which we operate. In addition, we have made certain other changes to the 2013 Plan in light of the Tax Cuts and Jobs Act and its impact on Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), as described in further detail below.

The Board has determined that it is in the best interests of the Company and its stockholders to approve this proposal. The Board has approved the amendment and restatement of the 2013 Plan, including the increase of the available shares thereunder, subject to stockholder approval, and recommends that stockholders vote in favor of this proposal at the Annual Meeting. Stockholder approval of this proposal requires the affirmative vote of a majority of the outstanding Shares that are present in person or by proxy and entitled to vote on the proposal at the Annual Meeting.

If stockholders approve this proposal, the amendment and restatement of the 2013 Plan will become effective as of the date of stockholder approval. If stockholders do not approve this proposal, the amendment and restatement of the 2013 Plan described in this proposal will not take effect and our 2013 Plan will continue to be administered in its current form. Our executive officers and directors have an interest in this proposal by virtue of their being eligible to receive equity awards under the 2013 Plan. The remainder of this discussion, when referring to the 2013 Plan, refers to the amended and restated 2013 Plan as if this proposal is approved by our stockholders, unless otherwise specified or the context otherwise references the 2013 Plan prior to the amendment and restatement.

Increasing the Number of Shares Reserved for Issuance under the 2013 Plan

Background

The 2013 Plan was initially adopted by the Board in March 2013, and our stockholders approved it in June 2013. As described in more detail below, the initial share reserve under the 2013 Plan was 48 million Shares, plus an additional 21,920,540 Shares that were available for grant under our 2004 Equity Incentive Plan and 2004 Outside Directors Stock Plan (the “Prior Plans”) as of the date stockholders approved the 2013 Plan. In addition, any Shares subject to outstanding awards under the 2013 Plan or, after the date stockholders approved the 2013 Plan, under the Prior Plans, that expire or are otherwise forfeited to, or repurchased by, the Company also become available for future grant under the 2013 Plan, although the number of Shares that can become available under the 2013 Plan in this manner is limited to 54,332,000 Shares. Then, at the 2015 Annual Meeting, our stockholders, upon recommendation of the Board, approved the amendment of the 2013 Plan and share increase to reserve an additional 37 million Shares.

At the 2017 Annual Meeting, our stockholders, upon recommendation of the Board, approved the amendment of the 2013 Plan and share increase to reserve an additional 37 million Shares. As discussed in our 2017 proxy, when we sought stockholder approval of the amendment of the 2013 Plan, we believed that the Shares reserved for issuance under it following stockholder approval (along with Shares becoming available for future grant due to forfeitures and cancellations) would be sufficient to enable us to continue to grant equity awards under the 2013 Plan for approximately one to two years. This estimate was based on a forecast that took into account our anticipated rate of growth in hiring, an estimated range of our stock price over time, and our historical forfeiture rates, as well as the number of Shares we had available for grant under the 2014 Inducement Equity Incentive Plan (the “2014 Plan”). We also considered stockholder feedback in determining an appropriate number of Shares to seek to add to the 2013 Plan.

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PROPOSAL 3 — APPROVAL OF AN AMENDMENT OF THE EQUITY INCENTIVE PLAN TO INCREASE PLAN SHARES RESERVED FOR ISSUANCE (CONTINUED)

Shares Available for Future Awards

As of March 31, 2018, approximately 25,266,822 Shares remained available for grant under the 2013 Plan, 504,844 Shares remained available for grant under the 2014 Plan and 93,836 Shares remained available for grant under an acquired plan. The Board believes that additional Shares are necessary to meet the Company’s anticipated equity compensation needs. The proposed Share increase is expected to last approximately one to two years. This estimate is based on a forecast that takes into account our anticipated rate of growth in hiring, an estimated range of our stock price over time, and our historical forfeiture rates, as well as the number of Shares we have available for grant under our 2014 Plan. We have also considered stockholder feedback in determining an appropriate number of Shares to seek to add to the 2013 Plan.

Reasons for Voting for the Proposal

Long-Term Equity Is a Key Component of Our Compensation Objective

As discussed in the “Compensation Discussion and Analysis” section, our overall compensation objective is to compensate our personnel in a manner that attracts and retains the highly talented employees necessary to manage and staff a high-growth business in an innovative and competitive industry. Our employees are our most valuable asset, and we strive to provide them with compensation packages that are competitive, that reward personal and company performance and that help meet our retention needs. Equity awards, whose value depends on our stock performance and which require continued service over time before any value can be realized, help achieve these objectives and are a key element of our compensation program. Equity awards also incentivize our employees to manage our business as owners, aligning their interests with those of our stockholders. We believe we must continue to use equity compensation on a broad basis to help attract, retain and motivate employees to continue to grow our business, develop new products and ultimately increase stockholder value. As of March 31, 2018, approximately 16,440 of our employees held outstanding equity awards.

The 2013 Plan Requires Additional Shares to Meet Our Forecasted Needs

We currently forecast granting equity awards representing approximately 23,835,192 Shares (or 38,335,502 fungible shares, i.e., taking into account that full value awards such as restricted stock units deplete the 2013 Plan share reserve at a rate of 2.15 Shares for every Share subject to the full value award) over the next one-year period, or approximately 5% of our Common Stock outstanding as of March 31, 2018. We also anticipate Share forfeitures and cancellations of approximately 2,313,481 Shares (or 3,608,845 fungible shares) over this period, based on our historic rates.

If our expectation for forfeitures is accurate, our net grants (grants less forfeitures and cancellations) over the next one-year period would be approximately 21,521,711 Shares (or 34,726,656 fungible shares), or approximately 5% of our Common Stock outstanding as of March 31, 2018.

As described above, the 2013 Plan has 25,266,822 Shares available for grant as of March 31, 2018. Our 2014 Plan allows us to grant awards to new employees as a material inducement to their joining the Company, such as in acquisitions, which assists us in meeting a portion of our equity compensation needs, but only with respect to a limited group. We believe additional Shares should be reserved for issuance under our 2013 Plan to meet our estimated near-term equity compensation needs.

We operate in a highly competitive industry and geography for employee talent and do not expect required rates of compensation to decline. One alternative to using equity awards would be to significantly increase cash compensation. We do not believe this would be practical or advisable. As a high-growth company, we believe that a combination of equity and cash compensation is better for attracting, retaining and motivating employees. Any significant increase in cash compensation in lieu of equity awards would reduce the cash otherwise available for operations and investment in our business. Furthermore, we do not believe a more cash-oriented program would have the same long-term retention value or serve to align employees’ interests to those of our stockholders as well as a program that includes equity.

We Manage Our Equity Incentive Program Thoughtfully

We manage our long-term stockholder dilution by limiting the number of equity awards granted annually and limiting what we grant to what we believe is an appropriate amount of equity necessary to attract, reward and retain employees. Our three-year average burn rate, which we define as the number of Shares subject to equity awards granted in a fiscal year divided by the weighted average Shares outstanding for that fiscal year, was 2.17% for fiscal years 2016 through 2018 (see chart on page 60 for detailed calculation of our three-year burn rates). We are also mindful of the ratio of our stock-based compensation expense to our revenues over time; this ratio has decreased in recent years.

Equity Awards Outstanding

As of March 31, 2018, equity awards outstanding under Salesforce equity plans were approximately: 24,905,926 stock options, no unvested restricted shares, 23,871,234 restricted stock units and 806,427 performance-based restricted stock units. An additional 1,331,747 stock options, 373,293 restricted stock units and no unvested restricted shares were outstanding under equity awards that had been assumed in connection with mergers and other corporate transactions as of March 31, 2018. As of March 31, 2018, we had 733,218,756 Shares outstanding. Accordingly, our approximately 25,050,954 outstanding awards (not including awards under our employee stock purchase plan) plus 25,865,562 Shares available for future grant under our equity plans (not including under our employee stock purchase plan) as of March 31, 2018 represented approximately 10.5% of our Common Stock outstanding (commonly referred to as the “overhang”). As of March 31, 2018, the average weighted per share exercise price of all outstanding stock options (whether granted under Salesforce-originated equity plans or assumed in connection with corporate transactions) was $78.40 and the weighted average remaining contractual term was 5.1 years.

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PROPOSAL 3 — APPROVAL OF AN AMENDMENT OF THE EQUITY INCENTIVE PLAN TO INCREASE PLAN SHARES RESERVED FOR ISSUANCE (CONTINUED)

The 2013 Plan Incorporates Good Compensation and Governance Practices

•	Administration. The 2013 Plan is administered by the Compensation Committee of the Board, which is comprised entirely of independent non-employee directors.

•	Broad-based eligibility for equity awards. We grant equity awards to a broad range of our employees. By doing so, we align employee interests with those of stockholders. Approximately 82% of all outstanding equity awards, on a share basis, as of March 31, 2018 were held by employees who are not Named Executive Officers or directors. In fiscal 2018, approximately 100% of all equity awards, on a share basis, were issued to employees who are not Named Executive Officers or directors, with approximately 10% of all employees who are not Named Executive Officers or directors receiving awards.

•	Minimum vesting for equity awards. The 2013 Plan provides that awards may not become exercisable, vest or settle prior to the one-year anniversary of the date of grant, except in the case of a participant’s death, disability or in the event of a transaction (as described in the 2013 Plan). The foregoing is subject to a 5% carve-out, as discussed in further detail below.

•	Stockholder approval is required for additional Shares. The 2013 Plan does not contain an annual “evergreen” provision but instead reserves a fixed maximum number of Shares for issuance. Stockholder approval is required to increase that number.

•	Explicit prohibition on repricing without stockholder approval. The 2013 Plan prohibits the repricing, cash-out or other exchange of underwater stock options and stock appreciation rights without prior stockholder approval.

•	No discounted stock options or stock appreciation rights. The 2013 Plan requires that stock options and stock appreciation rights issued under it must have an exercise price equal to at least the fair market value of our Common Stock on the date the award is granted, except in certain situations in which we are assuming or replacing options granted by another company that we are acquiring.
•	No dividends or dividend equivalents on unvested restricted stock or restricted stock units. The 2013 Plan provides that dividends or other distributions credited or payable in connection with restricted stock or restricted stock units are subject to the same restrictions as the underlying award and will not be paid until the underlying award vests.

•	Share-counting provisions. In general, when awards granted under the 2013 Plan expire or are cancelled without having been fully exercised, or are settled in cash, the Shares reserved for those awards are returned to the share reserve and become available for future awards. However, if Shares are tendered to us or withheld by us to pay a stock option’s or stock appreciation right’s exercise price or satisfy such award’s tax withholding obligations, those Shares do not become available for future awards. Also, if a stock appreciation right is exercised, we subtract from the 2013 Plan share reserve the full number of Shares subject to the portion of the stock appreciation right actually exercised, regardless of how many Shares actually were used to settle the stock appreciation right.

•	Full-value awards count more heavily in reducing the 2013 Plan share reserve. The 2013 Plan uses a “fungible share” concept, under which options and stock appreciation rights reduce the share reserve on a one-for-one basis, but full-value awards, such as restricted shares and restricted stock units, reduce the reserve on a 2.15-for-one basis.

•	Limited transferability. In general, awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, unless otherwise approved by the Board or a committee of the Board administering the 2013 Plan.

•	Annual limits on non-employee director awards. The 2013 Plan limits the number of Shares that may be granted under non-employee director awards each fiscal year.

•	No tax gross-ups. The 2013 Plan does not provide for any tax gross-ups.

Summary of the 2013 Plan

The following is a summary of the operation and principal features of the 2013 Plan. The summary is qualified in its entirety by the 2013 Plan as set forth in Appendix C.

Purpose

The purposes of the 2013 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide incentives to individuals who perform services to the Company and to promote the success of the Company’s business. These incentives are provided through the granting of stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance bonus awards, performance shares and performance units.

Authorized Shares

At the 2013 Annual Meeting, our stockholders approved reserving a total of 48 million Shares, plus any Shares reserved but not issued, and not subject to outstanding awards, under the Prior Plans as of the date stockholders initially approved the 2013 Plan, on a one-for-one basis, but limited to a maximum of 23.8 million Shares; and

•

any Shares subject to equity awards outstanding under the Prior Plans as of the date of initial stockholder approval of the 2013 Plan that thereafter expire, are forfeited, repurchased, cancelled or otherwise terminate (or otherwise would have, but for termination of the applicable Prior Plan, again become available for use under such Prior Plan), in this case with

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PROPOSAL 3 — APPROVAL OF AN AMENDMENT OF THE EQUITY INCENTIVE PLAN TO INCREASE PLAN SHARES RESERVED FOR ISSUANCE (CONTINUED)

Shares underlying stock options and stock appreciation rights that so become available being credited to the 2013 Plan share reserve on a one-for-one basis, and Shares subject to other types of equity awards (i.e., full value awards), being credited to the 2013 Plan share reserve on a 2.15-for-one basis; provided, however, that no more than 54,332,000 Shares may be added to the 2013 Plan pursuant to this provision.

At the 2015 Annual Meeting, our stockholders approved reserving an additional 37 million Shares.

At the 2017 Annual Meeting, our stockholders approved reserving an additional 37 million Shares.

The stockholders are now being asked to approve an additional 40 million Shares to become available for issuance under the 2013 Plan. As of March 31, 2018, we had approximately 25,266,822 Shares available for issuance under the 2013 Plan.

Share Reserve Reduction and Share Recycling

Any Shares subject to options or stock appreciation rights are counted against the 2013 Plan share reserve as one Share for every one Share subject to the award. Any Shares subject to awards granted under the 2013 Plan other than options or stock appreciation rights (i.e., full value awards, including restricted stock, restricted stock units, performance units and performance shares) are counted against the 2013 Plan share reserve as 2.15 Shares for every one Share subject thereto.

If any award granted under the 2013 Plan expires or becomes unexercisable without having been exercised in full, is surrendered or is forfeited to or repurchased by the Company due to failure to vest, the unpurchased or forfeited or repurchased Shares subject to such award become available for future grant or sale under the 2013 Plan. When Shares underlying full value awards are so returned to the 2013 Plan share reserve, 2.15 Shares are returned to the 2013 Plan reserve for each Share underlying such award.

With respect to the exercise of stock appreciation rights, the gross number of Shares covered by the portion of the exercised award, whether or not actually issued pursuant to such exercise, cease to be available under the 2013 Plan. If Shares subject to restricted stock, restricted stock units, performance shares or performance units are repurchased by or forfeited to the Company due to failure to vest, such Shares become available for future grant under the 2013 Plan (and increase the 2013 Plan reserve on the 2.15-for-one basis described above).

Shares used to pay the purchase price or satisfy tax withholding obligations of awards other than stock options or stock appreciation rights become available for future issuance under the 2013 Plan. However, Shares used to pay the exercise price or purchase price of an option or stock appreciation right or to satisfy tax withholding obligations relating to such awards do not become available for future issuance under the 2013 Plan.

Adjustments to Shares Subject to the 2013 Plan

In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property, but excepting normal cash dividends), recapitalization, stock split, reverse stock split, reorganization, reincorporation, reclassification, merger, consolidation, split-up, split-off, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure affecting the Company’s Common Stock, the Administrator (as defined below), in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2013 Plan, will adjust the number and class of Shares that may be delivered under the 2013 Plan, the number, class and price of Shares subject to outstanding awards and the numerical award limitations. Any fractional Shares resulting from the adjustment will be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any award be decreased to an amount less than the par value.

Administration

The 2013 Plan will be administered by the Board or a committee of individuals satisfying applicable laws appointed by the Board (the “Committee”). The Board has appointed its Compensation Committee as the Committee administering the 2013 Plan. Different Committees may administer the 2013 Plan with respect to different groups of service providers. If the Administrator desires to qualify grants to certain officers and key employees of the Company as exempt under Rule 16b-3 of the Exchange Act, the members of the Committee must qualify as “non-employee directors” under such rule. (For purposes of this summary of the 2013 Plan, the term “Administrator” will refer to either the Committee or the Board.) The Administrator may delegate day-to-day administration of the 2013 Plan, and any of the functions assigned to it, to one or more individuals.

Subject to the terms of the 2013 Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive awards, to determine the terms and conditions of awards (including the exercise price, the method of payment for Shares purchased under awards, the method of satisfaction of any tax withholding obligation arising in connection with an award, and the exercise terms for any award), to modify or amend each award subject to the restrictions of the 2013 Plan (including to accelerate vesting or waive forfeiture restrictions subject to any minimum vesting requirements set forth in the 2013 Plan), and to interpret the provisions of the 2013 Plan and outstanding awards. The Administrator may allow a participant to defer the receipt of payment of cash or delivery of Shares that otherwise would be due to such participant, provided that, unless expressly determined by the Administrator, such deferral election must comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the guidance promulgated thereunder (“Section 409A”). The Administrator may make rules and regulations relating to sub-plans established for

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PROPOSAL 3 — APPROVAL OF AN AMENDMENT OF THE EQUITY INCENTIVE PLAN TO INCREASE PLAN SHARES RESERVED FOR ISSUANCE (CONTINUED)

the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the 2013 Plan of any award agreement and may make all other determinations deemed necessary or advisable for administering the 2013 Plan.

Notwithstanding the foregoing, the Administrator cannot institute, without prior stockholder approval, an exchange program whereby the exercise prices of outstanding awards may be reduced, outstanding awards may be surrendered or cancelled in exchange for awards with a higher or lower exercise price, or outstanding awards may be transferred to a third party.

Eligibility

Awards may be granted to employees, directors and consultants of the Company and employees and consultants of any parent, subsidiary, or affiliate of the Company. Performance Bonus Awards also may only be granted to employees of the Company or any parent, subsidiary, or affiliate of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of March 31, 2018, there were approximately 29,594 employees, including five Named Executive Officers, and 10 non-employee directors, each of whom would be eligible to be granted awards under the 2013 Plan. In principle, any consultant to the Company is eligible to participate in the 2013 Plan, subject to certain SEC limitations. However, the Company’s current practice is generally not to grant equity awards to consultants except in certain limited cases. In fiscal 2018, five consultants received equity awards under the 2013 Plan.

Minimum Vesting

Notwithstanding anything in the 2013 Plan to the contrary, equity-based awards granted under the 2013 Plan may not become exercisable, vest or be settled, in whole or in part, prior to the one-year anniversary of the date of grant, except that the Administrator may provide that awards become exercisable, vest or settle prior to such date in the event of the participant’s death or disability or in the event of a transaction described in the 2013 Plan. Notwithstanding the foregoing, up to 5% of the sum of (a) the number of Shares available for future grants on the date the Board approved the amended and restated version of the 2013 Plan (49,366,482 Shares as of March 14, 2018), plus (b) the proposed increase in the number of Shares available for issuance under the 2013 Plan (as described above), may be issued pursuant to awards subject to any, or no, vesting conditions, as the Administrator determines appropriate.

Stock Options

Options granted under the 2013 Plan are evidenced by a written agreement between the Company and the participant specifying the number of Shares subject to the option, the exercise price, the expiration date of the option, any conditions to exercise the options, and the other terms and conditions of the option, consistent with the requirements of the 2013 Plan.

The exercise price per Share of each option may not be less than the fair market value of a Share of the Company’s Common Stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten Percent Stockholder”) must have an exercise price per share equal to at least 110% of the fair market value of a Share on the date of grant. In addition, stock options may be granted with an exercise price per share of less than the fair market value of a Share of the Company’s Common Stock in certain situations in which we are assuming or replacing options granted by another company that we are acquiring. The aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000. Generally, the fair market value of the Common Stock is the closing sales price per share on the relevant date as quoted on the NYSE.

The 2013 Plan provides that the Administrator will determine acceptable forms of consideration for exercising an option. An option is deemed exercised when the Company receives the notice of exercise and full payment for the Shares to be exercised, together with applicable tax withholdings.

Options are exercisable at such times or under such conditions as determined by the Administrator and set forth in the award agreement. The maximum term of an option is as specified in the award agreement, provided that options may not have a term of more than seven years, and provided further that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five years.

The Administrator determines and specifies in each written award agreement, and solely in its discretion, the period of post-termination exercise applicable to each option. In the absence of such a determination by the Administrator, the participant generally is able to exercise the option to the extent vested for (i) 90 days following the participant’s termination as a service provider for reasons other than death, disability, or cause and (ii) 12 months following his or her termination due to death or disability. If the exercise of the option is prevented by applicable law within the time periods otherwise applicable, the option generally will remain exercisable for 90 days (or such longer period determined by the Administrator) following the date the participant received notice that the option is exercisable. If a sale within the applicable post-termination exercise period would subject the participant to suit under Section 16(b) of the Exchange Act, the option generally will remain exercisable until the 10th day following the date on which a sale of the Shares by the participant would no longer be subject to suit. Options terminate immediately upon the participant’s termination for cause. In no event can an option be exercised after the expiration of the term of the option.

Restricted Stock Awards

Awards of restricted stock are rights to acquire or purchase Shares, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. Restricted

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stock awards are evidenced by a written agreement between the Company and the participant specifying the number of Shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the 2013 Plan.

Restricted stock awards are subject to vesting conditions as the Administrator specifies, and the Shares acquired may not be transferred by the participant until the vesting conditions (if any) are satisfied. The Administrator may establish vesting criteria in its discretion, which may be based on continued employment or service, company-wide, departmental, divisional, business unit, or individual goals, applicable federal or state securities laws, or any other basis and which may include the performance goals listed below, and which, depending on the extent to which they are met, will determine the number of restricted stock units to be paid out to participants. Section 162(m) of the Internal Revenue Code limits a publicly traded company’s federal income tax deduction for compensation in excess of $1 million paid to its Chief Executive Officer, Chief Financial Officer and the next three highest-paid executive officers. Prior to the Tax Cuts and Jobs Act that was signed into law on December 22, 2017, compensation that satisfied conditions set forth under Section 162(m) to qualify as “performance-based compensation” was not subject to the limitation, and the limitation did not apply to compensation paid to the Chief Financial Officer. The Tax Cuts and Jobs Act eliminated the performance-based compensation exception beginning January 1, 2018, but provided a transition rule with respect to remuneration provided pursuant to a written binding contract, which was in effect on November 2, 2017 and not materially modified after that date. The Compensation Committee intends to administer any awards granted prior to November 2, 2017, which qualify as “performance-based compensation” under Section 162(m), as amended by the Tax Cuts and Jobs Act, including certain awards made under the 2013 Plan that are intended to qualify as performance-based compensation, in accordance with the transition rules applicable to binding contracts in effect on November 2, 2017. With respect to such awards, in order for the award to qualify as performance-based compensation under Section 162(m), restrictions imposed by the Administrator were based on a specified list of performance goals and certain other requirements (see “Performance Goals” below for more information). Unless otherwise provided by the Administrator, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service.

Participants holding restricted stock generally have the right to vote the Shares and to receive any dividends paid, provided that dividends or other distributions credited or payable in connection with shares of restricted stock that are not yet vested will be subject to the same restrictions and risk of forfeiture as the underlying award and will not be paid until the underlying award vests.

Restricted Stock Units

The Administrator may grant restricted stock units which represent a right to receive Shares at a future date as set forth in the participant’s award agreement. Restricted stock units granted under the 2013 Plan are evidenced by a written agreement between the Company and the participant specifying the number of restricted stock units subject to the award, any vesting conditions, and other terms and conditions of the award, consistent with the requirements of the 2013 Plan.

Restricted stock units vest if the performance goals or other vesting criteria the Administrator may establish are achieved. Earned restricted stock units may be settled, in the sole discretion of the Administrator, in cash, Shares, or a combination of both. The Administrator may establish vesting criteria in its discretion, which may be based on continued employment or service, company-wide, departmental, divisional, business unit, or individual goals, applicable federal or state securities laws, or any other basis and which may include the performance goals listed below, and which, depending on the extent they are met, will determine the number of Shares or amount of cash to be paid out to participants. For any awards granted prior to November 2, 2017 that the Administrator intended to qualify as performance-based compensation under Section 162(m), restrictions were based on a specified list of performance goals and certain other requirements (see “Performance Goals” below for more information).

A participant will forfeit any unearned restricted stock units as of the date or under the conditions set forth in the award agreement.

Participants holding restricted stock units have no voting rights with respect to the Shares represented by the restricted stock units until the date the underlying Shares are issued, consistent with the terms of the 2013 Plan. The Administrator, in its sole discretion, may provide in the participant’s award agreement that the participant shall be entitled to receive dividend equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the restricted stock units are settled or forfeited, consistent with the terms of the 2013 Plan. Settlement of dividend equivalents may be made in cash, Shares, or a combination thereof as determined by the Administrator. Any additional restricted stock units resulting from dividend equivalents will be subject to the same terms and conditions, including vesting conditions, as the restricted stock units to which they relate and shall not be paid or settled prior to the time that the underlying award vests. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company, appropriate adjustments will be made toa participant’s restricted stock unit award so that it represents the right to receive upon settlement any new, substituted or additional securities or other property (other than normal cash dividends) to which the participant would be entitled by reason of the Shares issuable upon settlement of the award and any new, substituted, or additional securities or other property will be subject to the same vesting conditions as are applicable to the award.

Stock Appreciation Rights

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of Company Common Stock between the date of grant of the award and the date of its exercise. Each stock appreciation right granted under the 2013 Plan is to be evidenced by a written agreement between the Company and the participant specifying the exercise price and

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PROPOSAL 3 — APPROVAL OF AN AMENDMENT OF THE EQUITY INCENTIVE PLAN TO INCREASE PLAN SHARES RESERVED FOR ISSUANCE (CONTINUED)

the other terms and conditions of the award, consistent with the requirements of the 2013 Plan.

The exercise price per share of each stock appreciation right may not be less than the fair market value of a Share on the date of grant, except in certain situations in which we are assuming or replacing stock appreciation rights granted by another company that we are acquiring. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying (i) the difference between the fair market value of a Share on the date of exercise over the exercise price by (ii) the number of exercised Shares. The Company may pay the appreciation in cash, in Shares, or in some combination thereof. The term of a stock appreciation right must be no more than seven years from the date of grant. The terms and conditions relating to the period of post-termination exercise with respect to options described above also apply to stock appreciation rights.

Performance Units and Performance Shares

Performance units and performance shares may also be granted under the 2013 Plan. Each award of performance units or performance shares granted under the 2013 Plan is to be evidenced by a written agreement between the Company and the participant specifying any vesting conditions, the number of performance units or performance shares (as applicable), and other terms and conditions of the award, consistent with the requirements of the 2013 Plan. Performance units and performance shares will result in a payment to a participant only if the performance goals or other vesting criteria (if any) the Administrator may establish are achieved or the awards otherwise vest (if applicable). Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, Shares, or in a combination thereof. The Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit or individual goals, applicable federal or state securities laws, or any other basis), and which, depending on the extent to which they are met, will determine the number or value of performance units and performance shares to be paid out to participants. For any awards granted prior to November 2, 2017 that the Administrator intended to qualify as performance-based compensation under Section 162(m), restrictions were based on a specified list of performance goals and certain other requirements (see “Performance Goals” below for more information).

Performance units will have an initial value established by the Administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a Share on the grant date. A participant will forfeit any performance shares or performance units that are unearned or unvested as of the date set forth in the award agreement.

Participants holding performance units or performance shares have no voting rights with respect to the Shares represented by the performance units or performance shares until the date the underlying Shares are issued, consistent with the terms of the 2013 Plan. No dividend equivalents may be granted with respect to performance units. However, the Administrator, in its sole discretion, may provide in the participant’s performance share award agreement that the participant will be entitled to receive dividend equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the performance shares are settled or forfeited, consistent with the terms of the 2013 Plan. Settlement of dividend equivalents may be made in cash, Shares, or a combination thereof as determined by the Administrator. Any additional performance shares resulting from dividend equivalents will be subject to the same terms and conditions, including vesting conditions, as the performance shares to which they relate and shall not be paid or settled prior to the time that the underlying award vests. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company, appropriate adjustments will be made to a participant’s award of performance shares so that it represents the right to receive upon settlement any new, substituted or additional securities or other property (other than normal cash dividends) to which the participant would be entitled by reason of the Shares issuable upon settlement of the award and any new, substituted, or additional securities or other property will be subject to the same vesting conditions as are applicable to the award.

Performance Bonus Awards

Performance bonus awards may also be granted under the 2013 Plan to employees in the form of a cash bonus payable upon the attainment of performance goals or objectives determined by the Administrator. For any awards granted prior to November 2, 2017 that were intended to qualify as performance-based compensation under Section 162(m), restrictions were based on a specified list of performance goals and certain other requirements (see “Performance Goals” below for more information). The Administrator has complete discretion to determine the amount of the cash bonus that can be earned under a performance bonus award, provided that no one participant may be granted performance bonus awards that could result in the participant receiving more than $10,000,000 in any one fiscal year of the Company.

Performance Goals

The Administrator (in its discretion) may make performance goals applicable to an award recipient with respect to any award granted in its discretion, including but not limited to one or more of the performance goals listed below. Prior to the implementation of the Tax Cuts and Jobs Act, if the Administrator desired that an award of restricted stock, restricted stock units, performance shares, performance units or performance bonuses under the 2013 Plan qualify as “performance-based compensation” under Section 162(m) (discussed below), then the award had to be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) and could provide for a targeted level or levels of achievement using one or more of the following measures: revenue, gross margin, operating margin, operating income, operating profit or net operating profit, pre-tax profit, earnings (which may include earnings before interest, taxes and

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PROPOSAL 3 — APPROVAL OF AN AMENDMENT OF THE EQUITY INCENTIVE PLAN TO INCREASE PLAN SHARES RESERVED FOR ISSUANCE (CONTINUED)

depreciation, earnings before taxes and net earnings), net income, cash flow (including operating cash flow or free cash flow), expenses, the market price of the Company’s Common Stock, earnings per share, return on stockholder equity, return on capital, return on assets or net assets, return on equity, return on investment, economic value added, number of customers, stock price, growth in stockholder value relative to the moving average on the S&P 500 Index or another index, market share, contract awards or backlog, overhead or other expense reduction, credit rating, objective customer indicators, new product invention or innovation, attainment of research and development milestones, or improvement in productivity. The performance goals could differ from participant to participant and from award to award. Any criteria used could be measured (as applicable), in absolute terms, in combination with another performance goal or goals (for example, as a ratio or matrix), in relative terms (including, but not limited to, results for other periods, passage of time or against another company or companies or an index or indices), on a per-Share or per-capita basis, against the performance of the Company as a whole or a segment of the Company (including, but not limited to, any combination of the Company and any subsidiary, division, joint venture, affiliate, or other segment), and on a pre-tax or after-tax basis. Prior to the latest date that would meet the requirements under Section 162(m), the Administrator will determine whether any significant elements or items will be included or excluded from the calculation of performance goals with respect to any award recipient. As determined in the discretion of the Administrator by the latest date that would meet the requirements under Section 162(m), achievement of performance goals for a particular award may be calculated in accordance with the Company’s financial statements, prepared in accordance with generally accepted accounting principles (“GAAP”), or on a basis other than GAAP, including as adjusted for certain costs, expenses, gains and losses to provide non-GAAP measures of operating results.

To the extent necessary to comply with the performance-based compensation provisions of Section 162(m), with respect to any award granted subject to one or more of the above-listed performance goals and intended to qualify as “performance-based compensation” under Section 162(m), within the first 25% of the performance period, but in no event more than 90 days following the commencement of any performance period (or such other time as may be required or permitted by Section 162(m)), the Administrator, in writing, was required to: (i) designate one or more participants who are covered employees for Section 162(m) purposes, (ii) select the performance goals applicable to the performance period, (iii) establish the performance goals, and amounts or methods of computation of the awards which may be earned for the performance period, and (iv) specify the relationship between performance goals and the amounts or methods of computation of such awards, as applicable, to be earned by each participant for such performance period. Following the completion of each performance period, the Administrator will certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amounts earned by a participant, the Administrator may reduce or eliminate (but not increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the performance period. A participant will be eligible to receive payment pursuant to an award for a performance period only if the performance goals for such period are achieved (unless otherwise permitted by Section 162(m) and determined by the Administrator). With the elimination of the exemption for performance-based compensation as described previously as a result of the Tax Cuts and Jobs Act, we expect that we will be unable to deduct all compensation in excess of $1 million paid to our Chief Executive Officer, Chief Financial Officer and the next three highest-paid executive officers, other than previously granted awards that are subject to the transition rules. Future awards granted under the 2013 Plan and subject to achievement of performance goals will not need to comply with the conditions described herein pursuant to Section 162(m) and may be subject to the performance goals listed above as well as any additional measures or metrics deemed appropriate by the Administrator.

Grants to Non-Employee Directors

Our non-employee directors are eligible to receive all awards under the 2013 Plan, except incentive stock options and performance bonus awards, and subject to the limits described below.

Individual Award Limitations (including Non-Employee Director Award Limitations)

The 2013 Plan contains annual grant limits. Specifically, subject to the adjustment provisions of the 2013 Plan, the maximum number of Shares or dollars that can be subject to awards granted to any one employee in any fiscal year is:

Award Type	Annual Number of Shares or Dollar Value	Additional Shares or Dollar Value in Connection with New Hire*	Maximum Number of Shares and/or Dollars
Stock Options, Stock Appreciation Rights or Combination Thereof	20,000,000 shares	8,000,000 shares	28,000,000 shares
Restricted Stock, Restricted Stock Units, Performance Shares or Combination Thereof	10,000,000 shares	4,000,000 shares	14,000,000 shares
Performance Units	$15,000,000	$5,000,000	$20,000,000

*	May be granted in the Company’s fiscal year in which the employee’s employment with the Company (or a parent or subsidiary corporation of the Company or an affiliate of the Company) first commences.

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In addition, the 2013 Plan limits the granting of cash performance bonus awards, such that no one employee may be granted performance bonus awards that could result in the employee receiving more than $10,000,000 in any one fiscal year of the Company.

If an award is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a merger of the Company with or into another corporation or entity or a change in control of the Company), the cancelled award will be counted against the Share limitations described above.

The 2013 Plan also provides that no non-employee director may be granted awards that cover more than 60,000 Shares in any one fiscal year of the Company, subject to the adjustment provisions of the 2013 Plan, provided that any awards granted to an individual while he or she was an employee or consultant but not a non-employee director shall not count for purposes of this limitation. This limit was determined after consultation with the Compensation Committee’s independent compensation consultant, Compensia, Inc. The limit accommodates the Company’s practice of granting non-employee directors Shares with an approximate value of $125,000 per quarter, and also allows us to have the flexibility to make corresponding adjustments to the grant levels in the future in order to maintain the value of the equity compensation paid to non-employee directors should the value of our stock significantly change, and to increase the value of such compensation if we believe it is appropriate or desirable to do so; for instance, to maintain the competitiveness of our compensation program and our ability to attract talented directors.

The Administrator will adjust the Share limitations in this section in the event of any adjustment to the Company’s Shares discussed above (under “Adjustments to Shares Subject to the 2013 Plan”).

Transferability of Awards

Awards granted under the 2013 Plan generally are not transferable, and all rights with respect to an award granted to a participant generally will be available during a participant’s lifetime only to the participant (or the participant’s guardian or legal representative).

Dissolution or Liquidation

In the event of the Company’s proposed dissolution or liquidation, the Administrator will notify each participant in writing as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised.

Change in Control

The 2013 Plan provides that, in the event of a merger or our “change in control” (as defined in the 2013 Plan), the Administrator will have authority to determine the treatment of outstanding awards, including, without limitation, that awards be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. The Administrator will not be required to treat all outstanding awards similarly.

If the successor corporation does not assume or substitute outstanding awards, the options and stock appreciation rights will become fully vested and exercisable, all restrictions on restricted stock and restricted stock units will lapse, and, with respect to awards with performance-based vesting, unless determined otherwise by the Administrator, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. In addition, if an option or stock appreciation right is not assumed or substituted in the event of a change in control, the Administrator will notify the participant in writing that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

If the successor corporation assumes or substitutes outstanding awards held by a non-employee director and the non-employee director’s status as a director of the Company or a director of the successor or acquiring company terminates other than upon voluntary resignation by the non-employee director (unless such resignation is at the request of the acquiror), then any options and stock appreciation rights held by the non-employee director will fully vest and become immediately exercisable. In addition, in such circumstances, all restrictions on restricted stock and restricted stock units held by such non-employee director will lapse, and, unless otherwise determined by the Administrator, all performance goals or other vesting requirements will be deemed achieved at 100% and all other terms and conditions met.

Termination or Amendment

The 2013 Plan, as amended and restated and described in this proposal, will automatically terminate 10 years from the date of its initial adoption by the Board, unless terminated at an earlier time by the Administrator. The Administrator may terminate or amend the 2013 Plan at any time; however, no amendment may be made without stockholder approval except as described under “Administration” above. No termination or amendment may impair the rights of any participant unless mutually agreed otherwise between the participant and the Administrator.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2013 Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which a participant may reside. As a result, tax consequences for any particular participant may vary from this summary based on individual circumstances.

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PROPOSAL 3 — APPROVAL OF AN AMENDMENT OF THE EQUITY INCENTIVE PLAN TO INCREASE PLAN SHARES RESERVED FOR ISSUANCE (CONTINUED)

Incentive Stock Options

An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their Shares within two years following the date the option was granted nor within one year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the Shares. If an optionee satisfies such holding periods upon a sale of the Shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of Shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the Shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the Shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the Shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the Shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the Shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options

Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the Shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.

Stock Appreciation Rights

In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any Shares received. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss.

Restricted Stock Awards

A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the Shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the Shares are acquired. Upon the sale of Shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Unit Awards

There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of Shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Administrator or a participant. Any additional gain or loss recognized upon any later disposition of any Shares received would be capital gain or loss.

Performance Shares, Performance Units, and Performance Bonus Awards

A participant generally will recognize no income upon the grant of a performance share, a performance unit, or performance bonus award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or nonrestricted Shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any Shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A

Section 409A provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible

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PROPOSAL 3 — APPROVAL OF AN AMENDMENT OF THE EQUITY INCENTIVE PLAN TO INCREASE PLAN SHARES RESERVED FOR ISSUANCE (CONTINUED)

distribution events. Awards granted under the 2013 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an award under the 2013 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Section 162(m) limits a publicly traded company’s federal income tax deduction for compensation in excess of $1 million paid to its Chief Executive Officer, Chief Financial Officer and the next three highest-paid executive officers. Prior to the Tax Cuts and Jobs Act that was signed into law on December 22, 2017, compensation that satisfied conditions set forth under Section 162(m) to qualify as “performance-based compensation” was not subject to the limitation, and the limitation did not apply to compensation paid to the Chief Financial Officer. The Tax Cuts and Jobs Act eliminates the performance-based compensation exception beginning January 1, 2018, but provides a transition rule with respect to compensation which is provided pursuant to a written binding contract which was in effect on November 2, 2017 and which was not materially modified after that date. The Compensation Committee intends to administer any awards granted prior to November 2, 2017 which qualify as “performance-based compensation” under Section 162(m), as amended by the Tax Cuts and Jobs Act, including equity awards and other forms of compensation granted under the 2013 Plan that qualify as performance-based compensation, in accordance with the transition rules applicable to binding contracts in effect on November 2, 2017. With the elimination of the exemption for performance-based compensation, we expect that we will be unable to deduct all compensation in excess of $1 million paid to our Chief Executive Officer, Chief Financial Officer and the next three highest-paid executive officers, other than previously granted awards that are subject to the transition rules.

The foregoing is only a summary of the effects of the U.S. federal income taxation upon participants and the Company with respect to awards under the 2013 Plan. It does not purport to be complete, and does not discuss the impact of employment or other tax requirements, the tax consequences of a participant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

Number of Awards Granted to Employees, Consultants, and Directors

The number of awards that an employee, director or consultant may receive under the 2013 Plan is in the discretion of the Administrator and therefore cannot be determined in advance,

other than with respect to the automatic grants to non-employee directors, which have been approved by the Board based on a fixed value each quarter.

Detailed Three-Year Average Burn Rate Calculation

	FY16	FY17	FY18	Average
Options granted under all plans (1)	7,119,327	7,773,636	1,212,731
Restricted stock units and awards granted under all plans (1)	9,736,623	14,498,921	3,519,847
Performance-based restricted stock units granted under all plans (2)	191,382	208,711	—

Total granted	17,047,332	22,481,268	4,732,578
Weighted Average # of Common Shares Outstanding	661,646,615	687,797,104	714,919,399
Burn Rate	2.6%	3.3%	0.7%	2.17%
(1)	This table does not include appreciation and full value awards assumed in acquisitions.
(2)	The performance-based restricted stock units noted in the table were granted in the year indicated but none have vested or been earned to date; such performance stock units vest, if at all, following a three-year performance period from the date of grant.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes cast.

The Board of Directors Recommends a Vote FOR the Proposal to Amend and Restate the 2013 Equity Incentive Plan to, Among Other Things, Increase the Number of Plan Shares Reserved for Issuance.

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PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2019. The Board recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board will reconsider its selection. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our stockholders’ best interests.

We expect representatives of Ernst & Young LLP to be present at the Annual Meeting and available to respond to appropriate questions. They will also have the opportunity to make a statement if they desire to do so.

Engagement Letter and Fee Disclosure

In connection with the audit of the fiscal 2018 financial statements, our Audit Committee entered into an engagement agreement with Ernst & Young LLP that sets forth the terms of Ernst & Young’s audit engagement. Among other things, the agreement is subject to alternative dispute resolution procedures.

The following table sets forth fees billed for professional audit services and other services rendered to the Company by Ernst & Young LLP for the fiscal years ended January 31, 2018 and 2017.

	Fiscal 2018	Fiscal 2017
Audit Fees, plus consultations (1)	$10,731,000	$10,155,246
Audit-Related Fees (2)	$ 232,000	$ 846,233
Tax Fees (3)	$ 2,554,000	$ 2,021,948
All Other Fees	—	—
Total	$13,517,000	$13,023,427

(1)	Audit Fees consist of fees incurred for professional services rendered for the integrated audit of our annual consolidated financial statements, review of the quarterly consolidated financial statements and foreign statutory audits and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. Audit fees also include accounting consultations and research related to the integrated audit.
(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These include fees for the audit of our employee benefit (401(k)) plan and service organization control examinations.
(3)	Tax Fees consist of fees billed for tax compliance, consultation and planning services.

Pre-Approval of Audit and Non-Audit Services

All audit and non-audit services provided by Ernst & Young LLP to the Company must be pre-approved by the Audit Committee. The Audit Committee uses the following procedures in pre-approving all audit and non-audit services provided by Ernst & Young LLP. At or before the first meeting of the Audit Committee each fiscal year, the Audit Committee is presented with a detailed listing of the individual audit and non-audit services and fees (separately describing audit-related services, tax services and other services) expected to be provided by Ernst & Young LLP during the year. Quarterly, the Audit Committee is presented with an update of any new audit and non-audit services to be provided by Ernst & Young LLP. The Audit Committee reviews the Company’s update and approves the services outlined therein if such services are acceptable to the Audit Committee.

To ensure prompt handling of unexpected matters, the Audit Committee delegates to the chair of the Audit Committee the authority to amend or modify the list of audit and non-audit services and fees. However, approval of such additional or amended services is not permitted if it would affect Ernst & Young LLP’s independence under applicable SEC rules. The chair of the Audit Committee reports any such action taken to the Audit Committee at the next Audit Committee meeting.

All Ernst & Young LLP services and fees in fiscal 2018 were approved according to the procedures described above.

2018 Proxy Statement	61

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (CONTINUED)

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes cast on this proposal.

The Board of Directors Recommends a Vote FOR Ratification of the Appointment of Ernst & Young LLP as Our

Independent Registered Public Accounting Firm.

62	2018 Proxy Statement

PROPOSAL 5 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

PROPOSAL 5 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are asking our stockholders to cast an advisory vote to approve the compensation of the Named Executive Officers during fiscal 2018 as disclosed in this Proxy Statement in accordance with the requirements of Section 14A of the Exchange Act. This Proposal gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation program.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate and retain the Named Executive

Officers, who are critical to our success, and to align their interests with the long-term interests of our stockholders. Under this program, the Named Executive Officers are rewarded for the achievement of both corporate and individual performance goals, which are intended to result in increased stockholder value. Please read the “Compensation Discussion and Analysis” and the compensation tables and narrative disclosure that follow for additional details about our executive compensation program, including information about the fiscal 2018 compensation of the Named Executive Officers.

Fiscal Year 2018 Business Highlights

In fiscal 2018, we achieved significant financial results and we believe the compensation program for the NEOs was instrumental in helping us achieve strong financial performance, including:

•	Record revenue of $10.48 billion, up 25% year-over-year;

•	Cash from operations of $2.74 billion, up 27% year-over-year; and

•	A fiscal 2018 year-end deferred revenue balance of $7.09 billion, up 28% year-over-year, and an unbilled deferred revenue balance (representing business that is contracted but unbilled and off the balance sheet) of approximately $13.3 billion, up 48% year-over-year.

Our overall compensation objective is to compensate our executives and other employees in a manner that attracts and retains the caliber of individuals needed to manage a high-growth business operation in an innovative and highly competitive industry. For our executives, including the Named Executive

Officers, we align our executive compensation program with the interests of our stockholders by tying a significant portion of their compensation to the performance of our common stock and other metrics of Company performance.

The Compensation Committee regularly reviews our executive compensation program in an effort to ensure that our executive compensation structure aligns with our stockholders’ interests. This includes establishing performance target levels based on financial measures believed to be important to our stockholders. The Company also reviews the compensation programs and pay levels of executives from companies of similar size and complexity, as well as companies with which we compete for talent, in an effort to ensure that our executive compensation program is competitive.

We believe that our executive compensation program has been effective at driving the achievement of strong Company performance, appropriately aligning pay and performance and enabling us to attract, retain and incentivize qualified executive talent.

Significant Fiscal 2018 Compensation Actions

In fiscal 2018, our Compensation Committee took the following key actions:

•	Kept Named Executive Officers’ Base Salary and Target Cash Bonus at Prior Levels. In fiscal 2018, we kept the CEO’s base salary and target bonus the same as in fiscal 2016 and fiscal 2017. We kept fiscal 2018 base salaries and target bonuses for our other Named Executive Officers at the same levels as for fiscal 2017.

•	Changed Annual Equity Award Grant Cycle Timing to Align with Fiscal Year Results. The fiscal 2018 executive compensation program reflects one significant change, which relates to the timing of our annual equity award grant cycle.

Historically, this equity award grant cycle occurred annually in the month of November. The Committee determined to move this cycle from November to the month of March. This change allows the Compensation Committee to consider recent full fiscal year Company and individual performance when granting annual equity awards. The change resulted in a one-time delay to our annual program, with no annual equity awards occurring after November 2016 until March 2018. As a result, for this one transitional year, there were no annual equity awards in fiscal 2018. The impact to total fiscal 2018 compensation reported for each of our NEOs was a significant, anomalous reduction. This reduction was not a reflection of Company or individual performance.

2018 Proxy Statement	63

PROPOSAL 5 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (CONTINUED)

Advisory Vote and Board of Directors’ Recommendation

We request stockholder approval of the fiscal 2018 compensation of the Named Executive Officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules (which disclosure includes the “Compensation Discussion and Analysis,” the compensation tables and the narrative disclosure that accompany the compensation tables in this Proxy Statement). This vote is not intended to address any specific element of compensation, but rather the overall compensation of the Named Executive Officers and the compensation philosophy, policies and practices described in this Proxy Statement.

Accordingly, we ask that you vote “FOR” the following resolution:

“RESOLVED, that the stockholders of salesforce.com, inc. approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders of the Company, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table for Fiscal 2018 and the other compensation tables and narrative disclosure within such Proxy Statement.”

Approval of this proposal requires the affirmative vote of a majority of the votes cast on this proposal.

As an advisory vote, the outcome of the vote on this Proposal is not binding. However, our Compensation Committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by our stockholders and will consider the outcome of this vote when making future executive compensation decisions.

Under our policy of providing for annual votes, we expect that our next advisory vote on executive compensation will occur at our 2019 Annual Meeting.

The Board of Directors Recommends a Vote FOR Approving on an Advisory Basis the Compensation of the Named Executive Officers.

64	2018 Proxy Statement

PROPOSAL 6 — STOCKHOLDER PROPOSAL REQUESTING THE ELIMINATION OF SUPERMAJORITY VOTING REQUIREMENTS

PROPOSAL 6 — STOCKHOLDER PROPOSAL REQUESTING THE ELIMINATION OF SUPERMAJORITY VOTING REQUIREMENTS

The Company has been advised that James McRitchie and Myra K. Young, 9295 Yorkship Court, Elk Grove, CA, beneficial owners of 35 shares of the Company’s common stock, intend to submit the proposal set forth below at the Annual Meeting:

Proposal 6 — Simple Majority Vote

RESOLVED, salesforce.com, inc. (CRM) shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. This means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. It is important that our company take each step necessary to adopt this proposal topic. It is also important that our company take each step necessary to avoid a failed vote on this proposal topic.

Supporting Statement by Stockholder Proponent

Shareowners are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of six entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School (https ://papers. ssrn. com/sol3/papers. cfm?abstract_id=593423).

Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management. The majority of S&P 500 and S&P 1500 companies have no supermajority voting requirements. Additionally, unlike the majority of S&P 500 and S&P 1500 companies, our shareholders cannot call special meetings.

This proposal topic won from 74% to 99% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill, Macy’s, Ferro Arconic, and Cognizant Technology Solutions. Currently a 1%-minority can frustrate the will of our 66% -shareholder majority. In other words a 1%-minority could have the power to prevent shareholders from improving our corporate governance.

Passage of this proposal is even more critical given that a majority of shares voted in favor of allowing shareholders with 15% of outstanding shares to call a special meeting but the Board has failed to implement the proposal.

Please vote to enhance shareholder value:

Simple Majority Vote — Proposal 6

The Company’s Statement of Opposition

The Board of Directors recommends a vote AGAINST Proposal 6 for the following reasons:

The Board has thoughtfully considered and periodically re-evaluates the Company’s voting standards to ensure that they continue to be in the best interests of the Company and its stockholders. In this regard, the Board, after careful review of this topic, continues to believe that the Company’s current voting standards are appropriate. The Company already has in place a “simple majority” voting standard for most voting items. For example, many proposals are approved if the votes cast “for” the proposal exceed the votes cast “against” the proposal, with abstentions having no impact on the outcome. For a limited number of extraordinary matters, however, our certificate of incorporation applies a standard higher than a simple majority vote for an item to pass. We believe our voting requirements are appropriate and help ensure that the interests of all stockholders are fully protected.

A simple majority vote requirement is already our default voting standard and applies to most matters submitted for stockholder approval.    Our default voting standard is already the “simple majority” standard. Our certificate requires the affirmative vote of at least sixty-six and two-thirds percent of the outstanding shares entitled to vote (sometimes referred to as a supermajority standard) only for a limited number of corporate governance matters: (i) removal of any or all directors; (ii) adoption, amendment or repeal of the Company’s bylaws; and (iii) an amendment to certain provisions in the Company’s certificate of incorporation.

The limited matters requiring supermajority approval are meant to preserve and maximize long-term stockholder value.    The Board strongly believes that extraordinary transactions and fundamental changes to corporate governance should have the support of a broad consensus of the Company’s stockholders, rather than just a “simple majority.” The Board believes our supermajority vote requirements protect stockholders, particularly minority stockholders, from the potentially self-interested actions of short-term investors.

2018 Proxy Statement	65

PROPOSAL 6 — STOCKHOLDER PROPOSAL REQUESTING THE ELIMINATION OF SUPERMAJORITY VOTING REQUIREMENTS (CONTINUED)

Without these provisions, it would be possible for a group of stockholders, who may own their shares only as of a voting record date or may have hedged their economic exposure, and who are not bound by a fiduciary duty to act in the best interests of the Company and all stockholders, to amend our bylaws or to remove directors for reasons that may not be in the best long-term interest of Salesforce and all stockholders. This also means that, if our existing voting standard applied to all matters, then in a situation with low voter turnout or with significant abstentions, it would be possible for some of the fundamental governance actions noted above to be taken by holders of less than half of our outstanding shares. Our targeted supermajority vote requirements, which are limited to a small number of critical matters, are intended to avoid that result and help preserve and maximize long-term stockholder value.

We are committed to a corporate governance structure that promotes stockholder rights and accountability.    The Board has a history of regularly reviewing and proactively embracing appropriate corporate governance practices, with a view toward ensuring that our practices continue to serve the best interests of the Company and its stockholders. Our Nominating and Corporate Governance Committee regularly considers and evaluates corporate governance developments and recommends changes to the Board, as appropriate. For example, in recent years, we have adopted proxy access and eliminated a classified board structure, and at this Annual Meeting, we are submitting a proposal that stockholders approve an amendment to our certificate that would authorize stockholders to call special meetings. The Board believes that the Company’s current corporate governance principles and practices—of which the supermajority vote requirements are one part—are optimal for the Company and all stockholders and serve to protect and maximize long-term stockholder value.

We have a track record of extensive stockholder engagement, with continuing outreach to and dialogue with our investors on a broad range of issues, including corporate governance matters. We have consistently provided stockholders with opportunities to deliver feedback through an extensive stockholder engagement program, in which we are in contact with holders of a substantial portion of our outstanding shares. We understand that voting standards are a topic of interest to some stockholders and a topic about which perspectives vary. Notwithstanding, implementing this proposal would adversely impact our carefully considered corporate governance practices, could disadvantage minority long-term stockholders and, therefore, is not in the best interests of Salesforce or our stockholders.

For the foregoing reasons, the Board recommends that you vote AGAINST Proposal 6.

Vote Required and Board of Directors’ Recommendation

For the foregoing reasons, the Board believes that this proposal is not in the best interests of the Company or our stockholders, and recommends that you vote AGAINST Proposal 6.

Approval of this proposal requires the affirmative vote of a majority of the votes cast.

The Board of Directors Recommends a Vote AGAINST Proposal 6.

66	2018 Proxy Statement

PROPOSAL 7 — STOCKHOLDER PROPOSAL REQUESTING THE ADOPTION OF A POLICY TO CONSIDER EMPLOYEE PAY RANGES WHEN SETTING CEO COMPENSATION

PROPOSAL 7 — STOCKHOLDER PROPOSAL REQUESTING THE ADOPTION OF A POLICY TO CONSIDER EMPLOYEE PAY RANGES WHEN SETTING CEO COMPENSATION

The Company has been advised that the New York State Common Retirement Fund, 59 Maiden Lane-30th Floor, New York, NY, beneficial owner of 2,093,231 shares of the Company’s common stock, intends to submit the proposal set forth below at the Annual Meeting:

RESOLVED: Shareholders of salesforce.com, inc. (the “Company”) request that the Compensation Committee of the

Board of Directors take into consideration the pay grades and/or salary ranges of all classifications of Company employees when setting target amounts for CEO compensation. The Compensation Committee should describe in the Company’s proxy statements for annual shareholder meetings how it complies with this requested policy. Compliance with this policy is excused if it will result in the violation of any existing contractual obligation or the terms of any existing compensation plan.

Supporting Statement by Stockholder Proponent

Like at many companies, our Company’s Compensation Committee uses peer group benchmarks of what other companies pay their CEOs to set its target CEO compensation. These target pay amounts are then subject to performance adjustments. To ensure that our Company’s CEO compensation is reasonable relative to our Company’s overall employee pay philosophy and structure, we believe that the Compensation Committee should also consider the pay grades and/or salary ranges of Company employees when setting CEO compensation target amounts.

This proposal does not require the Compensation Committee to use other employee pay data in a specific way to set CEO compensation targets. Under this proposal, the Compensation Committee will have discretion to determine how other employee pay should impact CEO compensation targets. The Compensation Committee also will retain authority to use peer group benchmarks and/or any other metric to set CEO compensation target amounts.

Over time, using peer group benchmarks to set CEO compensation can lead to pay inflation. Although many companies target CEO compensation at the median of their peer group, certain companies have targeted their CEO’s pay above median. In addition, peer groups can be cherry-picked to include larger or more successful companies where CEO compensation is higher. (Charles Elson and Craig Ferrere,

“Executive Superstars, Peer Groups and Overcompensation,” Journal of Corporation Law, Spring 2013). As a result of such practices, the Company’s Compensation Committee could be using inflated peer group benchmarks when setting target CEO compensation.

High pay disparities between CEOs and other senior executives may undermine collaboration and teamwork. One risk factor for Moody’s in determining credit and debt ratings is high disparity; when CEO pay is more than triple of any other executive named in the proxy statement, they consider it a red flag. (Robert A.G. Monks and Nell Minow, “Corporate Governance”, p. 384).

In our view, the pay of non-executive employees should also be considered. High CEO compensation can impact the morale and productivity of employees who are not senior executives. According to a Glassdoor study of employee opinions, “Higher CEO compensation is statistically linked to lower CEO approval ratings on average” (Glassdoor, What Makes a Great CEO?, August 2016, available at https://www.glassdoor.com/research/studies/what-makes-a-great-ceo/).

For those reasons, we urge you to vote in favor of this proposal.

The Company’s Statement of Opposition

The Board of Directors recommends a vote AGAINST Proposal 7 for the following reasons:

The Compensation Committee of our Board has established a thoughtful and robust practice for evaluating and reviewing executive compensation that takes into consideration the competition for talent in our industry, while creating appropriate incentives to align our executives with the interests of our stockholders. Its philosophy and process are detailed in our Compensation Discussion and Analysis (“CD&A”) set forth on pages 21-32.

Our Board and Compensation Committee are best positioned to determine the appropriate factors to evaluate executive compensation.    The Committee retains an independent compensation consultant to provide relevant data concerning the amount and types of compensation that we provide to our executives, as well as how these compare to peer company practices. As part of its process, the Compensation Committee considers executives’ achievement in the context of key drivers of Company performance, including financial and operational goals that we establish and communicate to our

2018 Proxy Statement	67

PROPOSAL 7 — STOCKHOLDER PROPOSAL REQUESTING THE ADOPTION OF A POLICY TO CONSIDER EMPLOYEE PAY RANGES WHEN SETTING CEO COMPENSATION (CONTINUED)

investors. In addition, the Committee regularly reviews our executive compensation policies and practices to confirm that they remain appropriately aligned with current market practices and stockholders’ best interests.

Our executive compensation practices are informed by stockholders.    Over the last several years, we have conducted extensive engagement with stockholders focused on executive compensation and related governance topics. Throughout each year, we are in regular contact with stockholders representing a substantial portion of our outstanding common stock to discuss our business, leadership team, executive compensation approach, compensation decisions and other governance topics. These discussions with stockholders provide us with direct stockholder feedback and have helped inform refinements to aspects of our executive compensation program.

Our current compensation program has earned the strong support of our stockholders.    We routinely provide all stockholders with information regarding our executive compensation programs, our performance and the manner in which we believe our executive compensation programs have contributed to our successful long-term performance. At the 2017 Annual Meeting, stockholders expressed clear support for the Company’s say-on-pay proposal, with more than 96% of votes cast approving our executive compensation practices. Stockholders expressed their support after being provided with the information necessary to understand and assess the compensation decisions made with respect to the NEOs, including through the “Compensation Discussion and Analysis” in the Proxy Statement. Given the extensive compensation-related disclosure already provided to our stockholders, the requested review and policy would provide stockholders with little or no incremental information.

Equality is a core value of Salesforce and the Company has developed robust policies to evaluate pay levels throughout the organization.    At Salesforce, we assess and target pay equity across our entire organization on an ongoing basis. As part of our overall commitment to advancing pay equity for all of our employees, we have pledged to evaluate our workforce on an ongoing basis to ensure that employees performing similar work at the same level are paid consistently. In addition, the FY18 CEO pay ratio has been reviewed with our Compensation Committee and is among the factors it expects to consider when making future executive compensation decisions. We believe our existing efforts to evaluate pay levels and to advance pay equity are more effective than compelling the additional comparisons requested by this proposal.

Based on all of these factors and given the breadth of the information available to and already taken into careful consideration by the Compensation Committee, we believe that mandating that certain information be utilized by the Committee in the performance of its duties is unnecessary and not in the best interests of our stockholders.

For the foregoing reasons, the Board recommends that you vote AGAINST Proposal 7.

Vote Required and Board of Directors’ Recommendation

For the foregoing reasons, the Board believes that this proposal is not in the best interests of the Company or our stockholders, and recommends that you vote AGAINST Proposal 7.

Approval of this proposal requires the affirmative vote of a majority of the votes cast.

The Board of Directors Recommends a Vote AGAINST Proposal 7.

68	2018 Proxy Statement

PROPOSAL 8 — STOCKHOLDER PROPOSAL REQUESTING A REPORT ON SALESFORCE’S CRITERIA FOR INVESTING IN, OPERATING IN AND WITHDRAWING FROM HIGH-RISK REGIONS

PROPOSAL 8 — STOCKHOLDER PROPOSAL REQUESTING A REPORT ON THE COMPANY’S CRITERIA FOR INVESTING IN, OPERATING IN AND WITHDRAWING FROM HIGH-RISK REGIONS

The Company has been advised that David Ridenour, 8000 Moss Bank Drive, Laurel, MD, beneficial owner of 50 shares of the Company’s common stock, intends to submit the proposal set forth below at the Annual Meeting:

Whereas, the Securities and Exchange Commission has consistently recognized that human rights constitute a significant policy issue.

Company operations in high-risk regions with poor human rights records risk damage to Salesforces reputation and shareholder value.

Salesforce.com, Inc. (the “Company”) has a presence in areas such as China, India and Morocco — all countries with questionable human rights records as they relate to women’s rights, religious rights and LGBT rights.

The Company’s operations in high-risk regions may worsen certain human rights abuses in those areas.

Resolved: The proponent requests the Board of Directors review the Company’s guidelines for selecting countries/regions for its operations, and issue a report — at reasonable expense excluding any proprietary information — to shareholders by December 2018. The report should identify Salesforce’s criteria for investing in, operating in and withdrawing from high-risk regions.

Supporting Statement by Stockholder Proponent

If the Company chooses, the review may consider developing guidelines on investing or withdrawing from areas where the government has engaged in systematic human rights violations.

In its review and report, the Company might also consider a congruency analysis between its stated corporate values and Company operations in certain regions, which raises an issue of misalignment with those corporate values and states the justification for such exceptions.

For example, Company CEO Marc Benioff publicly threatened to divest from the state of Georgia over that state’s consideration of a religious freedom restoration law. However, the Company does business in Morocco, where the government punishes homosexual acts with potential prison sentences.

The Company claims that “[w]e strive to create workplaces that reflect the communities we serve and where everyone feels empowered to bring their full, authentic selves to work.” However, the Company has also publicly opposed religious freedom protections in the state of Indiana and recently joined an amicus brief in the Masterpiece Cakes hop, Ltd. v. Colorado Civil Rights Commission U.S. Supreme Court case that seeks to diminish religious freedom and free speech protections for citizens of Colorado.

The proponent believes that Salesforce’s record to date demonstrates a gap between its statements and its actions. The requested report would play a role in illuminating and addressing the factors accounting for this gap.

The Company’s Statement of Opposition

The Board of Directors recommends a vote AGAINST Proposal 8 for the following reasons:

The Company has robust controls in place for oversight of our operations in the various countries and regions where we do business. As a result, after careful review of this proposal, the Board has determined that the report suggested by the proponent is unnecessary.

Salesforce endeavors to act with prudence and in the best interests of our stockholders when determining where to conduct business. We believe we have a responsibility to stay informed about and involved in important policy issues, including human rights, that affect our company and our stakeholders —

including our employees, customers, suppliers, stockholders and the community.

The Board believes that our success depends on our ability to manage the business ethically, transparently, and responsibly over the long term.    That is why the Company has adopted a set of values that are called our Business Conduct Principles, which, in addition to our Code of Conduct and other internal policies, describe the kind of behavior expected of all of our employees worldwide.

Our commitment to customer success, as well as equality, philanthropy and sustainability, goes hand-in-hand with our culture of trust and transparency. We strive to embody these core

2018 Proxy Statement	69

PROPOSAL 8 — STOCKHOLDER PROPOSAL REQUESTING A REPORT ON THE COMPANY’S CRITERIA FOR INVESTING IN, OPERATING IN AND WITHDRAWING FROM HIGH-RISK REGIONS (CONTINUED)

values in the decisions we make and the actions we take as a Company every day. These core values are and will remain at the heart of the Company’s success.

We also make available information about our global operations on our website, at https://www.salesforce.com/company/locations/. We believe that this information promotes transparency and accountability and adequately informs the public, including our stockholders, about our activities.

Trust and success of our stakeholders are the highest priorities for Salesforce.    Our comprehensive compliance procedures help us preserve our stakeholders’ trust in us by providing for proper oversight of our investment and operations in various regions. We strive to not only abide by the laws and regulations that apply to us as we conduct business around the world, but to be a leader in the areas of compliance and ethics. As recognition of our commitment, for the ninth year in a row, Ethisphere magazine selected Salesforce as one of the

World’s Most Ethical Companies in February 2018.

This stockholder proposal could have a detrimental effect on our business and stockholders.    Disclosure of criteria for investing in, operating in, and withdrawing from certain regions could disclose sensitive information regarding our business plans and strategies. We have robust controls designed to identify, mitigate and appropriately address risks in our various countries of operation in alignment with our core values and our goal to generate long-term stockholder value. The detailed reporting that the proponent seeks in its proposal is misguided and would require that we dedicate significant Company resources without receiving commensurate benefit and, therefore, the proposal is not in the best interest of Salesforce or its stockholders at this time.

For the foregoing reasons, the Board recommends that you vote AGAINST Proposal 8.

Vote Required and Board of Directors’ Recommendation

For the foregoing reasons, the Board believes that this proposal is not in the best interests of the Company or our stockholders, and recommends that you vote AGAINST Proposal 8.

Approval of this proposal requires the affirmative vote of a majority of the votes cast.

The Board of Directors Recommends a Vote AGAINST Proposal 8.

70	2018 Proxy Statement

PROCEDURAL MATTERS

PROCEDURAL MATTERS

General

The Board is soliciting your vote with this Proxy Statement and proxy card for use at the Annual Meeting, to be held on Tuesday, June 12, 2018 at 2:00 p.m. local time and for any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held at 350 Mission Street, San Francisco, California 94105. You will need to bring proof of ownership of Salesforce common stock as of the record date, as well as photo identification, to enter the Annual Meeting. Our Annual Report for fiscal 2018, including our financial statements for fiscal 2018, is also enclosed or available online at the same website as this Proxy Statement. These proxy materials are first being made available to stockholders on May 1, 2018.

Stockholders Entitled to Vote; Record Date

As of the close of business on April 18, 2018, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were outstanding 733,372,789 shares of common stock of the Company, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder. All valid proxies received before the Annual Meeting will be voted according to the instructions thereon.

Stockholders of record may vote at the Annual Meeting:

•	over the Internet at www.proxyvote.com;
•	by telephone at 1-800-690-6903;

•	by mail (if you requested printed copies of the proxy materials to be mailed to you) by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-prepaid envelope; or

•	by attending the Annual Meeting.

Stockholders who hold shares in street name should refer to the voting instructions from their brokerage firm, bank, trust or other organization provided with these proxy materials.

Quorum; Abstentions; Broker Non-Votes

The Company’s Bylaws provide that the holders of a majority of the issued and outstanding shares of the capital stock of the Company entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum for the transaction of business. Shares that are authorized to be voted on or to abstain on any matter presented at the Annual Meeting, or that are held by stockholders who are present at the Annual Meeting, are counted as present and entitled to vote and are therefore included for purposes of determining whether a quorum is present at the Annual Meeting.

If you hold your Salesforce common stock through a broker, the broker may be prevented from voting shares held in your brokerage account if you have not given the broker voting instructions with respect to your shares (resulting in what is referred to as a “broker non-vote”). Thus, it is important that you vote your shares to ensure that they are represented on all matters presented at the Annual Meeting.

For each of the proposals, the applicable voting standard, Board recommendation, and treatment of abstentions and broker non-votes are as follows:

Voting Item	Board Recommendation	Voting Standard	Treatment of Abstentions	Treatment of Broker Non-Votes
1. Election of Directors	For	Majority of votes cast	No effect	No effect
2. Amendment to Certificate of Incorporation	For	Two-thirds of the outstanding shares entitled to vote	Counted as votes cast against the proposal	Counted as votes cast against the proposal
3. Amendment to 2013 Equity Incentive Plan	For	Majority of votes cast	Counted as votes cast against the proposal (under applicable NYSE standards)	No effect
4. Ratification of Appointment of Ernst & Young LLP	For	Majority of votes cast	No effect	Not applicable as brokers generally have discretion to vote uninstructed shares on this proposal
5. Advisory Vote to Approve Named Executive Officer Compensation	For	Majority of votes cast	No effect	No effect
6-8. Stockholder Proposals	Against	Majority of votes cast	No effect	No effect

2018 Proxy Statement	71

PROCEDURAL MATTERS (CONTINUED)

Voting; Revocability of Proxies

Voting at the Annual Meeting.    You are entitled to attend and participate in the Annual Meeting only if you were a stockholder as of the close of business on April 18, 2018 or if you hold a valid proxy for the Annual Meeting. Stockholders as of the record date, April 18, 2018, must bring the Internet Notice or other proof of ownership, as well as photo identification, for entrance to the Annual Meeting. Those stockholders whose shares are held beneficially through a brokerage firm, bank, trust or other similar organization (that is, in “street name”) also may attend and vote at the Annual Meeting by obtaining a legal proxy provided by their broker, bank or other organization and bringing that legal proxy to the Annual Meeting. We encourage stockholders to vote well before the Annual Meeting, even if they plan to attend, by completing proxies online or by telephone, or by mailing their proxy cards. If a stockholder attends the Annual Meeting and validly submits his or her vote, any previous votes that were submitted by the stockholder will be superseded by the vote that such stockholder validly casts at the Annual Meeting. Attendance at the Annual Meeting in and of itself will not revoke any prior votes that a stockholder may have cast. For directions to attend the Annual Meeting, please contact Investor Relations by telephone at (415) 536-6250.

Voting of proxies; Discretionary voting.    Stockholders may vote over the Internet, by telephone, by mail, or by attending the meeting, as described above. All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards. The telephone and Internet voting procedures are designed to authenticate the stockholder’s identity, to allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded. If you vote by telephone or over the Internet, you do not need to complete and mail your proxy card. If you do not provide specific voting instructions on a properly executed proxy card or when voting over the phone or Internet, your shares will be voted as recommended by the Board.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment.

Effect of not casting your vote.    If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors, the vote to approve the amendment to our Amended and Restated Certificate of Incorporation, the vote to approve the amendment and restatement of our 2013 Equity Incentive Plan, the advisory vote to approve named executive officer compensation, and the stockholder proposals requesting: (i) the elimination of supermajority voting requirements, (ii) the adoption of a policy to consider employee pay ranges when setting CEO compensation, and (iii) a report on Salesforce’s criteria for investing in, operating in and withdrawing from high-risk regions (Proposals 1, 2, 3, 5, 6, 7 and 8 in this Proxy Statement). Your bank or broker will have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 4 in this Proxy Statement).

If you are a stockholder of record, it is also critical that you cast your vote. If you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Revocability of proxy.    You may revoke or change your proxy by:

•	entering a new vote by telephone or over the Internet;

•	filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares; or

•	attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy).

Any written notice of revocation or subsequent proxy card must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand-delivered to the Secretary of the Company or should be sent to the Company’s principal executive offices, salesforce.com, inc., The Landmark @ One Market, Suite 300, San Francisco, California 94105, Attention: Corporate Secretary.

If a broker, bank or other nominee holds your shares, you must contact them in order to find out how to revoke or change your vote.

Expenses of Solicitation

The Company will bear the entire cost of solicitation. In addition, the Company may arrange with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for their reasonable out-of-pocket expenses. The Company may use the services of the Company’s directors, officers, employees and others to solicit proxies, personally or by telephone, without additional compensation. The Company has retained Morrow Sodali LLC, 470 West Ave., Stamford, Connecticut, 06902, a proxy solicitation firm, for assistance in connection with the Annual Meeting at a cost of approximately $15,000, plus reasonable out-of-pocket expenses.

72	2018 Proxy Statement

PROCEDURAL MATTERS (CONTINUED)

Procedure for Introducing Business or Director Nominations at Our 2019 Annual Meeting of Stockholders

Stockholders of record may introduce business or nominate directors for election at an annual meeting of stockholders provided that the stockholder satisfies the advance notice requirements set forth in the Company’s Bylaws. Among other things, the advance notice provisions require stockholders to give timely notice of business they propose to introduce and of any director nomination they propose to make in proper written form to the Secretary of the Company at salesforce.com, inc., The Landmark @ One Market, Suite 300, San Francisco, California 94105, Attention: Corporate Secretary. To be timely for our 2019 Annual Meeting of Stockholders, such notice must be received no earlier than February 15, 2019 and no later than March 17, 2019. However, if the date of the 2019 Annual Meeting of Stockholders is advanced by more than 30 days prior to, or delayed by more than 60 days after, the one-year anniversary of the date of the 2018 Annual Meeting, then notice must be received no earlier than the close of business on the 120th day prior to the 2019 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting, or the 10th day following the day on which public announcement of the date of such annual meeting is first made. If a stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any business presented by a stockholder at our 2019 Annual Meeting.

In addition, our Bylaws contain “proxy access” provisions that permit a stockholder or group of stockholders to include director candidates that they intend to nominate in our annual meeting proxy statement and on our proxy card, provided that the stockholder ownership, notice and other requirements set forth in our Bylaws are satisfied. To be timely for our 2019 Annual Meeting of Stockholders, the required notice under the proxy access provisions of our Bylaws must be received by the Corporate Secretary at the address set forth above not earlier than December 2, 2018 and not later than January 1, 2019. However, if the date of the 2019 Annual Meeting of Stockholders is advanced by more than 30 days prior to, or delayed by more than 60 days after, the one-year anniversary of the date of the 2018 Annual Meeting, then notice under the proxy access provisions must be received no earlier than the close of business on the 120th day prior to the 2019 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting, or the 10th day following the day on which public announcement of the date of such annual meeting is first made.

Any stockholder proposal submitted for inclusion in the Company’s proxy statement for the 2019 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act should be addressed to the Secretary of the Company at the address set forth above and must be received at our principal executive offices not later than January 1, 2019. In the event the date of the annual meeting is moved by more than 30 days from the one-year anniversary of the date of the 2018 Annual Meeting, then notice must be received within a reasonable time before the Company begins to make its proxy materials available. Upon such an occurrence, the Company will publicly announce the deadline for submitting a proposal by means of disclosure in a press release or in a document filed with the SEC.

The requirements for providing advance notice of business or nominations as summarized above are qualified in their entirety by our Bylaws and, in the case of stockholder proposals submitted for inclusion in our proxy statement, Rule 14a-8, which we recommend that you read in order to comply with the applicable requirements. Failure to timely deliver notice in accordance with our Bylaws or Rule 14a-8, or to satisfy the other requirements of our Bylaws and Rule 14a-8, may result in a proposal or nomination not being presented at our annual meeting of stockholders. You may contact the Company’s Secretary at our principal executive offices for a copy of our current Bylaws, including the relevant provisions regarding the requirements for making stockholder proposals and nominating director candidates, or you may refer to the copy of our bylaws most recently filed with the SEC and available at www.sec.gov.

Delivery of Proxy Materials

To receive current and future proxy materials in either paper or electronic form, please contact Investor Relations at (415) 536-6250 or investor@salesforce.com.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders, unless the Company has received contrary instructions from one or more of the stockholders. This process, which is commonly referred to as

“householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single set of materials per household, even if more than one stockholder resides in that household. If your proxy statement is being householded and you would like to receive separate copies, or if you are receiving multiple copies and would like to receive a single copy, please contact Investor Relations at (415) 536-6250 or investor@salesforce.com, or write to salesforce.com, inc., The Landmark @ One Market, Suite 300, San Francisco, California 94105, Attention: Investor Relations.

2018 Proxy Statement	73

TRANSACTION OF OTHER BUSINESS

TRANSACTION OF OTHER BUSINESS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Amy E. Weaver

President, Legal, General Counsel and Secretary

May     , 2018

74	2018 Proxy Statement

APPENDIX A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SALESFORCE.COM, INC.

(Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware)

salesforce.com, inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

A.         The name of the corporation is salesforce.com, inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was February 3, 1999.

B.         Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation.

C.         The Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the approval of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation is hereby amended and restated in its entirety to read in full as follows:

FIRST:	The name of the corporation is salesforce.com, inc. (hereinafter sometimes referred to as the “Corporation”).

SECOND:	The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The name of the registered agent at that address is The Corporation Trust Company.

THIRD:	The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH:	A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Billion Six Hundred Five Million (1,605,000,000) shares consisting of:

1. One Billion Six Hundred Million (1,600,000,000) shares of common stock, par value of one-tenth of one cent ($.001) per share (the “Common Stock”).

2. Five Million (5,000,000) shares of preferred stock, par value of one-tenth of one cent ($.001) per share (the “Preferred Stock”).

B. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereon. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

FIFTH:	The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

2018 Proxy Statement	A-1

B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

C. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

D. A special meeting of stockholders of the Corporation: (1) may be called at any time by either the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President of the Corporation; and (2) shall be called by the Chairman of the Board or the Secretary of the Corporation upon the written request of one or more stockholders of record that (i) Own, or who are acting on behalf of persons who Own, shares representing 15% or more of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting, (ii) provide the information regarding such stockholder(s) (and the persons for whom the stockholders are acting, as applicable) and the proposed special meeting and comply with such procedures as shall be set forth in the Bylaws of the Corporation from time to time, (iii) continue to Own, or are acting on behalf of persons who continue to Own, shares representing 15% or more of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting for such period as shall be set forth in the Bylaws, as amended from time to time, and (iv) satisfy such additional terms, conditions and limitations as may be set forth in the Bylaws of the Corporation from time to time. Except as provided for in the preceding sentence of this Article FIFTH(D) or in the terms of any series of Preferred Stock, special meetings of the stockholders of the Corporation may not be called by any other person or persons. For purposes of this Article FIFTH(D) a person shall be deemed to “Own” only the outstanding shares of capital stock of the Corporation as to which a person possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares, which terms may be further defined in the Bylaws of the Corporation adopted from time to time. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or, in the case of nominations for directors to be elected at a special meeting, if such nominations are brought in accordance with the procedures set forth in the Bylaws from time to time).

SIXTH:	A. Subject to the rights of the holders of any series of Preferred Stock then outstanding, the number of directors shall be fixed from time to time exclusively by the Board of Directors. All directors shall be elected to hold office for a term expiring at the first annual meeting of stockholders held following their election and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal.

B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (including removal from office by a vote of the stockholders) may be filled only by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by the sole remaining director, and directors so chosen shall hold office for a term expiring at the first annual meeting of stockholders held following their election and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, but only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class.

SEVENTH:	The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

EIGHTH:	A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

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Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

NINTH:	The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article NINTH, Sections C and D of Article FIFTH, Article SIXTH, Article SEVENTH or Article EIGHTH.

D.         The stockholders of the Corporation took action on             , 2018 at an annual meeting of stockholders in accordance with the applicable provisions of Sections 222 and 242 of the Delaware General Corporation Law in order to approve the foregoing amendment and restatement.

[Signature page follows]

2018 Proxy Statement	A-3

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer this              day of              2018.

SALESFORCE.COM, INC.

By:

Name:
Title:

A-4	2018 Proxy Statement

APPENDIX B

AMENDED AND RESTATED BYLAWS OF SALESFORCE.COM, INC.

(effective as of                     , 2018)

ARTICLE I

STOCKHOLDERS

1.1      Place of Meetings. All meetings of stockholders of salesforce.com, inc. (the “Corporation”) shall be held at such place within or without the State of Delaware as may be designated from time to time by the board of directors of the Corporation (the “Board of Directors”) or the Chief Executive Officer.

1.2      Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date to be fixed by the Board of Directors at the time and place to be fixed by the Board of Directors and stated in the notice of the meeting.

1.3      Special Meetings.

(a)    A special meeting of stockholders may be called at any time by the Chairman of the Board or the Secretary of the Corporation at the direction of either the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President of the Corporation, for any purpose or purposes prescribed in the notice of the meeting and shall be held at such place, on such date and at such time as the Board may fix. Business transacted at any special meeting of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.

(b)    A special meeting of stockholders shall be called by the Chairman of the Board or the Secretary of the Corporation upon the written request (a “special meeting request”) of one or more stockholders of record that at the time a request is delivered (1) own, or are acting on behalf of persons who own, shares representing 15% (the “Requisite Percent”) or more of the voting power of the then-outstanding capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting, and (2) comply with the notice procedures set forth in this Section 1.3 with respect to any matter that is a proper subject for the meeting pursuant to Section 1.3(f). Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the Certificate of Incorporation (including any preferred stock designation), special meetings of stockholders may not be called by any other person or persons. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors. For purposes of satisfying the Requisite Percent under this Section 1.3, “own” and “owned” shall have the meaning set forth in Section 2.16(f) below.

(c)    Any stockholder seeking to request a special meeting shall first request that the Board of Directors fix a record date to determine the stockholders entitled to request the special meeting (the “Ownership Record Date”) by delivering notice in writing to the Secretary of the Corporation at the principal executive offices of the Corporation (the “Record Date Request Notice”) setting forth (1) the name of the stockholder as set forth on the Corporation’s stock register and, if the Record Date Request Notice is being delivered on behalf of one or more beneficial owners, the name, address and telephone number of such beneficial owner(s), and (2) the business proposed to be acted on at the special meeting. Upon receiving a Record Date Request Notice, the Board of Directors may set an Ownership Record Date. Notwithstanding any other provision of these Bylaws, the Ownership Record Date shall not precede the date upon which the resolution fixing the Ownership Record Date is adopted by the Board of Directors, and shall not be more than ten business days after the close of business on the date upon which the resolution fixing the Ownership Record Date is adopted by the Board of Directors. If the Board of Directors, within ten business days after the date upon which a valid Record Date Request Notice is received by the Secretary of the Corporation, does not adopt a resolution fixing the Ownership Record Date, the Ownership Record Date shall be the close of business on the twentieth business day after the date upon which a valid Record Date Request Notice is received by the Secretary.

(d)    In order for a special meeting requested by the stockholders to be called by the Chairman of the Board or the Secretary of the Corporation, one or more special meeting requests signed and dated by stockholders (or their duly authorized agents) who own or who are acting on behalf of persons who own, as of the Ownership Record Date, at least the Requisite Percent of the voting power of the then-outstanding capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting (or their duly authorized agents), must be delivered to the Secretary at the principle executive offices of the Corporation and must be accompanied by:

(i)    in the case of any special meeting requested by stockholders at which director nominations are proposed to be presented, the information required by Section 2.15(a)(ii) and (iii) below, including as to the person(s) seeking to propose such nominations at such meeting, the information required under Section 2.15(a)(ii)(2), which notice shall be further updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct, as provided in the last paragraph of Section 2.16(g) (and for such purposes, Eligible Stockholder shall refer to the stockholder requesting the meeting and “annual meeting of stockholders” shall refer to the special meeting of stockholders being requested); and

2018 Proxy Statement	B-1

(ii)    in the case of any special meeting requested by stockholders at which any business other than nominations of persons for election to the Board of Directors is proposed to be presented, the information required by Section 1.10(a)(ii) below (which shall be in addition to the information required by Section 1.3(d)(i) if director nominations also are proposed to be considered), including as to the person(s) seeking to propose such business at such meeting, the information required under Section 1.10(a)(ii)(2)-(5), which notice shall be further updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct, as provided in the last paragraph of Section 2.16(g) below (and for such purposes, Eligible Stockholder shall refer to the stockholder requesting the meeting and “annual meeting of stockholders” shall refer to the special meeting of stockholders being requested); and

(iii)    as to each stockholder of the Corporation signing such request, or if such stockholder is a nominee or custodian, the beneficial owner(s) on whose behalf such request is signed, (1) an affidavit by each such person stating the number of shares of the capital stock of the Corporation that it owns (as defined in Section 2.16(f) below) as of the date such request was signed and an agreement by such person to update and supplement such affidavit, if necessary, so that the information provided in such affidavit regarding the number of shares of the capital stock of the Corporation that such person owns shall be true and correct as of the record date for the special meeting requested by stockholders and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof; provided that in the event of any decrease in the number of shares of the capital stock of the Corporation owned by such person at any time before the special meeting requested by stockholders, such person’s special meeting request shall be deemed to have been revoked with respect to such shares of the capital stock of the Corporation comprising such reduction and shall not be counted towards the calculation of the Requisite Percent, (2) as to the stockholder seeking to call the special meeting (or the person on whose behalf the stockholder is acting, as applicable) or any stockholder or beneficial owner who has solicited other stockholders to request the special meeting, an agreement to continue to own such number of shares of the capital stock of the Corporation in its affidavit through the date of the special meeting requested by stockholders, and (3) as to the stockholder seeking to call the special meeting (or the person on whose behalf the stockholder is acting, as applicable) or any stockholder or beneficial owner who has solicited other stockholders to request the special meeting, the information as to such stockholder or beneficial owner required under Section 2.15(a)(ii)(2) below.

One or more special meeting requests delivered to the Secretary by one, or a group of more than one, stockholders requesting the special meeting shall constitute a valid special meeting request only if each such written request satisfies the requirements set forth in this Section 1.3(d) and has been dated and delivered to the Secretary within sixty days of the earliest dated of such requests. If the record holder is not the signatory to the special meeting request, such special meeting request will not be valid unless documentary evidence from the record holder is supplied to the Secretary of the Corporation at the time of delivery of such special meeting request (or within ten business days thereafter) of such signatory’s authority to execute the special meeting request on behalf of the record holder.

(e)    After receiving a special meeting request, the Board of Directors shall determine in good faith whether the stockholders requesting the special meeting have satisfied the requirements for calling a special meeting of stockholders, which determination shall be conclusive and binding on the Corporation, and the Corporation shall notify the requesting stockholder of the Board’s determination about whether the special meeting request is valid. The date, time and place of the special meeting shall be fixed by the Board of Directors in accordance with these Bylaws; provided, however, that the date of the special meeting shall not be more than ninety days after the date on which the Board of Directors fixes the date of the special meeting. The record date for the special meeting shall be fixed by the Board of Directors as set forth in Section 4.5 below.

(f)    A special meeting request shall not be valid, and the Corporation shall not call a special meeting if: (i) the special meeting request relates to an item of business that is not a proper subject for stockholder action under, or that involves a violation of, applicable law; (ii) an item of business that is the same or substantially similar (as determined in good faith by the Board of Directors) was presented at a meeting of stockholders occurring within ninety days preceding the earliest date of signature on the special meeting request; (iii) the special meeting request is delivered during the period commencing ninety days prior to the first anniversary of the preceding year’s annual meeting and ending on the date of the next annual meeting of stockholders; or (iv) the special meeting request does not comply with the requirements of this Section 1.3.

(g)    The stockholder seeking to call the special meeting may revoke a special meeting request by written revocation delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation at any time prior to the stockholder-requested special meeting, and any stockholder signing a special meeting request may revoke such request as to the shares of capital stock of the Corporation that such person owns (or owned by that person on whose behalf the stockholder is acting, as applicable) and shall be deemed to revoke a special meeting request as and to the extent provided in Section 1.3(d)(iii); provided that if, as a result of such revocation(s), there no longer are valid unrevoked special meeting requests from stockholders who own the Requisite Percent of the voting power of the then-outstanding capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting, there shall be no requirement to call a special meeting or to hold a special meeting regardless of whether notice of such special meeting has been sent and/or proxies solicited for such special meeting. Further,

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in the event that the stockholder requesting the stockholder-requested special meeting withdraws such special meeting request, there shall be no requirement to call or hold such special meeting.

(h)    Business transacted at a stockholder-requested special meeting shall be limited to: (i) the business stated in the valid special meeting request received from the Requisite Percent; and (ii) any additional business that the Board of Directors determines to include in the Corporation’s notice of meeting. If none of the stockholders who submitted the special meeting request appears at the special meeting to present the matter or matters to be brought before the special meeting that were specified in the special meeting request, the Corporation need not present the matter or matters for a vote at the meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled pursuant to this Section 1.3.

1.4      Notice of Meetings. Written notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or as required by law (meaning here and hereafter, as required from time to time by the Delaware General Corporation Law) or the Certificate of Incorporation. The notices of all meetings shall state the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation.

1.5      Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare, at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, the Corporation’s principal place of business. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present. This list shall determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

1.6      Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. If a quorum shall fail to attend any meeting, the Chairman of the meeting or the holders of a majority of the shares of capital stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, if any, date or time, or with another means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting.

If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present at such adjourned meeting constituting a quorum, then except as otherwise required by law or the Certificate of Incorporation, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

1.7      Adjournments. Any meeting of stockholders may be adjourned to any other place, if any, date or time at which a meeting of stockholders may be held under these Bylaws, or with any other means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, by the Chairman of the meeting or, in the absence of such person, by any officer entitled to preside at or to act as Secretary of such meeting, or by the holders of a majority of the shares of stock present or represented at the meeting and entitled to vote, although less than a quorum. When a meeting is adjourned to another place, if any, date or time, or with another means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, written notice need not be given of the adjourned meeting if the place, if any, date and time thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, if any, date and time of the adjourned meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

1.8      Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by law or the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or may authorize any other person or persons to vote or act for him by written proxy executed by the stockholder or his or her authorized agent or by a transmission permitted by law or the Certificate of Incorporation and delivered to the Secretary of the Corporation. No stockholder may authorize more than one proxy for his or her shares. Any copy, facsimile or other electronic transmission or other reliable reproduction of the writing or transmission created pursuant to this Section may be substituted or used in lieu of the original writing or transmission for any and all

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purposes for which the original writing or transmission could be used, provided that such copy, facsimile or other electronic transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission.

1.9      Action at Meeting. When a quorum is present at any meeting, all matters shall be determined by a majority of the votes cast affirmatively or negatively on the matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, a majority of each such class present or represented and voting affirmatively or negatively on the matter shall decide such matter), except when a different vote is required by express provision of law, the Certificate of Incorporation or these Bylaws.

All voting, including on the election of directors, but excepting where otherwise required by law or the Certificate of Incorporation, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballot shall be counted by an inspector or inspectors appointed by the Chairman of the meeting. The Corporation may, and to the extent required by law or the Certificate of Incorporation, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as an alternate inspector to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law or the Certificate of Incorporation, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability.

1.10    Advance Notice of Stockholder Business.

(a)    At an annual meeting of the stockholders or special meeting requested by the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (1) pursuant to the Corporation’s proxy materials with respect to such meeting, (2) by or at the direction of the Board of Directors, or (3) by a stockholder of the Corporation who (A) is a stockholder of record at the time of the giving of the notice required by this 1.10(a) and on the record date for the determination of stockholders entitled to vote at the annual meeting and (B) has timely complied in proper written form with the notice procedures set forth in this Section 1.10(a). In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these Bylaws, the Certificate of Incorporation or applicable laws. For the avoidance of doubt, clause (3) of the second sentence of this paragraph shall be the exclusive means for a stockholder to propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the 1934 Act) at an annual meeting of stockholders, and this Section 1.10 shall not apply to any nomination of director candidates except to the extent set forth in Section 2.15 and Section 2.16. To be properly brought before a special meeting requested by the stockholders, business must be: (a) specified in the Corporation’s notice of meeting given by or at the direction of the Board of Directors delivered pursuant to Section 1.4 above, (b) otherwise properly made at the special meeting requested by stockholders, by or at the direction of the Board of Directors or the Chairman of the Board, or (c) otherwise have been properly requested to be brought before the stockholder-requested special meeting by the stockholder in accordance with this Section 1.10(a).

(i)    To comply with clause (3)(B) of Section 1.10(a) above, a stockholder’s notice must set forth all information required under this Section 1.10(a) and must be timely received by the Secretary of the Corporation. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the Corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting, or (y) the 10th day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall an adjournment of an annual meeting of stockholders, or postponement of any previously scheduled annual meeting of stockholders for which notice has been given (or with respect to which there has been a Public Announcement of the date of the meeting), commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 1.10(a)(i). “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor thereto (the “1934 Act”).

(ii)    To be in proper written form, a stockholder’s notice to the Secretary of the Corporation must set forth as to each matter of business the stockholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below), (3) the class and number of shares of the Corporation which are held of record or are beneficially owned by the

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stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the Corporation, (5) any material interest of the stockholder or a Stockholder Associated Person in such business, and (6) a statement whether either such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (6), a “Business Solicitation Statement”). In addition, to be in proper written form, a stockholder’s notice to the Secretary must be supplemented not later than 10 days following the record date to disclose the information contained in clauses (3) and (4) above as of the record date. A “Stockholder Associated Person” of any stockholder shall mean (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (C) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (A) and (B).

(iii)    Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 1.10(a) and, if applicable, Section 2.15(a) and 2.16(a) below. In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The Chairman of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that any proposed item of business was not properly brought before the annual meeting and in accordance with the provisions of this Section 1.10(a), and, if he or she should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be transacted.

(b)    In addition to the foregoing provisions of this Section 1.10, a stockholder must also comply with all applicable requirements of law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.10, including, with respect to business such stockholder intends to bring before the annual meeting that involves a proposal that such stockholder requests to be included in the Corporation’s proxy statement, the requirements of Rule 14a-8 (or any successor provision) under the 1934 Act. Nothing in this Section 1.10 shall be deemed to affect any right of the Corporation to omit a proposal from the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act.

1.11    Conduct of Business. At every meeting of the stockholders, the Chairman of the Board, or, in his or her absence, the Chief Executive Officer, or, in his or her absence, such other person as may be appointed by the Board of Directors, shall act as Chairman of the meeting. The Secretary of the Corporation or a person designated by the Chairman of the meeting shall act as Secretary of the meeting. Unless otherwise approved by the Chairman of the meeting, attendance at the stockholders’ meeting is restricted to stockholders of record, persons authorized in accordance with Section 1.8 of these Bylaws to act by proxy, and officers of the Corporation.

The Chairman of the meeting shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith or, at the Chairman’s discretion, it may be conducted otherwise in accordance with the wishes of the stockholders in attendance. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

The Chairman shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. The Chairman may impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one stockholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the Chairman shall have the power to have such person removed from participation. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 1.11 and Section 1.10 above. The Chairman of a meeting shall, if the facts warrant, determine and declare at the meeting that any proposed item of business was not properly brought before the meeting and in accordance with the provisions of this Section 1.11 and Section 1.10, and if he or she should so determine, he or she shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

1.12    Stockholder Action Without Meeting. Subject to the rights of the holders of the shares of any series of preferred stock or any other class of stock or series thereof having a preference over the common stock as to dividends or upon liquidation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

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1.13    Meetings by Remote Communication. If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, the Corporation shall maintain a record of such vote.

ARTICLE II

BOARD OF DIRECTORS

2.1      General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by law or the Certificate of Incorporation. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law or the Certificate of Incorporation, may exercise the powers of the full Board until the vacancy is filled.

2.2      Number and Term of Office. Subject to the rights of the holders of the shares of any series of preferred stock or any other class of stock or series thereof having a preference over the common stock as to dividends or upon liquidation, the number of directors shall be fixed from time to time exclusively by the Board of Directors. All directors shall be elected to hold office for a term expiring at the first annual meeting of stockholders held following their election and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal.

A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy and entitled to vote on the election of directors at any meeting of stockholders for which, as of the date that is 10 days in advance of the date the Corporation files its definitive proxy statement (regardless of whether thereafter revised or supplemented) for such meeting with the Securities and Exchange Commission, the number of nominees exceeds the number of directors to be elected at the meeting.

If a nominee for director fails to receive the required number of votes for reelection, the Nominating and Corporate Governance Committee shall then make a recommendation to the Board of Directors as to whether to accept or reject such director’s resignation as previously tendered pursuant to the Corporation’s Corporate Governance Guidelines or whether other action should be taken. Thereafter, the Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation. Within 90 days from the date the election results are certified, the Corporation will publicly disclose the Board of Directors’ decision and the rationale behind such decision.

2.3      Vacancies and Newly Created Directorships. Subject to the rights of the holders of the shares of any series of preferred stock or any other class of stock or series thereof having a preference over the common stock as to dividends or upon liquidation, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (including removal from office by a vote of the stockholders) may be filled only by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by the sole remaining director, and directors so chosen shall hold office for a term expiring at the first annual meeting of stockholders held following their election and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

2.4      Resignation. Any director may resign by delivering notice in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some other event. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, when one or more directors resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

2.5      Removal. Subject to the rights of the holders of the shares of any series of preferred stock or any other class of stock or series thereof having a preference over the common stock as to dividends or upon liquidation, any directors, or the entire Board of Directors, may be removed from office at any time but only by the affirmative vote of the holders of 66-2/3% of the voting power of all of the outstanding shares of capital stock entitled to vote thereon, voting together as a single class.

2.6      Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director

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who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

2.7      Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or two or more directors and may be held at any time and place, within or without the State of Delaware.

2.8      Notice of Special Meetings. Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director by (i) giving notice to such director in person or by telephone, electronic transmission or voice message system at least 24 hours in advance of the meeting, (ii) sending a facsimile, or delivering written notice by hand, to his or her last known business or home address at least 24 hours in advance of the meeting, or (iii) mailing written notice to his or her last known business or home address at least three days in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

2.9      Participation in Meetings by Telephone Conference Calls or Other Methods of Communication. Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

2.10    Quorum. A majority of the total number of authorized directors shall constitute a quorum at any meeting of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or at a meeting of a committee which authorizes a particular contract or transaction.

2.11    Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these Bylaws.

2.12    Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting if all members of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

2.13    Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation, with such lawfully delegated powers and duties as it therefor confers, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the Delaware General Corporation Law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors.

2.14    Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

2.15    Nomination of Director Candidates.

(a)    Advance Notice of Director Nominations at Annual Meetings. Notwithstanding anything in these Bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 2.15(a) shall be eligible for election or re-election as directors at an annual meeting of stockholders. Subject to the rights of the holders of the shares of any series of preferred stock or any other class of stock or series thereof having a preference over the common stock as to dividends or upon liquidation, nominations of persons for election or re-election as directors at an annual meeting may be made only (1) by or at the direction of the Board of Directors, (2) by a stockholder of the Corporation who (A) was a stockholder of record at the time of the giving

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of the notice required by this Section 2.15(a) and on the record date for the determination of stockholders entitled to vote at the annual meeting and (B) has timely complied in proper written form with the notice procedures set forth in this Section 2.15(a) or (3) by any stockholder of record of the Corporation who has complied with the requirements and procedures set forth in Section 2.16 and whose nominees are included in the Corporation’s proxy materials with respect to such meeting.

(i)    To comply with clause (2)(B) of Section 2.15(a) above, a nomination to be made by a stockholder must set forth all information required under this Section 2.15(a) and must be received by the Secretary of the Corporation at the principal executive offices of the Corporation at the time set forth in, and in accordance with, the final three sentences of Section 1.10(a)(i) above.

(ii)    To be in proper written form, such stockholder’s notice to the Secretary must set forth:

(1)    as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the Corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (E) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (F) a written statement executed by the nominee acknowledging that as a director of the Corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the Corporation and its stockholders, and (G) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

(2)    as to such stockholder giving notice, (A) the information required to be provided pursuant to clauses (2) through (5) of Section 1.10(a)(ii) above, and the supplement referenced in the second sentence of Section 1.10(a)(ii) above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (B) a statement whether either such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the Corporation’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect such nominee(s) (such information provided and statements made as required by clauses (A) and (B) above, a “Nominee Solicitation Statement”).

(iii)    At the request of the Board of Directors, any person nominated by a stockholder for election as a director must furnish to the Secretary of the Corporation (1) that information required to be set forth in the stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given and (2) such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form pursuant to this Section 2.15(a).

(iv)    Without exception, no person shall be eligible for election or re-election as a director of the Corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 2.15(a) or Section 2.16. In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The Chairman of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions of this Section 2.15(a), and if he or she should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.

(b)    Advance Notice of Director Nominations for Special Meetings. For a special meeting of stockholders at which directors are to be elected pursuant to Section 1.3 above, nominations of persons for election to the Board of Directors shall be made only (1) by or at the direction of the Board of Directors, (2) by any stockholder of the corporation who (A) is a stockholder of record at the time of the giving of the notice required by this Section 2.15(b) and on the record date for the determination of stockholders entitled to vote at the special meeting and (B) delivers a timely written notice of the nomination to the Secretary of the Corporation that includes the information set forth in Sections 2.15(a)(ii) and (a)(iii) above, or (3) in the case of a stockholder-requested special meeting, by any stockholder of the Corporation pursuant to Section 1.3 above. To be timely, such notice must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment of a special meeting of

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stockholders, or postponement of any previously scheduled special meeting of stockholders for which notice has been given (or with respect to which there has been a Public Announcement of the date of the meeting), commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.15(b). A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board of Directors ~~or~~, (ii) by a stockholder in accordance with the notice procedures set forth in this Section 2.15(b), or (iii) in the case of a stockholder-requested special meeting, by any stockholder of the Corporation pursuant to Section 1.3 above. In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The Chairman of the special meeting shall, if the facts warrant, determine and declare at the special meeting that a nomination was not made in accordance with the provisions of this Section 2.15(b), and if he or she should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded. Notwithstanding any other provision of these Bylaws, in the case of a stockholder-requested special meeting, no stockholder may nominate a person for election to the Board of Directors or propose any other business to be considered at the meeting, except pursuant to the written request(s) delivered for such special meeting pursuant to Section 1.3 above.

(c)    In addition to the foregoing provisions of this Section 2.15, a stockholder must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.15. Nothing in this Section 2.15 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act.

(d)    Only persons nominated in accordance with the procedures set forth in this Section 2.15 or Section 2.16 shall be eligible to serve as directors. Except as otherwise provided by law or the Certificate of Incorporation, the Chairman of the meeting shall have the power and duty (a) to determine whether a nomination was made in accordance with the procedures set forth in this Section 2.15 and (b) if any proposed nomination was not made in compliance with this Section 2.15, to declare that such nomination shall be disregarded.

2.16    Inclusion of Director Candidates in Proxy Materials.

(a)    Proxy Access. Subject to compliance with the terms and conditions set forth in these Bylaws, in connection with an annual meeting of stockholders, the Corporation shall include (i) in its proxy statement and form of proxy, in addition to the persons nominated for election by the Board of Directors or any committee thereof, the name of any person nominated for election to the Board of Directors by a record stockholder who is, or is acting on behalf of, an Eligible Stockholder (as defined below) pursuant to this Section 2.16 (such nominated person, the “Stockholder Nominee”) and (ii) in its proxy statement the Required Information (as defined below) relating to any Stockholder Nominee.

(b)    Timeliness of Notice. To nominate a Stockholder Nominee, a record stockholder who is, or is acting on behalf of, an Eligible Stockholder must provide a timely notice that expressly elects to have the Eligible Stockholder’s Stockholder Nominee included in the Corporation’s proxy materials pursuant to this Section 2.16 (the “Notice of Proxy Access Nomination”). To be timely, a Notice of Proxy Access Nomination must be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the 120th day nor earlier than the 150th day before the one-year anniversary of the date on which the Corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for a Notice of Proxy Access Nomination by the stockholder to be timely, it must be so received by the Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting, or (y) the tenth day following the day on which Public Announcement of the date of such annual meeting is first made (the last day on which a Notice of Proxy Access Nomination may be delivered, the “Final Proxy Access Nomination Date”). In no event shall an adjournment of an annual meeting of stockholders, or postponement of any previously scheduled annual meeting of stockholders for which notice has been given (or with respect to which there has been a Public Announcement of the date of the meeting), commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination under this Section 2.16.

(c)    Information Included in Proxy Materials. The Eligible Stockholder may provide to the Secretary of the Corporation a written statement for inclusion in the Corporation’s proxy statement for the applicable annual meeting of stockholders, not to exceed 500 words, in support of the Eligible Stockholder’s Stockholder Nominee (the “Statement”). In order to have a Statement included in the proxy statement an Eligible Stockholder must submit the Statement to the Secretary of the Corporation at the same time that such Eligible Stockholder’s Notice of Proxy Access Nomination is submitted to the Secretary of the Corporation. For purposes of this Section 2.16, the “Required Information” that the Corporation will include in its proxy statement is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the 1934 Act and (ii) if the Eligible Stockholder so elects, a Statement. Notwithstanding anything to the contrary contained in this Section 2.16, the Corporation may omit from its proxy materials any information or Statement (or portion

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thereof) that it believes would violate any applicable law or regulation. Nothing in this Section 2.16 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Stockholder Nominee.

(d)    Number of Stockholder Nominees. The number of Stockholder Nominees appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two or (ii) 20% of the number of directors in office and subject to election by the holders of common stock as of the Final Proxy Access Nomination Date, or if such number is not a whole number, the closest whole number below 20% (the number determined pursuant to clause (i) or clause (ii) of this sentence, as applicable, the “Permitted Number”); provided, that in the event that one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Nomination Date and before the date of the applicable annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith such that the number of directors subject to election by the holders of common stock is reduced, the Permitted Number shall be calculated based on the number of directors in office as so reduced. The Permitted Number shall also be reduced by (i) the number of director candidates for which the Corporation shall have received one or more notices that a stockholder intends to nominate director candidates at such applicable annual meeting of stockholders pursuant to Section 2.15, provided that the Permitted Number after such reduction with respect to this clause (i) will in no event be less than one, (ii) the number of director candidates that will be included in the Corporation’s proxy materials with respect to such annual meeting of stockholders as an unopposed (by the Corporation) nominee pursuant to any agreement, arrangement or other understanding with any stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of shares by such stockholder or group of stockholders from the Corporation), other than any such director candidate referred to in this clause (ii) who was elected, as a nominee of the Board of Directors, at both of the two annual meetings of stockholders immediately preceding the applicable annual meeting of stockholders, provided that the Permitted Number after such reduction with respect to this clause (ii) will in no event be less than one, (iii) the number of incumbent director candidates who previously were Stockholder Nominees at either of the two annual meetings of stockholders immediately preceding the applicable annual meeting and whose re-election at the upcoming annual meeting is being recommended by the Board of Directors and (iv) the number of director candidates whose names were submitted for inclusion in the Corporation’s proxy materials pursuant to this Section 2.16, but who were thereafter nominated by the Board of Directors. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.16 exceeds the Permitted Number, each Eligible Stockholder (or group thereof constituting an Eligible Stockholder) will select one Stockholder Nominee for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder (or group thereof) disclosed as owned in its respective Notice of Proxy Access Nomination submitted to the Corporation. If the Permitted Number is not reached after each Eligible Stockholder (or group thereof) has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. After reaching the Permitted Number of Stockholder Nominees, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 2.16 (i) thereafter withdraws from the election (or his or her nomination is withdrawn by the applicable Eligible Stockholder) or (ii) is thereafter not submitted for director election for any reason (including the failure to comply with this Section 2.16) other than due to a failure by the Corporation to include such Stockholder Nominee in the proxy materials in violation of this Section 2.16, no other nominee or nominees shall be substituted for such Stockholder Nominee and included in the Corporation’s proxy materials or otherwise submitted for director election pursuant to this Section 2.16.

(e)    Group Provisions to Determine Eligible Stockholder. An “Eligible Stockholder” is one or more persons who own and have owned, or are acting on behalf of one or more beneficial owners who own and have owned (in each case as defined in Section 2.16(f)), for at least three years as of the date the Notice of Proxy Access Nomination is received by the Corporation, shares representing at least 3% of the shares of common stock outstanding as of the date of such Notice of Proxy Access Nomination (the “Required Shares”), and who continue to own the Required Shares at all times between the date the Notice of Proxy Access Nomination is received by the Corporation and the date of the applicable annual meeting of stockholders; provided that the aggregate number of record stockholders and beneficial owners whose stock ownership is counted for the purposes of satisfying the foregoing ownership requirement shall not exceed 20. Two or more collective investment funds that are (i) under common management and investment control, (ii) under common management and funded primarily by a single employer or (iii) a “group of investment companies,” as such term is defined in Section 12(d) (1)(G)(ii) of the Investment Company Act of 1940 (as amended from time to time the “Investment Company Act”) (such funds together under each of (i), (ii) or (iii) comprising a “Qualifying Fund”) shall be treated as one record stockholder or beneficial owner for the purpose of determining the aggregate number of record stockholders and beneficial owners in this paragraph, and treated as one person for the purpose of determining “ownership” as defined in this Section 2.16, provided that each fund comprising a Qualifying Fund otherwise meets the requirements set forth in this Section 2.16. No record stockholder (other than a Custodian Holder (as defined below)) or beneficial owner may be a member of more than one group constituting an Eligible Stockholder under this Section 2.16, and no shares may be attributed to more than one Eligible Stockholder or group constituting an Eligible Stockholder under this Section 2.16. For the avoidance of doubt, the Required Shares will qualify as such if and only if the beneficial owner of such shares has itself beneficially owned such shares continuously for the three-year period ending on the date the Notice of Proxy Access Nomination is received by the Corporation and through other applicable dates referred to above (in addition to the other applicable requirements being met).

(f)    Definition of “Own” and “Ownership.” For purposes of calculating the Required Shares under this Section 2.16 and for purposes of calculating the “Requisite Percent” under Section 1.3 of these Bylaws, “ownership,” “own” and “owned” respectively, shall be deemed to consist of and include only the outstanding shares as to which a person possesses both (i) the full voting and

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investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such person or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (B) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of common stock, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such person’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or its affiliate. “Ownership” shall include shares held in the name of a nominee (including a Custodian Holder) or other intermediary so long as the person claiming ownership of such shares retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct disposition thereof and possesses the full economic interest in the shares; provided that this provision shall not alter the obligations of a record stockholder to provide the Notice of Proxy Access Nomination. Ownership of shares shall be deemed to continue during any period (x) in which shares have been loaned if the person claiming ownership may recall such loaned shares on no more than five business days’ notice or (y) in which any voting power has been delegated by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time without condition. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.

(g)    Contents of Notice of Proxy Access Nomination. The Notice of Proxy Access Nomination shall set forth or be submitted with the following information and materials in writing (including, as applicable, with respect to each Eligible Stockholder, every member of any group that is together such Eligible Stockholder other than a Custodian Holder):

(i)    with respect to each of the Stockholder Nominee(s) and each Eligible Stockholder, the information identified in Section 2.15(a)(ii)(1) and Section 2.15(a)(ii)(2)(A), as applicable;

(ii)    the written consent of each Stockholder Nominee to being named in the Corporation’s proxy materials as a nominee and to serving as a director if elected;

(iii)    a copy of the Schedule 14N that has been, or concurrently is, filed with the Securities and Exchange Commission as required by Rule 14a-18 under the 1934 Act;

(iv)    with respect to each Eligible Stockholder and its affiliates or associates or others acting in concert therewith and each Stockholder Nominee, all information as would be required to be disclosed in a solicitation of proxies for the election of such Stockholder Nominee as a director in a contested election pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder;

(v)    a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the Eligible Stockholder and its or their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each of such Eligible Stockholder’s Stockholder Nominee(s), and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Eligible Stockholder, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the Stockholder Nominee were a director or executive officer of such registrant; and

(vi)    a completed director questionnaire signed by the Stockholder Nominee(s) (a form of which shall be provided by the Secretary of the Corporation promptly following a request therefor).

In addition, the Notice of Proxy Access Nomination must be submitted with a signed and written agreement of the Eligible Stockholder (and each member of any group that together is an Eligible Stockholder other than a Custodian Holder) setting forth:

(i)    a representation that the Eligible Stockholder (1) acquired ownership of the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (2) has not nominated and will not nominate for election to the Board of Directors at the applicable annual meeting of stockholders any person other than its Stockholder Nominee(s), (3) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the 1934 Act in support of the election of any individual as a director at the applicable annual meeting of stockholders other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (4) will not distribute to any person any form of proxy for the applicable annual meeting of stockholders other than the forms distributed by the Corporation and (5) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and otherwise will comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 2.16;

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(ii)    a representation that (1) within five business days after the date that the Notice of Proxy Access Nomination is sent to the Corporation, the Eligible Stockholder will provide one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the requisite three-year holding period) that, as of a date within seven days prior to the date that the Notice of Proxy Access Nomination was received by the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, (2) within five business days after the record date for determining stockholders entitled to vote at the annual meeting, the Eligible Stockholder will provide one or more written statements from the record holder (and from each intermediary through which the Required Shares are held) verifying the Eligible Stockholder’s continuous ownership of the Required Shares through such record date and (3) the Eligible Stockholder will provide immediate written notice to the Corporation if the Eligible Stockholder ceases to own any of the Required Shares prior to the applicable annual meeting of stockholders;

(iii)    in the case of a nomination by a group of persons that together is such an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the Eligible Stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(iv)    an undertaking that the Eligible Stockholder agrees to (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provides to the Corporation, (2) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Stockholder Nominee(s) pursuant to this Section 2.16, (3) file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the 1934 Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the 1934 Act, (4) comply with all laws and regulations applicable to any solicitation in connection with the annual meeting and (5) provide the Corporation prior to the annual meeting of stockholders such additional information as necessary or reasonably requested by the Corporation. In addition, no later than the Final Proxy Access Nomination Date, a Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Stockholder must provide to the Secretary of the Corporation documentation satisfactory to the Corporation that demonstrates that the funds comprising the Qualifying Fund are (x) under common management and investment control, (y) under common management and funded primarily by a single employer or (z) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act.

Any information required by this Section 2.16 to be provided to the Corporation must be updated and supplemented by the Eligible Stockholder or Stockholder Nominee, as applicable, by delivery to the Secretary of the Corporation (1) no later than 10 days after the record date for determining the stockholders entitled to vote at the annual meeting of stockholders, of such information as of such record date and (2) no later than five days before the annual meeting of stockholders, of such information as of the date that is 10 days before the annual meeting of stockholders. Further, in the event that any information or communications provided (pursuant to this Section 2.16 or otherwise) by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct. For the avoidance of doubt, the requirement to update, supplement and correct such information shall not permit any Eligible Stockholder or other person to change or add any proposed Stockholder Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these Bylaws) available to the Corporation relating to any defect (including any inaccuracy or omission).

(h)    Information and Agreements from Nominees. At the request of the Corporation, each Stockholder Nominee must: (i) provide an executed agreement, in a form satisfactory to the Corporation, that (1) the Stockholder Nominee has read and agrees, if elected, to serve as a member of the Board of Directors, to adhere to the Corporation’s Corporate Governance Guidelines and Code of Conduct and any other policies and guidelines of the Corporation applicable to directors (which will be provided by the Corporation following a request therefor), (2) the Stockholder Nominee is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, service or action as a Stockholder Nominee or as a director of the Corporation, in each case that has not been disclosed to the Corporation and (3) the Stockholder Nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity as to how the Stockholder Nominee would vote or act on any issue or question as a director and (ii) provide within five business days of the Corporation’s request such additional information as the Corporation determines may be necessary to permit the Board of Directors to determine (1) if such Stockholder Nominee is independent under the rules and listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, (2) if such Stockholder Nominee has any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the standards used by the Corporation for determining director independence, (3) if such Stockholder Nominee would, by serving on the Board of Directors, violate or cause the Corporation to be in violation of these Bylaws,

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the Certificate of Incorporation, the rules or listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed or any applicable law, rule or regulation and (4) if such Stockholder Nominee is or has been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission.

(i)    Ineligibility of Certain Stockholder Nominees. Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at that annual meeting or (ii) does not receive a number of votes cast in favor of his or her election at least equal to 25% of the votes present in person or represented by proxy and entitled to vote in the election of directors, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.16 for the next two annual meetings of stockholders. Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 2.16 or any other provision of these Bylaws, the Certificate of Incorporation, the Corporation’s Corporate Governance Guidelines or applicable law or regulation at any time before the applicable annual meeting of stockholders, will not be eligible or qualified for election at such annual meeting of stockholders and no other nominee may be substituted by the Eligible Stockholder that nominated such Stockholder Nominee.

(j)    Exclusion of Stockholder Nominees from Proxy Materials. The Corporation shall not be required to include, pursuant to this Section 2.16, a Stockholder Nominee in its proxy materials for any annual meeting of stockholders, or, if the proxy statement already has been filed, to allow the nomination of a Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Board of Directors:

(i)    who is not independent under (a) the rules or listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, (b) any applicable rules of the Securities and Exchange Commission or any other regulatory body with jurisdiction over the Corporation or (c) any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board of Directors;

(ii)    whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules or listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed or any applicable law, rule or regulation;

(iii)    who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years;

(iv)    who is subject to an order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;

(v)    who is or has been, within the past 3 years, as officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended;

(vi)    if such Stockholder Nominee or the applicable Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder) shall have provided information to the Corporation in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading, as determined by the Corporation;

(vii)    if the Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder) or applicable Stockholder Nominee otherwise breaches or fails to comply with its representations, undertakings or obligations pursuant to these Bylaws, including, without limitation, this Section 2.16;

(viii)    if the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to not owning the Required Shares through the date of the applicable annual meeting of stockholders; or

(ix)    if the Stockholder Nominee is determined not to satisfy the eligibility requirements provided in the Corporate Governance Guidelines.

For the purpose of this subsection (j), the occurrence of clauses (i) through (v) and (ix) and, to the extent related to a breach or failure by the Stockholder Nominee, clauses (vi) and (vii) will result in the exclusion from the proxy materials pursuant to this Section 2.16 of the specific Stockholder Nominee to whom the ineligibility applies or, if the proxy statement for the applicable annual meeting of stockholders already has been filed, the ineligibility of such Stockholder Nominee to stand for election. The occurrence of clause (viii) and, to the extent related to a breach or failure by an Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder), clauses (vi) or (vii) will result in the shares owned by such Eligible Stockholder (or any member of any group of persons that together is such Eligible Stockholder) being excluded from the Required Shares (and, if as a result the persons who together nominated the Stockholder Nominee shall no longer constitute an Eligible Stockholder, the exclusion from the proxy materials pursuant to this Section 2.16 of all of the applicable stockholder’s Stockholder Nominees from the applicable annual meeting of stockholders or, if the proxy statement for the applicable annual meeting has already been filed, the ineligibility of all of such stockholder’s Stockholder Nominees to stand for election).

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(k)    Interpretation; Attendance of Eligible Stockholder at Annual Meeting. The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 2.16 and to make any determinations necessary or advisable to apply this Section 2.16 to any persons, facts or circumstances, in each case, acting in good faith. Notwithstanding the foregoing provisions of this Section 2.16, unless otherwise required by law or otherwise determined by the Chairman of the meeting, if none of: (i) the Eligible Stockholder, (ii) a Qualified Representative (as defined below) of the Eligible Stockholder or (iii) if the Eligible Stockholder is comprised of a group, a member of such group, appears at the annual meeting of stockholders of the Corporation to present such Eligible Stockholder’s Stockholder Nominee(s), such nomination or nominations shall be disregarded and conclusively deemed withdrawn, notwithstanding that proxies in respect of the election of the Stockholder Nominee(s) may have been received by the Corporation.

(l)    Exclusive Method of Proxy Access. This Section 2.16 shall be the exclusive method for stockholders to include nominees for director election in the Corporation’s proxy materials.

(m)    Definitions. As used in these Bylaws, the following terms shall have the meanings set forth below:

(i)    “Custodian Holder”, with respect to any Eligible Stockholder, means any broker, bank or custodian (or similar nominee) who (i) is acting solely as a nominee on behalf of a beneficial owner and (ii) does not “own” (as defined in Section 2.16) any of the shares comprising the Required Shares of the Eligible Stockholder.

(ii)    “person” means, as applicable, any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, association, trust or other entity or organization.

(iii)    A “Qualified Representative” of an Eligible Stockholder means a person that is a duly authorized officer, manager or partner of such Eligible Stockholder or is authorized by a writing (i) executed by such Eligible Stockholder, (ii) delivered (or a reliable reproduction or electronic transmission of the writing is delivered) by such Eligible Stockholder to the Corporation prior to the taking of the action taken by such person on behalf of such Eligible Stockholder and (iii) stating that such person is authorized to act for such Eligible Stockholder with respect to the action to be taken.

ARTICLE III

OFFICERS

3.1      Enumeration. The officers of the Corporation shall consist of a Chief Executive Officer, one or more Presidents, a Secretary, a Chief Financial Officer, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, including, at the discretion of the Board of Directors, a Chairman of the Board, and one or more Vice Presidents and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

3.2      Election. Officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Officers may be appointed by the Board of Directors at any other meeting.

3.3      Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person.

3.4      Tenure. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, each officer shall hold office until his or her successor is elected and qualified, unless a different term is specified in the vote appointing him, or until his or her earlier death, resignation or removal.

3.5      Resignation and Removal. Any officer may resign by delivering his or her written resignation to the Corporation at its principal office or to the Chief Executive Officer or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer elected by the Board of Directors may be removed at any time, with or without cause, by the Board of Directors.

3.6      Chairman of the Board. The Board of Directors may appoint a Chairman of the Board. If the Board of Directors appoints a Chairman of the Board, he or she shall perform such duties and possess such powers as are assigned to him or her by the Board of Directors. Unless otherwise provided by the Board of Directors, he or she shall preside at all meetings of the stockholders, and, if he or she is a director, at all meetings of the Board of Directors.

3.7      Chief Executive Officer. The Chief Executive Officer shall, subject to the direction of the Board of Directors, have responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of Chief Executive Officer or which are delegated to him or her by the Board of Directors. The Chief Executive Officer shall, in the Chairman of the Board’s absence or because of the Chairman of the Board’s inability to act, perform all duties of the Chairman of the Board and preside at all meetings of the Board of Directors and of stockholders. The Chief Executive Officer shall have the power to act as the President of the Corporation for any action that is required to be performed by a president of a corporation under the Delaware General Corporation Law, the Certificate of Incorporation or other applicable law. The

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Chief Executive Officer shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe. He or she shall have power to sign stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation, other than the Chairman of the Board.

3.8      Presidents. Any President shall perform such duties and possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Chief Executive Officer, the President (or if there shall be more than one, the Presidents in the order determined by the Board of Directors), or any other person as determined by the Board of Directors, shall perform the duties of the Chief Executive Officer and when so performing shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

3.9      Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

3.10    Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the Secretary, including, without limitation, the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to keep a record of the proceedings of all meetings of stockholders and the Board of Directors, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

3.11    Chief Financial Officer. Unless otherwise designated by the Board of Directors, the Chief Financial Officer shall be the Treasurer. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the Chief Executive Officer. In addition, the Chief Financial Officer shall perform such duties and have such powers as are incident to the office of chief financial officer, including without limitation, the duty and power to keep and be responsible for all funds and securities of the Corporation, to maintain the financial records of the Corporation, to deposit funds of the Corporation in depositories as authorized, to disburse such funds as authorized, to make proper accounts of such funds, and to render as required by the Board of Directors accounts of all such transactions and of the financial condition of the Corporation.

3.12    Salaries. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

3.13    Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE IV

CAPITAL STOCK

4.1      Issuance of Stock. Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

4.2      Certificates of Stock. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock of the Corporation represented by certificates shall be entitled to have a certificate, in such form as may be prescribed by law, by the Certificate of Incorporation and by the Board of Directors, certifying the number and class of shares owned by him or her in the Corporation. Each such certificate shall be signed by, or in the name of the Corporation by, the Chairman or Vice Chairman, if any, of the Board of Directors, or a President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile.

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Shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these Bylaws, applicable securities laws or any agreement among any number of shareholders or among such holders and the Corporation shall (i) in the case of stock that is certificated, have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction, and (ii) in the case that stock that is uncertificated, have such restrictions on transfer implemented in accordance with applicable law, rules and regulations.

4.3      Transfers. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the Corporation by the record holder of such stock or by his or her attorney lawfully constituted in writing and, if such stock is certificated, upon the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, the Certificate of Incorporation or these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

4.4      Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the Corporation or any transfer agent or registrar.

4.5      Record Date. The Board of Directors may fix in advance a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, concession or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action to which such record date relates.

If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE V

GENERAL PROVISIONS

5.1      Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

5.2      Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.

5.3      Waiver of Notice. Whenever any notice whatsoever is required to be given by law, the Certificate of Incorporation or these Bylaws, a waiver of such notice either in writing signed by the person entitled to such notice or such person’s duly authorized attorney, or by electronic transmission or any other method permitted under the Delaware General Corporation Law, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.

5.4      Actions with Respect to Securities of Other Corporations. Except as the Board of Directors may otherwise designate, the Chief Executive Officer or President or any officer of the Corporation authorized by the Chief Executive Officer or President shall have the power to vote and otherwise act on behalf of the Corporation, in person or proxy, and may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact to this Corporation (with or without power of substitution) at any meeting of stockholders or shareholders (or with respect to any action of stockholders) of any other corporation or organization, the securities of which may be held by this Corporation and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of this Corporation’s ownership of securities in such other corporation or other organization.

5.5      Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

5.6      Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

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5.7      Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

5.8      Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

5.9      Notices. Except as otherwise specifically provided herein or required by law or the Certificate of Incorporation, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by facsimile or other electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law, or by commercial courier service. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice shall be deemed to be given shall be the time such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if delivered by hand, facsimile, other electronic transmission or commercial courier service, or the time such notice is dispatched, if delivered through the mails.

5.10    Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

5.11    Time Periods. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

5.12    Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

ARTICLE VI

AMENDMENTS

6.1      By the Board of Directors. Except as is otherwise set forth in these Bylaws, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

6.2      By the Stockholders. Except as otherwise set forth in these Bylaws, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of the holders of at least 66-2/3% of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at any annual meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new Bylaws shall have been stated in the notice of such special meeting.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

7.1      Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or as a controlling person of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 7.2 of this Article VII, the Corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if (a) such indemnification is expressly required to be made by law or the Certificate of Incorporation, (b) the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation, (c) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Delaware General Corporation Law, or (d) the proceeding (or part thereof) is brought to establish or enforce a right to indemnification under an indemnity agreement or any other statute or law or otherwise as required under Section 145

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of the Delaware General Corporation Law. The rights hereunder shall be contract rights and shall include the right to be paid expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, unless the Delaware General Corporation Law then so prohibits, the payment of such expenses incurred by a director or officer of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is tendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.

7.2      Right of Claimant to Bring Suit. If a claim under Section 7.1 is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if such suit is not frivolous or brought in bad faith, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

7.3      Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of related expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification of and advancement of expenses to directors and officers of the Corporation.

7.4      Non-Exclusivity of Rights. The rights conferred on any person in Sections 7.1 and 7.2 shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

7.5      Indemnification Contracts. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article VII.

7.6      Insurance. The Corporation shall maintain insurance to the extent reasonably available, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

7.7      Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VII by the stockholders and the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.

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APPENDIX C

SALESFORCE.COM, INC.

AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN

1.        Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Bonus Awards, Performance Units and Performance Shares.

2.         Definitions. As used herein, the following definitions will apply:

(a)        “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)        “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

(c)        “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d)        “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Bonus Awards, Performance Units or Performance Shares.

(e)        “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f)        “Award Transfer Program” means any program instituted by the Administrator that would permit Participants the opportunity to transfer for value any outstanding Awards to a financial institution or other person or entity approved by the Administrator. A transfer for “value” shall not be deemed to occur under this Plan where an Award is transferred by a Participant for bona fide estate planning purposes to a trust or other testamentary vehicle approved by the Administrator.

(g)        “Board” means the Board of Directors of the Company.

(h)        “Cause” means, unless otherwise defined by the Participant’s Award Agreement or contract of employment or service, any of the following: (i) the Participant’s theft, dishonesty, or falsification of any Participating Company documents or records; (ii) the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information; (iii) any action by the Participant which has a detrimental effect on a Participating Company’s reputation or business; (iv) the Participant’s failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (v) any material breach by the Participant of any employment or service agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vi) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Participant’s ability to perform his or her duties with a Participating Company.

(i)        “Change in Control” means the occurrence of any of the following events:

(i)        A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this clause (i), (1) the acquisition of beneficial ownership of additional stock by any one Person who is considered to beneficially own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; and (2) if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company, such event shall not be considered a Change in Control under this clause (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

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(ii)        A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)        A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(j)        “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(k)        “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.

(l)        “Common Stock” means the common stock of the Company.

(m)        “Company” means salesforce.com, inc., a Delaware corporation, or any successor thereto.

(n)        “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary or other Affiliate to render services to such entity.

(o)        “Director” means a member of the Board.

(p)        “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(q)        “Dividend Equivalent” means a credit, made at the discretion of the Administrator or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

(r)        “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary or other Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company or an Affiliate. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

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(s)        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t)        “Exchange Program” means a program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash,

(ii)        Participants would have the opportunity to participate in an Award Transfer Program, and/or

(iii)        the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(u)        “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)        If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the mean of the closing bid and asked prices for the Common Stock, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the relevant date does not fall on a day on which the Common Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Common Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Administrator, in its discretion;

(ii)        If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)        In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(v)        “Fiscal Year” means the fiscal year of the Company.

(w)        “Fiscal Quarter” means a fiscal quarter within a Fiscal Year of the Company.

(x)        “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(y)        “Inside Director” means a Director who is an Employee.

(z)        “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(aa)        “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb)        “Option” means a stock option granted pursuant to the Plan.

(cc)        “Outside Director” means a Director who is not an Employee.

(dd)        “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ee)        “Participant” means the holder of an outstanding Award.

(ff)        “Participating Company” means the Company or any Affiliate.

(gg)        “Performance Bonus Award” means a cash award set forth in Section 12.

(hh)        “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures:

(i)        revenue;

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(ii)        gross margin;

(iii)        operating margin;

(iv)        operating income;

(v)        operating profit or net operating profit;

(vi)        pre-tax profit;

(vii)        earnings (which may include earnings before interest, taxes and depreciation, earnings before taxes and net earnings);

(viii)        net income;

(ix)        cash flow (including operating cash flow or free cash flow);

(x)        expenses;

(xi)        the market price of the Common Stock;

(xii)        earnings per share;

(xiii)        return on stockholder equity;

(xiv)        return on capital;

(xv)        return on assets or net assets;

(xvi)        return on equity;

(xvii)        return on investment;

(xviii)         economic value added;

(xix)        number of customers;

(xx)        stock price;

(xxi)        growth in stockholder value relative to the moving average on the S&P 500 Index or another index;

(xxii)        market share;

(xxiii)        contract awards or backlog;

(xxiv)        overhead or other expense reduction;

(xxv)        credit rating;

(xxvi)        objective customer indicators;

(xxvii)        new product invention or innovation;

(xxviii)        attainment of research and development milestones;

(xxix)        improvements in productivity; and

(xxx)        any other measure or metric the Administrator deems appropriate.

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The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in combination with another Performance Goal or Goals (for example, but not by way of limitation, as a ratio or matrix), (iii) in relative terms (including, but not limited to, results for other periods, passage of time and/or against another company or companies or an index or indices), (iv) on a per-share or per-capita basis, (v) against the performance of the Company as a whole or a segment of the Company (including, but not limited to, any combination of the Company and any subsidiary, division, joint venture, Affiliate and/or other segment) and/or (vi) on a pre-tax or after-tax basis. The Administrator shall determine whether any significant element(s) or item(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants (for example, but not by way of limitation, the effect of mergers and acquisitions). As determined in the discretion of the Administrator, achievement of Performance Goals for a particular Award may be calculated in accordance with the Company’s financial statements, prepared in accordance with generally accepted accounting principles (“GAAP”), or on a basis other than GAAP, including as adjusted for certain costs, expenses, gains and losses to provide non-GAAP measures of operating results.

(ii)        “Performance Period” means the time period determined by the Administrator in its sole discretion during which the performance objectives must be met.

(jj)        “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 11.

(kk)        “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 11.

(ll)        “Plan” means this Amended and Restated 2013 Equity Incentive Plan.

(mm)        “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(nn)        “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(oo)        “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(pp)        “Section 16(b)” means Section 16(b) of the Exchange Act.

(qq)        “Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

(rr)        “Securities Act” means the Securities Act of 1933, as amended.

(ss)        “Service Provider” means an Employee, Director or Consultant. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be a Service Provider and the effective date of such individual’s status as, or cessation of status as, a Service Provider. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

(tt)        “Share” means a share of the Common Stock, as adjusted in accordance with Section 15~~6~~ of the Plan.

(uu)        “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 10 is designated as a Stock Appreciation Right.

(vv)        “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ww)        “Tax Obligations” means tax and social insurance liability obligations and requirements in connection with the Awards, including, without limitation, (a) all federal, state, and local taxes (including the Participant’s Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company or the employing Affiliate, (b) the Participant’s and, to the extent required by the Company (or Affiliate), the Company’s (or Affiliate’s) fringe benefit tax liability, if any, associated with the grant, vesting, or exercise of an Award or sale of Shares, and (c) any other Company (or Affiliate) taxes the responsibility for which the Participant has, or has agreed to bear, with respect to such Award (or exercise thereof or issuance of Shares thereunder).

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3.        Stock Subject to the Plan.

(a)        Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 162,000,000 plus (i) any Shares that, as of the date stockholders initially approve the Plan, have been reserved but not issued pursuant to any awards granted under the 2004 Equity Incentive Plan (the “2004 Plan”) and/or the 2004 Outside Directors Stock Plan (the “Director Plan” and, together with the 2004 Plan, the “Prior Plans” and each, a “Prior Plan”) and are not subject to any awards granted thereunder, with the Shares subject to the awards referenced in this clause (i) credited to the aggregate number of Shares that may be awarded under the Plan as one (1) Share for every one (1) Share subject thereto, and (ii) any Shares subject to stock options or other awards granted under the Prior Plans that, after the date stockholders initially approve the Plan, expire or otherwise terminate without having been vested or exercised in full, Shares issued pursuant to awards granted under the Prior Plans that, after the date stockholders initially approve the Plan, are forfeited to or repurchased by the Company due to failure to vest, and Shares subject to awards granted under a Prior Plan that, after the date stockholders initially approve the Plan, would have, but for the termination of the applicable Prior Plan, again become available for future use under the terms of such Prior Plan (as applicable), with the Shares subject to those of the awards referenced in this clause (ii) that are stock options and/or stock appreciation rights credited to the aggregate number of Shares that may be awarded under the Plan as one (1) Share for every one (1) Share subject thereto, and the Shares subject to those of the awards referenced in this clause (ii) that are awards other than stock options or stock appreciation rights credited to the aggregate number of Shares that may be awarded under the Plan as two and fifteen-one hundredths (2.15) Shares for every one (1) Share subject thereto. Notwithstanding the foregoing, the maximum number of Shares to be added to the Plan pursuant to clause (i) of the prior sentence shall be equal to 23,800,000 Shares and the maximum number of Shares to be added to the Plan pursuant to clause (ii) of the prior sentence shall be equal to 54,332,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. Any Shares subject to Awards of Options or Stock Appreciation Rights shall be counted against the numerical limits of this Section 3 as one (1) Share for every one (1) Share subject thereto. Any Shares subject to Awards granted under the Plan other than Options or Stock Appreciation Rights shall be counted against the numerical limits of this Section 3 as two and fifteen-one hundredths (2.15) Shares for every one (1) Share subject thereto and shall be counted as two and fifteen-one hundredths (2.15) Shares for every one (1) Share returned to or deemed not issued from the Plan pursuant to this Section 3. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)        Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised, whether or not actually issued pursuant to such exercise will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company due to failure to vest, such Shares will become available for future grant under the Plan. Notwithstanding the foregoing, Shares used to pay the exercise price or purchase of an Award other than an Option or SAR or to satisfy the tax withholding obligations related to an Award other than an Option or SAR will become available for future grant and/or sale under the Plan; Shares used to pay the exercise price or purchase of an Option or SAR or to satisfy the tax withholding obligations related to an Option or SAR will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, whether pursuant to a Performance Bonus Award or other Award, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding anything in the Plan or any Award Agreement to the contrary, Shares actually issued pursuant to Awards transferred under any Award Transfer Program will not be again available for grant under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to this Section 3(b).

(c)        Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.        Administration of the Plan.

(a)        Procedure.

(i)        Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)        Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii)        Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws. The Administrator may, in its discretion and to the extent

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permitted by Applicable Laws, delegate to a Committee, including but not limited to, comprised of one or more Officers, the authority to grant one or more Awards, without further approval of the Administrator, on such terms and conditions as the Administrator, in its discretion, deems appropriate. To the extent of any delegation by the Administrator, references to the Administrator in the Plan and any Award Agreement shall be deemed also to include reference to the applicable delegate(s).

(iv)        Delegation of Authority for Day-to-Day Administration; Authority of Officers. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

(b)        Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)        to determine the Fair Market Value;

(ii)        to select the Service Providers to whom Awards may be granted hereunder;

(iii)        to determine the number of Shares to be covered by each Award granted hereunder;

(iv)        to approve forms of Award Agreements for use under the Plan;

(v)        to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the method of payment for Shares purchased under any Award, the method for satisfaction of any tax withholding obligation arising in connection with an Award, the time or times when Awards may be exercised (which may be based on performance criteria), subject to any minimum vesting requirements set forth in the Plan, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)        to determine the terms and conditions of any Exchange Program and/or Award Transfer Program and with the consent of the Company’s stockholders, to institute an Exchange Program and/or Award Transfer Program (provided that the Administrator may not institute an Exchange Program and/or Award Transfer Program without first receiving the consent of the Company’s stockholders);

(vii)        to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii)        to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and/or for qualifying for favorable tax treatment under applicable foreign laws;

(ix)        to modify or amend each Award (subject to Section 21 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 7(b) of the Plan regarding Incentive Stock Options);

(x)        to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 17 of the Plan;

(xi)        to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator pursuant to such procedures as the Administrator may determine;

(xii)        to allow a Participant, in compliance with all Applicable Laws including, but not limited to, Section 409A, to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and

(xiii)        to determine whether Awards will be settled in Shares, cash or in any combination thereof;

(xiv)        to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(xv)        to require that the Participant’s rights, payments and benefits with respect to an Award (including amounts received upon the settlement or exercise of an Award) shall be subject to reduction, cancellation, forfeiture or recoupment upon the

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occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award, as may be specified in an Award Agreement at the time of the Award, or later if (A) Applicable Laws require the Company to adopt a policy requiring such reduction, cancellation, forfeiture or recoupment, or (B) pursuant to an amendment of an outstanding Award; and

(xvi)        to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award deemed necessary or advisable for administering the Plan.

(c)        Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and shall be given the maximum deference permitted by law.

5.        Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Performance Bonus Awards may be granted only to Employees. Incentive Stock Options may be granted only to Employees of the Company or Parent or Subsidiary of the Company.

6.        Limitations.

(a)        Incentive Stock Options. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. If the Code is amended to provide for a different limitation from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. Further, if for any reason an Option (or portion thereof) designated as an Incentive Stock Option shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonstatutory Stock Option granted under the Plan. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b)        Employee Award Limitations. The following limitations shall apply to Awards under the Plan: subject to adjustment as provided in Section 15, during any Fiscal Year, no Employee will be granted:

(i)        Options and/or SARs covering more than a total of 20,000,000 Shares; provided, however, that in connection with his or her initial employment, an Employee may be granted Options and/or SARs covering up to a total of 8,000,000 additional Shares in the Fiscal Year in which his or her service as an Employee first commences;

(ii)        Restricted Stock and/or Restricted Stock Units and/or Performance Shares covering more than 10,000,000 Shares; provided, however, that in connection with his or her initial employment, an Employee may be granted Restricted Stock, Restricted Stock Units and/or Performance Shares covering up to a total of 4,000,000 additional Shares in the Fiscal Year in which his or her service as an Employee first commences;

(iii)        Performance Units having an initial value greater than $15,000,000; provided, however, that in connection with his or her initial employment, an Employee may be granted additional Performance Units in the Fiscal Year in which his or her service as an Employee first commences having an initial value no greater than $5,000,000; and

(iv)        Performance Bonus Awards that could result in such Employee receiving more than $10,000,000 in any one Fiscal Year.

(v)        If an Award is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 15(c)), the cancelled Award will be counted against the limits set forth in this subsection (b).

(c)        Outside Director Award Limitations. Subject to adjustment as provided in Section 15, no Outside Director may be granted, in any Fiscal Year, Awards covering more than 60,000 Shares. Any Awards granted to an individual while he or she was an Employee, or while he or she was a Consultant but not an Outside Director, shall not count for purposes of this limitation.

(d)        Minimum Vesting. Notwithstanding anything in the Plan to the contrary, equity-based Awards granted under the Plan may not become exercisable, vest or be settled, in whole or in part, prior to the one-year anniversary of the date of grant, except that the Administrator may provide that Awards become exercisable, vest or settle prior to such date in the event of the Participant’s death or Disability or in the event of a transaction described in Section 15(c). Notwithstanding the foregoing, up to 5% of the sum of (a) the number of Shares available for future grants on the date the Board approved this amended and restated version of the Plan, plus (b) the increase in the number of Shares available for grant under the Plan (as described in Section 3(a)) approved by the Company’s stockholders at the 2018 annual meeting, may be issued pursuant to Awards subject to any, or no, vesting conditions, as the Administrator determines appropriate.

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7.        Stock Options.

(a)        Grant of Option. Subject to the terms and conditions of the Plan, Option may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will have complete discretion to determine the number of Shares granted to any Service Provider. Each Option shall be evidenced by an Award Agreement (which may be in electronic form) that shall specify the exercise price, the expiration date of the Option, the number of Shares covered by the Option, any conditions to exercise the Option, and such other terms and conditions as the Administrator, in its discretion, shall determine.

(b)        Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than seven (7) years from the date of grant hereof. In the case of an Incentive Stock Option, the term will be seven (7) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)        Option Exercise Price and Consideration.

(i)        Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1)        In the case of an Incentive Stock Option

(A)        granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B)        granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2)        In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3)        Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)        Waiting Period and Exercise Dates. Subject to Section 6 and the other terms and conditions of the Plan, at the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)        Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of, without limitation: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a cashless exercise program (whether through a broker, net exercise program or otherwise) implemented by the Company in connection with the Plan; (6) by reduction in the amount of any Company liability to the Participant, (7) by net exercise; (8) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (9) any combination of the foregoing methods of payment.

(d)        Exercise of Option.

(i)        Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment

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authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends, Dividend Equivalents or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend, Dividend Equivalent or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)        Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability or as a result of a termination for Cause, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for ninety (90) days following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)        Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)        Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan. The Participant’s status as a Service Provider shall be deemed to have terminated on account of death if the Participant dies within ninety (90) days (or such longer period of time as determined by the Administrator, in its discretion) after the Participant’s termination as a Service Provider.

(v)        Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s status as a Service Provider is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination as a Service Provider.

(e)        Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 7(d) is prevented by the provisions of Section 26~~7~~ below, the Option shall remain exercisable until ninety (90) days (or such longer period of time as determined by the Administrator, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement.

(f)        Extension if Participant Subject to Section 16(b). Notwithstanding the foregoing, other than termination of Service for Cause, if a sale within the applicable time periods set forth in Section 7(d) of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the expiration of the term of such Option as set forth in the Award Agreement.

8.        Restricted Stock.

(a)        Grant of Restricted Stock. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

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(b)        Restricted Stock Agreement. Subject to Section 6 and the other terms and conditions of the Plan, each Award of Restricted Stock will be evidenced by an Award Agreement (which may be in electronic form) that will specify any vesting conditions, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares, if any, have lapsed.

(c)        Transferability. Except as provided in this Section 8, Section 14 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable vesting period (if any).

(d)        Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(i)        General Restrictions. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator may set restrictions based upon continued employment or service, the achievement of Performance Goals or other specific performance objectives (Company-wide, departmental, divisional, business unit, or individual goals), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(e)        Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the vesting period or at such other time as the Administrator may determine. The Administrator, in its discretion, may establish procedures regarding the release of Shares from escrow and/or removal of legends, as necessary or appropriate to minimize administrative burdens on the Company.

(f)        Legend on Certificates. The Administrator, in its discretion, may require that one or more legends be place on the certificates representing Restricted Stock to give appropriate notice of the applicable restrictions.

(g)        Voting Rights. During the vesting period, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(h)        Dividends and Other Distributions. During the vesting period, Participants holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. Notwithstanding anything herein to the contrary, dividends or other distributions credited/payable in connection with Shares of Restricted Stock that are not yet vested will be subject to the same restrictions and risk of forfeiture as the underlying Award and will not be paid until the underlying Award vests.

(i)        Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and, subject to Section 3, again will become available for grant under the Plan.

9.        Restricted Stock Units.

(a)        Grant. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)        Award Agreement. Subject to Section 6 and the other terms and conditions of the Plan, each Award of Restricted Stock Units will be evidenced by an Award Agreement (which may be in electronic form) that will specify any vesting conditions, the number of Restricted Stock Units granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c)        Vesting Criteria and Other Terms. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will set vesting criteria (if any) in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant.

(i)        General Restrictions. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator may set vesting criteria based upon continued employment or service, the achievement of Performance Goals or other specific performance objectives (Company-wide, departmental, divisional, business unit, or individual goals), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

(d)        Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator.

(e)        Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement; provided, however, that the timing of payment shall in all cases comply with Section 409A to the extent applicable to the Award. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

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(f)        Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company and, subject to Section 3, again will become available for grant under the Plan.

(g)        Voting Rights, Dividend Equivalents and Distributions. Participants shall have no voting rights with respect to Shares represented by Restricted Stock Units until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Administrator, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the Restricted Stock Units held by such Participant are settled or forfeited. Such Dividend Equivalents, if any, shall be accrued by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Shares. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of Shares represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per Share on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions, including but not limited to vesting conditions, and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. For the avoidance of doubt, such additional Restricted Stock Units will not be paid prior to the time that the original Award vests. Settlement of Dividend Equivalents may be made in cash, Shares, or a combination thereof as determined by the Administrator. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company as described in Section 15~~6~~ appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the Shares issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same vesting conditions as are applicable to the Award.

10.        Stock Appreciation Rights.

(a)        Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)        Number of Shares. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

(c)        Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, Stock Appreciation Rights may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan. Until Shares are issued in respect of a Stock Appreciation Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends, Dividend Equivalents or any other rights as a stockholder will exist with respect to the Shares subject to a Stock Appreciation Right.

(d)        Stock Appreciation Right Agreement. Subject to Section 6 and the other terms and conditions of the Plan, each Stock Appreciation Right grant will be evidenced by an Award Agreement (which may be in electronic form) that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)        Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 7(b) relating to the maximum term and Sections 7(d), 7(e) and 7(f) relating to exercise also will apply to Stock Appreciation Rights.

(f)        Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)        The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)        The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

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11.        Performance Units and Performance Shares.

(a)        Grant of Performance Units/Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will have complete discretion in determining the number of Performance Units and/or Performance Shares granted to each Participant.

(b)        Award Agreement. Subject to Section 6 and the other terms and conditions of the Plan, each Award of Performance Shares and Performance Units will be evidenced by an Award Agreement (which may be in electronic form) that will specify any vesting conditions, the number of Performance Shares or Performance Units, as applicable, granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c)        Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(d)        Performance Objectives and Other Terms. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) (if any) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares, as applicable, that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units and Performance Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(i)        General Restrictions. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator may set vesting criteria based upon continued employment or service, the achievement of specific Performance Goals or other performance objectives (Company-wide, departmental, divisional, business unit, or individual goals), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

(e)        Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares, as applicable, will be entitled to receive a payout of the number of Performance Units or Performance Shares, as applicable, earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved.

(f)        Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units and Performance Shares will be made as soon as practicable after the expiration of the applicable Performance Period or as otherwise determined by the Administrator; provided, however, that the timing of payment shall in all cases comply with Section 409A to the extent applicable to the Award. The Administrator, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, in Shares or in a combination thereof.

(g)        Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units or Performance Shares, as applicable, will be forfeited to the Company, and, subject to Section 3, again will be available for grant under the Plan.

(h)        Voting Rights, Dividend Equivalents and Distributions. Participants shall have no voting rights with respect to Shares represented by Performance Units and/or Performance Shares until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Administrator, in its discretion, may provide in the Award Agreement evidencing any Award of Performance Shares that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the Performance Shares are settled or forfeited. Such Dividend Equivalents, if any, shall be accrued by crediting the Participant with additional whole Performance Shares as of the date of payment of such cash dividends on Shares. The number of additional Performance Units or Performance Shares, as applicable, (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of Shares represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per Share on such date. Such additional Performance Shares shall be subject to the same terms and conditions, including but not limited to vesting conditions, and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Performance Units or Performance Shares, as applicable, originally subject to the Award of Performance Units or Performance Shares, as applicable. For the avoidance of doubt, such additional Performance Shares will not be paid prior to the time that the original Award vests. Settlement of Dividend Equivalents may be made in cash, Shares, or a combination thereof as determined by the Administrator, and may be paid on the same basis as settlement of the related Performance Share. Dividend Equivalents shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company as described in Section 15 appropriate adjustments shall be made in the Participant’s Award of Performance Shares so that it represents the right

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to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the Shares issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same vesting conditions as are applicable to the Award.

12.        Performance Bonus Awards.

(a)        Grant of Performance Bonus Awards. Subject to the terms and conditions of the Plan, Performance Bonus Awards may be granted to Employees at any time and from time to time, as will be determined by the Administrator, in its sole discretion, in the form of a cash bonus payable upon the attainment of Performance Goals and/or other performance objectives that are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.

(b)        Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will have complete discretion to determine the amount of the cash bonus that could be earned under a Performance Bonus Award.

13.        Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as otherwise required by Applicable Law, vesting of Awards granted hereunder will be suspended during any unpaid personal leave of absence other than a Company-approved sabbatical, such that vesting shall cease on the first day of any such unpaid personal leave of absence and shall only recommence upon return to active service. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14.        Transferability of Awards.

(a)        Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant (or the Participant’s guardian or legal representative). If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate. Notwithstanding anything to the contrary in the Plan, in no event will the Administrator have the right to determine and implement the terms and conditions of any Award Transfer Program without stockholder approval.

15.        Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)        Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property, but excepting normal cash dividends), recapitalization, stock split, reverse stock split, reorganization, reincorporation, reclassification, merger, consolidation, split-up, split-off, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, the numerical Share limits in Section 3 of the Plan and the per person numerical Share limits in Section 6. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number. Any fractional share resulting from an adjustment pursuant to this Section 15(a) shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award.

(b)        Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised (with respect to an Option or SAR) or vested (with respect to an Award other than an Option or SAR), an Award will terminate immediately prior to the consummation of such proposed action.

(c)        Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph), including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator will not be required to treat all Awards similarly in the transaction.

In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, unless determined otherwise by the Administrator, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

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For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(d)        Outside Director Awards. With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor or acquiring corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, unless determined otherwise by the Administrator, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

16.        Deferrals. The Administrator, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Administrator in its sole discretion and, unless otherwise expressly determined by the Administrator, shall comply with the requirements of Section 409A.

17.        Tax.

(a)        Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any Tax Obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all Tax Obligations.

(b)        Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may designate the method or methods by which a Participant may satisfy such Tax Obligations. As determined by the Administrator in its discretion from time to time, these methods may include one or more of the following (a) paying cash, (b) having the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld or remitted, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld or remitted, (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the Tax Obligations required to be withheld or remitted, (e) retaining from salary or other amounts payable to the Participant cash having a sufficient value to satisfy the Tax Obligations, or (f) any other means which the Administrator, in its sole discretion, determines to both comply with Applicable Laws, and to be consistent with the purposes of the Plan. The amount of Tax Obligations will be deemed to include any amount that the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant or the Company, as applicable, with respect to the Award on the date that the amount of tax or social insurance liability to be withheld or remitted is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the Tax Obligations are required to be withheld.

(c)        Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. Each payment or benefit under this Plan and under each Award Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Plan, each Award and each Award Agreement under the Plan is intended to be exempt from or otherwise meet the requirements of Section 409A and will be construed and interpreted, including but not limited with respect to ambiguities and/or ambiguous terms, in accordance with such intent, except as otherwise specifically determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A.

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18.        No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

19.        Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

20.        Term of Plan. Subject to Section 29 of the Plan, the Plan will become effective upon its approval by the Company’s stockholders. It will continue in effect for a term of ten (10) years from the date of the initial Board action to adopt the Plan unless terminated earlier under Section 21 of the Plan. For the avoidance of doubt, this amendment and restatement is not intended, and shall not be interpreted to, modify any Awards granted prior to approval of the amendment and restatement of this Plan by the Company’s stockholders at its 2018 annual meeting to the extent such modification would result in a loss of deductibility under Code Section 162(m).

21.        Amendment and Termination of the Plan.

(a)        Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)        Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)        Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

22.        Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

23.        Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

24.        Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

25.        Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Administrator or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

26.        Conditions Upon Issuance of Shares.

(a)        Legal Compliance. The granting of Awards and the issuance and delivery of Shares under the Plan shall be subject to all Applicable Laws, rule and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Shares will not be issued pursuant to the exercise or vesting of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws, rules and regulations and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)        Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

C-16	2018 Proxy Statement

27.        Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

28.        Forfeiture Events. To the extent applicable, Awards shall be subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, fraud, breach of a fiduciary duty, restatement of financial statements as a result of fraud or willful errors or omissions, termination of employment for cause, violation of material Company and/or Subsidiary policies, breach of non-competition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries. The Administrator may also require the application of this Section with respect to any Award previously granted to a Participant even without any specified terms being included in any applicable Award Agreement to the extent required under Applicable Laws.

29.        Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

2018 Proxy Statement	C-17

www.salesforce.com | /salesforce | @salesforce © Copyright 2018, salesforce.com, inc. All rights reserved. Salesforce and salesforce.com are registered trademarks of salesforce.com, inc. Salesforce owns other registered and unregistered trademarks. Other names used herein may be trademarks of their respective owners.

SALESFORCE.COM, INC.

1 MARKET STREET

SUITE 300

SAN FRANCISCO, CA 94105

ATTN: INVESTOR RELATIONS

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 11, 2018 (the day before the cut-off date or meeting date). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 11, 2018 (the day before the cut-off date or meeting date). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E46511-P09363                    KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SALESFORCE.COM, INC.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	Marc Benioff	☐	☐	☐

	1b.	Keith Block	☐	☐	☐

	1c.	Craig Conway	☐	☐	☐

	1d.	Alan Hassenfeld	☐	☐	☐

	1e.	Neelie Kroes	☐	☐	☐

	1f.	Colin Powell	☐	☐	☐

	1g.	Sanford Robertson	☐	☐	☐

	1h.	John V. Roos	☐	☐	☐

	1i.	Bernard Tyson	☐	☐	☐

	1j.	Robin Washington	☐	☐	☐

	1k.	Maynard Webb	☐	☐	☐

	1l.	Susan Wojcicki	☐	☐	☐

The Board of Directors recommends you vote FOR management proposals 2 through 5.		For	Against	Abstain
2.	Amendment and restatement of our Certificate of Incorporation to allow stockholders to request special meetings of the stockholders.	☐	☐	☐

3.	Amendment and restatement of our 2013 Equity Incentive Plan to, among other things, increase the number of shares authorized for issuance by 40 million shares.	☐	☐	☐

4.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2019.	☐	☐	☐

5.	An advisory vote to approve the fiscal 2018 compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposals 6 through 8, if properly presented at the meeting.		For	Against	Abstain

6.	A stockholder proposal requesting the elimination of supermajority voting requirements.	☐	☐	☐

7.	A stockholder proposal requesting the adoption of a policy to consider employee pay ranges when setting CEO compensation.	☐	☐	☐

8.	A stockholder proposal requesting a report on Salesforce’s criteria for investing in, operating in and withdrawing from high-risk regions.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E46512-P09363

SALESFORCE.COM, INC.

Annual Meeting of Stockholders

June 12, 2018 2:00 PM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Marc Benioff, Mark Hawkins and Amy Weaver, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SALESFORCE.COM, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM, PDT on June 12, 2018, at 350 Mission Street, San Francisco, CA 94105, and any adjournment or postponement thereof, and in their discretion on any other matters that may properly be presented at the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side